PROSPECTUS SUPPLEMENT
(to prospectus dated March 14, 2007)

                                  $492,540,000
                                  (Approximate)

               Bear Stearns Asset Backed Securities Trust 2007-SD3
                                 Issuing Entity

                   Asset-Backed Certificates, Series 2007-SD3

                            EMC Mortgage Corporation
                                     Sponsor

                             Wells Fargo Bank, N.A.
                  Master Servicer and Securities Administrator

                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor



----------------------
|Consider carefully   |   The issuing entity is offering the following classes of certificates pursuant to prospectus supplement
|the risk factors     |   and the accompanying prospectus:
|beginning on page    |
|S-15 in this         |
|prospectus
|supplement and on    |                    Original                                           Original
|page 6 in the        |                   Certificate                                        Certificate
|prospectus.          |                    Principal        Pass-Through                      Principal        Pass-Through
|                     |     Class         Balance(1)            Rate             Class        Balance(1)           Rate
|The certificates     |   ---------       ------------     ---------------      ---------    ------------     -----------------
|represent            |
|obligations of the   |   Class A         $417,699,000     Adjustable(2)(3)     Class M-5    $  4,551,000     Adjustable(2) (3)
|trust only and do    |   Class M-1       $ 26,295,000     Adjustable(2)(3)     Class M-6    $  5,563,000     Adjustable(2) (3)
|not represent an     |   Class M-2       $ 10,872,000     Adjustable(2)(3)     Class M-7    $  4,046,000     Adjustable(2) (3)
|interest in or       |   Class M-3       $  6,321,000     Adjustable(2)(3)     Class M-8    $  5,057,000     Adjustable(2) (3)
|obligation of Bear   |   Class M-4       $  6,068,000     Adjustable(2)(3)     Class M-9    $  6,068,000     Adjustable(2) (3)
|Stearns Asset Backed |
|Securities I LLC,    |   --------------------
|EMC Mortgage         |
|Corporation, Wells   |   (1)  Approximate. The initial certificate principal balance of each class is
|Fargo bank, N.A.,    |        subject to a variance of plus or minus 10%.
|Citibank, N.A. or    |   (2)  The pass-through rates on these classes of certificates are adjustable
|any of their         |        rates based on One-Month LIBOR subject to a maximum rate, in each case as
|affiliates.          |        described under "Summary--Description of the Certificates--Pass-Through
|                     |        Rates" in this prospectus supplement.
|This prospectus      |   (3)  Subject to a step-up if the optional termination right is not exercised.
|supplement may be    |
|used to offer and    |
|sell the offered     |   The certificates represent interests in a pool of fixed rate, adjustable rate
|certificates only if |   and hybrid mortgage loans, substantially all of which are fully or negatively
|accompanied by the   |   amortizing and secured by first liens on one- to four-family residential
|prospectus.          |   properties. Credit enhancement will be provided by:
|---------------------|

o    excess spread and overcollateralization

o    subordination

o    an interest rate swap agreement.

o with respect to the Class A Certificates only, an irrevocable financial guaranty insurance policy issued by Financial Guaranty Insurance Company, which will cover, under certain circumstances, certain interest shortfalls allocated to the Class A Certificates and certain payments of principal on the Class A Certificates.

                       FGIC Financial Guaranty Insurance Company
                                 [GRAPHIC OMITTED]

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in May 2007.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear on or about May 18, 2007.

                            Bear, Stearns & Co. Inc.
              The date of the prospectus supplement is May 17, 2007

                                TABLE OF CONTENTS

                   PROSPECTUS SUPPLEMENT                                     PROSPECTUS
                   ---------------------                                     ----------
SUMMARY........................................S-4      Risk Factors.....................................6
RISK FACTORS..................................S-15      Description of the Securities...................15
THE MORTGAGE POOL.............................S-36      The Trust Funds.................................26
STATIC POOL INFORMATION.......................S-62      Credit Enhancement..............................48
THE ISSUING ENTITY............................S-62      Static Pool Information.........................54
THE DEPOSITOR.................................S-62      Servicing of Loans..............................54
THE SPONSOR...................................S-63      The Agreements..................................62
SERVICING OF THE MORTGAGE LOANS...............S-65      Material Legal Aspects of the Loans.............76
DESCRIPTION OF THE CERTIFICATES...............S-81      The Sponsor.....................................90
THE POLICY...................................S-124      The Depositor...................................91
THE INSURER..................................S-127      Use of Proceeds.................................91
YIELD, PREPAYMENT AND MATURITY                          Material Federal Income Tax Considerations......92
CONSIDERATIONS...............................S-130      Reportable Transactions........................125
USE OF PROCEEDS..............................S-156      State and Local Tax Considerations.............125
FEDERAL INCOME TAX CONSEQUENCES..............S-156      ERISA Considerations...........................125
STATE TAXES..................................S-158      Method of Distribution.........................139
ERISA CONSIDERATIONS.........................S-158      Legal Matters..................................141
METHOD OF DISTRIBUTION.......................S-160      Financial Information..........................141
EXPERTS......................................S-161      Available Information..........................141
LEGAL MATTERS................................S-161      Incorporation of Certain Information
LEGAL PROCEEDINGS............................S-161         by Reference................................142
AFFILIATIONS, RELATIONSHIPS AND                         Ratings........................................142
RELATED TRANSACTIONS.........................S-161      Legal Investment Considerations................143
RATINGS......................................S-162      Plan of Distribution...........................145
LEGAL INVESTMENT.............................S-163      Glossary of Terms..............................145
AVAILABLE INFORMATION........................S-164
REPORTS TO CERTIFICATEHOLDERS................S-165
INCORPORATION OF INFORMATION BY REFERENCE....S-165
INDEX OF DEFINED TERMS.......................S-166

SCHEDULE A -  Mortgage Loan
              Statistical Data................A-1
ANNEX I -     Global Clearance, Settlement
              and Tax Documentation
              Procedures.......................I-1

              Important Notice About Information Presented In This Prospectus Supplement And The Accompanying Prospectus

     We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Annex I and Schedule A are incorporated into and comprise a part of this prospectus supplement as if fully set forth herein.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

     You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-89 of this prospectus supplement, "Index of Defined Terms" beginning on page S-166 of this prospectus supplement or "Glossary of Terms" beginning on page 145 of the prospectus.

                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully.

     Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Certificates, Series        The Bear Stearns Companies Inc. and an
2007-SD3, represent beneficial           affiliate of Bear, Stearns & Co. Inc.
ownership interests in a trust fund
that consists primarily of a pool of     Sponsor
fixed rate, hybrid and adjustable rate
mortgage loans, substantially all of     EMC Mortgage Corporation, in its
which are fully or negatively            capacity as a mortgage loan seller, a
amortizing and secured by first liens    Delaware corporation and an affiliate
on one- to four-family residential       of the depositor and Bear, Stearns &
properties and certain other property    Co. Inc., which will sell the mortgage
and assets described in this prospectus  loans to the depositor.
supplement.
                                         Master Servicer
Originators
                                         Wells Fargo Bank, N.A., a national
The principal originators of the         banking association.
mortgage loans are Wells Fargo Bank,
N.A., Capital One, N.A. and SunTrust     Servicers
Mortgage, Inc., with respect to
approximately 31.41%, 15.83% and 14.95%  The primary servicers of the mortgage of the mortgage loans, respectively, in  loans are EMC Mortgage Corporation and
each case by stated principal balance    Wells Fargo Bank, N.A., which will
as of the cut-off date (the "cut-off     service approximately 61.02% and 31.25%
date principal balance"). No other       of the mortgage loans, respectively, in
entity originated or acquired over 10%   each case by the cut-off date principal
of the cut-off date principal balance    balance of the mortgage loans. No other
of the mortgage loans.                   entity is a servicer of at least 10% of
                                         the cut-off date principal balance of
We refer you to "The Mortgage Pool" in   the mortgage loans.
this Prospectus Supplement for a
description of the applicable            We refer you to "Servicing of the
underwriting criteria.                   Mortgage Loans" in this prospectus
                                         supplement for a description of the
Depositor                                servicing of the mortgage loans.

Bear Stearns Asset Backed Securities I
LLC, a Delaware limited liability
company and a limited purpose finance
subsidiary of

                                       S-4


Trustee                                  $505,688,747. The mortgage loans are
                                         fixed, hybrid and adjustable rate
Citibank, N.A., a national banking       mortgage loans, substantially all of
association.                             which are fully or negatively
                                         amortizing and secured by first liens
Securities Administrator                 on primarily one- to four-family
                                         residential properties.
Wells Fargo Bank, N.A., a national
banking association.                     The characteristics of the mortgage
                                         loans as described in this prospectus
Paying Agent and Certificate Registrar   supplement and in Schedule A may differ
                                         from the final pool as of the closing
Wells Fargo Bank, N.A., a national       date due, among other things, to the
banking association.                     possibility that certain mortgage loans
                                         may become delinquent or default or may
Swap Provider                            be removed or substituted and that
                                         similar or different mortgage loans may
Bear Stearns Financial Products Inc.,    be added to the pool prior to the
a subsidiary of The Bear Stearns         closing date.
Companies Inc. and an affiliate of
Bear, Stearns & Co. Inc. and EMC         All percentages, amounts and time
Mortgage Corporation.                    periods with respect to the
                                         characteristics of the mortgage loans
Issuing Entity                           shown in this prospectus supplement and
                                         in Schedule A to this prospectus
Bear Stearns Asset Backed Securities     supplement are subject to a variance of
Trust 2007-SD3, a New York common law    plus or minus 10%.
trust.
                                         Approximately 43.83% of the mortgage
Insurer                                  loans, by cut-off date principal
                                         balance, are hybrid mortgage loans in
Financial Guaranty Insurance Company,    their fixed rate period. "Hybrid
a New York stock insurance corporation.  mortgage loans" are fixed rate mortgage loans that convert to adjustable rate
Pooling and Servicing Agreement          mortgage loans after an initial stated
                                         period of time ranging from 1 year to
The pooling and servicing agreement      10 years.
dated as of April 1, 2007, among the
sponsor, the master servicer, the        For many of the hybrid mortgage loans,
depositor, the securities administrator  a period of time has elapsed since the
and the trustee, under which the trust   date of their origination. As a result,
will be formed and will issue the        some hybrid mortgage loans may no
certificates.                            longer be in their fixed rate period,
                                         or may convert to an adjustable rate
Cut-Off Date                             within a shorter period of time than
                                         their initial stated fixed rate period.
The close of business on April 1, 2007.  The weighted average number of months until the next (or in the case of
Closing Date                             hybrid loans in their fixed rate
                                         period, initial) interest rate
On or about May 18, 2007.                adjustment date for each mortgage loan
                                         is indicated in the table below.
The Mortgage Loans

The aggregate principal balance of the   The interest rate borne by the
mortgage loans as of the cut-off date    adjustable rate mortgage loans,
is approximately                         including the hybrid loans in their
                                         adjustable rate period, will adjust in
                                         each case based on a related index plus
                                         a fixed percentage set forth in or
                                         computed in accordance with the related
                                         note subject to rounding and to certain
                                         other limitations, including an initial
                                         cap, a subsequent periodic

                                       S-5


cap on each adjustment date and a        Number of mortgage loans                     2,307
maximum lifetime mortgage rate, all as   Aggregate principal balance           $505,688,747
more fully described under "The          Average principal balance                 $219,198
Mortgage Pool" in this prospectus        Range of principal balances                $896 to
supplement. As to each such adjustable                                           $1,625,000
rate mortgage loan, the related          Range of mortgage rates          2.500% to 13.625%
servicer will be responsible for         Weighted average mortgage rate              6.889%
calculating and implementing interest    Weighted average original
rate adjustments.                             loan-to-value ratio                    76.25%
                                         Range of scheduled remaining           5 months to
Approximately 14.58% of the mortgage          terms to maturity                  477 months
loans, by cut-off date principal         Weighted average scheduled
balance, have a negative amortization         remaining term to
feature, under which accrued interest         maturity                           332 months
on such mortgage loan will be deferred
and added to the principal balance of    Original term:
that mortgage loan to the extent that         0-180 months                            4.46%
the minimum monthly payment on such           181-360 months                         93.32%
mortgage loan on its interest payment         361+ months                             2.22%
date is less than the amount of accrued
interest due on that mortgage loan on    Interest rate type:
that payment date. We refer you to            Fixed rate fully
"Risk Factors--Negative Amortization            amortizing                           31.23%
Provisions" and "The Mortgage                 Fixed rate interest only                6.98%
Pool--Negative Amortization" in this          Fixed rate balloon loans                0.14%
prospectus supplement.                        Adjustable rate fully
                                                amortizing                            0.47%
Approximately 37.68% of the mortgage          Adjustable rate
loans, by cut-off date principal                negatively amortizing
balance, are within an initial interest         loans                                14.58%
only period.                                  Hybrid fully amortizing                20.68%
                                              Hybrid interest only                   25.85%
The stated principal balance of each          Hybrid balloon loans                    0.08%
mortgage loan generally has been
calculated on the assumption that the    Indices:
principal portion of all monthly              6-month LIBOR                          17.85%
payments due with respect to each             1-year LIBOR                           20.37%
mortgage loan on or before the cut-off        1-month LIBOR                           0.02%
date has been received.                       1-year CMT                             13.52%
                                              COFI                                    0.35%
Set forth below is certain information        MTA                                     9.55%
regarding the mortgage loans and the
related mortgaged properties as of the   Types of mortgage properties:
cut-off date. The information provided        Single family dwellings                71.82%
is approximate. All weighted average          Condominium                            10.77%
information provided below reflects           Planned Unit Development               11.14%
weighting of the mortgage loans by            2-4 family dwellings                    5.26%
their stated principal balances as of         Townhouse                               0.80%
the cut-off date.                             Manufactured Home                       0.20%

Schedule A, which is attached and is a   Owner Occupied                              77.62%
part of this prospectus supplement,      Investor Property                           13.37%
presents more detailed statistical       Second Home                                  9.01%
information relating to the mortgage
loans. You should also refer to "The     First liens                                100.00%
Mortgage Pool" in this prospectus
supplement.                              State concentrations (over
                                              5%):
The following table summarizes the            California                             22.95%
approximate characteristics of the            Florida                                12.41%
mortgage loans as of the cut-off date:        Louisiana                               8.30%
                                              Texas                                   6.59%

                                         Delinquencies:
                                              31- 60 days                             8.14%


                                       S-6

                                            certificates as Class A Certificates or
Adjustable rate loans:                      senior certificates. Classes with the
Weighted average:                           letter "M" in their class name
     Gross Margin                  2.651%   represent subordinate interests in the
     Periodic Cap                  5.183%   mortgage pool and we sometimes refer to
     Maximum Mortgage                       these certificates as Class M
       Rate                       12.687%   Certificates or subordinate
     Months to Next                         certificates.
       Adjustment               39 months
                                            The Class A Certificates are insured by
Removal and Substitution of a Mortgage      a financial guaranty insurance policy.
Loan
                                            We sometimes refer to the senior
The trustee (or the custodian on its        certificates and the subordinate
behalf) will acknowledge the sale,          certificates as the offered
transfer and assignment to it by the        certificates.
depositor and receipt of, subject to
further review and the exceptions, the      The trust will also issue the Class P
mortgage loans. If the trustee (or the      Certificates, which we are not offering
custodian on its behalf) finds that any     by this prospectus supplement, and
mortgage loan is defective on its face      which will represent the right of the
due to a breach of the representations      holder to certain prepayment charges on
and warranties with respect to that         the mortgage loans serviced by EMC
loan made in the transaction                Mortgage Corporation, to the extent
agreements, the trustee (or the             such prepayment charges are not
custodian on its behalf) will promptly      retained by EMC Mortgage Corporation as
notify the sponsor and the insurer of       servicer in accordance with the terms
such defect. The sponsor must then          of the servicing agreement.
correct or cure any such defect within
90 days from the date of notice from        The Class R Certificates, which we are
the trustee (or the custodian on its        not offering by this prospectus
behalf) of the defect and if the            supplement, represent the residual
sponsor fails to correct or cure such       interests in one or more real estate
defect within such period and such          mortgage investment conduits
defect materially and adversely affects     established by the trust.
the interests of the certificateholders
(without regard to the financial            The trust will also issue the Class
guaranty insurance policy) or the           B-IO Certificates, which we are not
insurer in the related mortgage loan,       offering by this prospectus supplement.
the sponsor will, in accordance with        We have included information with
the terms of the pooling and servicing      respect to the Class B-IO Certificates,
agreement, within 90 days of the date       the Class P Certificates and the Class
of notice, transfer to the trust a          R Certificates in this prospectus
substitute mortgage loan (if within two     supplement solely to provide you a
years of the closing date) or               better understanding of the offered
repurchase the mortgage loan from the       certificates.
trust; provided that, if such defect
would cause the mortgage loan to be         The final scheduled distribution date
other than a "qualified mortgage" as        for the offered certificates is the
defined in Section 860G(a)(3) of the        distribution date occurring in May
Internal Revenue Code, any such cure or     2037.
substitution must occur within 90 days
from the date such breach was               Record Date
discovered.
                                            The business day preceding the
Description of the Certificates             applicable distribution date so long as
                                            the certificates remain in book-entry
General                                     form; and otherwise the last business
                                            day of the month preceding the month in
The trust will issue senior and             which such distribution date occurs.
subordinate certificates. Classes with
the letter "A" in their class name
represent senior interests in the
mortgage pool and we sometimes refer to
these

                                       S-7

Denominations                                    o    for the Class M-3
                                                      Certificates, initially
For each class of offered certificates,               1.100% and after the optional
$25,000 and multiples of $1,000 in                    termination date, 1.650%,
excess thereof (except that one
certificate may be issued in an amount           o    for the Class M-4
equal to the remainder of that class).                Certificates, initially
                                                      1.250% and after the optional
Registration of Certificates                          termination date, 1.875%,

The trust will issue the offered                 o    for the Class M-5
certificates initially in book-entry                  Certificates, initially
form. Persons acquiring beneficial                    1.250% and after the optional
ownership interests in book-entry                     termination date, 1.875%,
certificates may elect to hold their
beneficial interests through The                 o    for the Class M-6
Depository Trust Company, in the United               Certificates, initially
States, or Clearstream Luxembourg or                  1.250% and after the optional
Euroclear, in Europe.                                 termination date, 1.875%,

We refer you to "Description of the              o    for the Class M-7
Certificates -- Book-Entry                            Certificates, initially
Registration" and "Annex I--Global                    1.250% and after the optional
Clearance, Settlement and Tax                         termination date, 1.875%,
Documentation Procedures" in this
prospectus supplement.                           o    for the Class M-8
                                                      Certificates, initially
Pass-Through Rates                                    1.250% and after the optional
                                                      termination date, 1.875%, and
The pass-through rates for each class
of offered certificates may change from          o    for the Class M-9
distribution date to distribution date.               Certificates, initially
The pass-through rate will therefore be               1.250% and after the optional
adjusted on a monthly basis. Investors                termination date, 1.875%, but
will be notified of a pass-through rate
adjustment through the monthly              (b)  in each case subject to the
distribution reports as described under          interest rate cap for such
"Description of the Certificates -               distribution date as described
Reports to Certificateholders" in this           below.
prospectus supplement. On any
distribution date, the pass-through         The "optional termination date" is the
rate per annum for each such class will     first distribution date that the
be equal to:                                depositor would have the option to
                                            purchase all of the remaining trust
(a)  One-Month LIBOR for the related        assets, as described under "Optional
     accrual period plus the per annum      Termination" below.
     margins of:
                                            The "interest rate cap" for each of the
     o    for the Class A Certificates,     certificates is equal to the weighted
          initially 0.250% and after        average of the net mortgage rates of
          the optional termination          the mortgage loans as of the first day
          date, 0.500%,                     of the related due period, minus any
                                            net swap payments and certain swap
     o    for the Class M-1                 termination payments as described in
          Certificates, initially           this prospectus supplement and, in the
          0.750% and after the optional     case of the Class A Certificates, minus
          termination date, 1.125%,         the premium rate payable to Financial
                                            Guaranty Insurance Company for
     o    for the Class M-2                 providing the financial guaranty
          Certificates, initially           insurance policy with respect to the
          0.800% and after the optional     Class A Certificates. The interest rate
          termination date, 1.200%,         cap will be adjusted to an effective
                                            rate reflecting the accrual of interest
                                            on an actual/360 basis.

                                       S-8

If on any distribution date, the         However, the amount of interest
pass-through rate for a class of         distributable on a distribution date
offered certificates is based on the     with respect to any class of
interest rate cap and the amount of      certificates will be reduced by the
such limitation exceeds the amount       amount, if any, of net deferred
available for such class from payments   interest for the related distribution
under the interest rate swap agreement,  date that is allocated to such class of the holders of the related certificates  certificates.
may receive a lesser amount of interest
than they would have received on such    The offered certificates may receive
distribution date had the pass-through   additional interest distributions as we
rate for that class not been calculated  have described below under "Description
based on its interest rate cap. Any      of the Certificates -- The Interest
such shortfall amounts will be carried   Rate Swap Agreement."
over to future distribution dates and
will be paid with interest thereon to    The accrual period for the offered
the extent there are available funds     certificates will be the period from
therefor. Such shortfalls allocated to   and including the preceding
the Class A Certificates are not         distribution date (or from the closing
covered by the financial guaranty        date, in the case of the first
insurance policy.                        distribution date) to and including the
                                         day prior to the current distribution
We refer you to "Description of the      date.
Certificates - Distributions" in this
prospectus supplement.                   Calculations of interest on the offered
                                         certificates will be based on a 360-day
Distribution Dates                       year and the actual number of days
                                         elapsed during the related accrual
The paying agent will make               period.
distributions on the certificates on
the 25th day of each calendar month      Principal Payments
beginning in May 2007 to the
appropriate holders of record. If the    On each distribution date,
25th day of a month is not a business    distributions of principal will be made
day, then the paying agent will make     on the offered certificates, in the
distributions on the next business day   priorities described in this prospectus
after the 25th day of the month.         supplement, if there is cash available
                                         on that date for the payment of
Interest Payments                        principal to the applicable class.
                                         Monthly principal distributions will
On each distribution date holders of     generally include:
the offered certificates will be
entitled to receive:                          o    principal payments on the
                                                   mortgage loans and
     o    the interest that has accrued
          on the certificate principal        o    interest payments on the
          balance of such class of                 mortgage loans not needed to
          certificates at the related              pay interest on the
          pass-through rate (subject to            certificates, monthly fees
          the interest rate cap) during            and expenses and certain net
          the related accrual period,              swap payments and swap
                                                   termination payments, as
          plus                                     applicable, until a specified
                                                   overcollateralization level
     o    any interest due on a prior              has been reached.
          distribution date that was
          not paid plus any interest     You should review the priority of
          accrued thereon,               payments described under "Description
                                         of the Certificates - Distributions" in
          minus                          this prospectus supplement.

     o    certain shortfalls in
          interest collections
          allocated to that class of
          certificates.

                                       S-9


Credit Enhancement                            o    the Class M-5 Certificates
                                                   will have payment priority
Credit enhancement provides limited                over the Class M-6
protection to holders of specified                 Certificates, the Class M-7
certificates against shortfalls in                 Certificates, the Class M-8
payments received on the mortgage                  Certificates and the Class
loans. This transaction employs the                M-9 Certificates;
following forms of credit enhancement:
                                              o    the Class M-6 Certificates
Subordination. By issuing senior                   will have payment priority
certificates and subordinate                       over the Class M-7
certificates, the trust has increased              Certificates, the Class M-8
the likelihood that senior                         Certificates and the Class
certificateholders and subordinate                 M-9 Certificates;
certificateholders having a higher
payment priority will receive regular         o    the Class M-7 Certificates
payments of interest and principal.                will have payment priority
                                                   over the Class M-8
The senior certificates will have                  Certificates and the Class
payment priority over the subordinate              M-9 Certificates; and
certificates.
                                              o    the Class M-8 Certificates
Among the classes of subordinate                   will have payment priority
certificates:                                      over the Class M-9
                                                   Certificates;
     o    the Class M-1 Certificates
          will have payment priority     Subordination provides the holders of
          over the Class M-2             certificates having a higher payment
          Certificates, the Class M-3    priority with protection against losses
          Certificates, the Class M-4    realized when the unpaid principal
          Certificates, the Class M-5    balance on a mortgage loan exceeds the
          Certificates, the Class M-6    proceeds recovered on liquidation of
          Certificates, the Class M-7    that mortgage loan. In general, we
          Certificates, the Class M-8    accomplish this loss protection by
          Certificates and the Class     allocating any realized losses on the
          M-9 Certificates;              mortgage loans, in excess of any
                                         current overcollateralization and
     o    the Class M-2 Certificates     excess spread, among the certificates,
          will have payment priority     beginning with the class of subordinate
          over the Class M-3             certificates with the lowest payment
          Certificates, the Class M-4    priority, until the certificate
          Certificates, the Class M-5    principal balance of that subordinated
          Certificates, the Class M-6    class has been reduced to zero. We then
          Certificates, the Class M-7    allocate the realized losses to the
          Certificates, the Class M-8    next most junior class of subordinate
          Certificates and the Class     certificates, until the certificate
          M-9 Certificates;              principal balance of each class of
                                         subordinate certificates is reduced to
     o    the Class M-3 Certificates     zero. After the certificate principal
          will have payment priority     balances of all of the subordinate
          over the Class M-4             certificates have been reduced to zero,
          Certificates, the Class M-5    the principal portion of realized
          Certificates, the Class M-6    losses on a mortgage loan occurring
          Certificates, the Class M-7    during the realized loss period will be
          Certificates, the Class M-8    allocated to the Class A Certificates,
          Certificates and the Class     until the certificate principal balance
          M-9 Certificates;              of such class has been reduced to zero.

     o    the Class M-4 Certificates     We refer you to "Description of the
          will have payment priority     Certificates--Distributions" and
          over the Class M-5             "--Allocation of Realized Losses" in
          Certificates, the Class M-6    this prospectus supplement.
          Certificates, the Class M-7
          Certificates, the Class M-8
          Certificates and the Class
          M-9 Certificates;

                                      S-10


Excess Spread and                        will appoint Wells Fargo Bank, N. A. as
Overcollateralization. We expect the     swap administrator pursuant to the swap
mortgage loans to generate more          administration agreement to receive and
interest than is needed to pay interest  distribute funds with regard to the
on the offered certificates because we   interest rate swap agreement on behalf
expect the weighted average net          of the supplemental interest trust,
interest rate of such mortgage loans to  whether payable by or to the swap
be higher than the weighted average      provider pursuant to the interest rate
pass-through rate on such offered        swap agreement. On or before each
certificates. This higher interest rate  distribution date through the
will be paid on an aggregate principal   distribution date in April 2012,
balance of mortgage loans that is        subject to earlier termination as set
larger than the aggregate principal      forth in this prospectus supplement,
balance of the certificates. Interest    the swap administrator will be
payments received in respect of the      obligated to make a fixed payment to
mortgage loans in excess of the amount   the swap provider, and the swap
that is needed to pay interest on the    provider will be obligated to make a
offered certificates, related trust      floating payment to the swap
expenses, amounts payable to the         administrator, on behalf of the
insurer and certain net swap payments    supplemental interest trust, in each
and swap termination payments, as        case as set forth in the interest rate
applicable, will be used to reduce the   swap agreement and as described in this
total principal balance of such          prospectus supplement. To the extent
certificates until a required level of   that the fixed payment under the
overcollateralization has been           interest rate swap agreement exceeds
achieved. As of the closing date, the    the floating payment in respect of any
aggregate principal balance of the       distribution date, amounts otherwise
mortgage loans as of the cut-off date    available to the certificateholders
will exceed the aggregate principal      will be applied to make a net payment
balance of the certificates by           to the swap administrator for payment
approximately $13,148,747.               to the swap provider. To the extent
                                         that the floating payment under the
We refer you to "Description of the      interest rate swap agreement exceeds
Certificates -- Excess Spread and        the fixed payment in respect of any
Overcollateralization Provisions" in     distribution date, the swap provider
this prospectus supplement.              will make a net swap payment to the
                                         swap administrator, and the swap
Financial Guaranty Insurance Policy.     administrator, pursuant to the swap
The Class A Certificates will have the   administration agreement, will remit
benefit of a financial guaranty          such net swap payment to the trust to
insurance policy pursuant to which       the extent needed to cover certain
Financial Guaranty Insurance Company     interest shortfalls and basis risk
will unconditionally and irrevocably     shortfalls and to restore and maintain
guarantee certain interest shortfalls    the required level of
and applied realized loss amounts        overcollateralization for the
allocated to the Class A Certificates    certificates as described in this
on each distribution date and the        prospectus supplement.
certificate principal balance of the
Class A Certificates to the extent       Upon early termination of the interest
unpaid on the distribution date in May   rate swap agreement, the swap
2037.                                    administrator or the swap provider may
                                         be liable to make a swap termination
We refer you to "The Policy" in this     payment to the other party, regardless
prospectus supplement.                   of which party has caused the
                                         termination. In the event that the swap
Interest Rate Swap Agreement             administrator is required to make a
                                         swap termination payment to the swap
Citibank, N.A., in its capacity as       provider, the issuing entity will be
supplemental interest trust trustee,     required to make a payment to the swap
will enter into an interest rate swap    administrator in the same amount, which
agreement with Bear Stearns Financial    amount may be deducted from available
Products Inc., in such capacity, the     funds before distributions to
swap provider. The supplemental          certificateholders.
interest trust trustee

                                      S-11

We have described the amounts payable    equal to 1/12th of the applicable
under the interest rate swap agreement   servicing fee rate multiplied by the
under "Description of the Certificates   stated principal balance of each
-The Interest Rate Swap Agreement" in    mortgage loan serviced by it as of the
this prospectus supplement. Payments     due date in the month preceding the
under the interest rate swap agreement   month in which such distribution date
may mitigate against the effects of the  occurs. The servicing fee rate will
interest rate cap resulting from a       range from 0.200% to 0.750% per annum.
mismatch between the weighted average    Interest shortfalls on the related
mortgage rate of the mortgage loans and  mortgage loans resulting from
the One-Month LIBOR-based rates on the   prepayments in full in any calendar
certificates.                            month will be offset by the related
                                         servicer or, if and to the extent not
The financial guaranty insurance policy  offset by the related servicer, by the will not cover any amounts payable from  master servicer on the distribution
the interest rate swap agreement         date in the following calendar month to
allocable to the Class A Certificates.   the extent of compensating interest
                                         payments as described in this
Advances                                 prospectus supplement.

Each servicer will make cash advances    The financial guaranty insurance policy
with respect to delinquent payments of   will not cover any such interest
scheduled interest and principal (other  shortfalls allocated to the Class A
than principal on any balloon payment    Certificates.
and, to the extent set forth in the
related servicing agreement, principal   Optional Termination
on any negative amortization loan) on
the mortgage loans for which it acts as  The depositor may purchase all of the servicer, in general to the extent that  remaining assets in the trust fund when
such servicer reasonably believes that   the stated principal balance of the
such cash advances can be repaid from    mortgage loans and any foreclosed real
future payments on the related mortgage  estate owned by the trust fund has loans. If the related servicer fails to  declined to or below 10% of the stated
make any required advances, the master   principal balance of the mortgage loans
servicer in general may be obligated to  as of the cut-off date. We refer to
do so, as described in this prospectus   this distribution date as the "optional
supplement. These cash advances are      termination date." Such a purchase will
only intended to maintain a regular      result in the early retirement of all
flow of scheduled interest and           the certificates.
principal payments on the certificates
and are not intended to guarantee or     Federal Income Tax Consequences
insure against losses.
                                         For federal income tax purposes, the
We refer you to "Servicing of the        trust (other than the basis risk
Mortgage Loans" in this prospectus       reserve fund, and, for the avoidance of
supplement.                              doubt, the supplemental interest trust,
                                         the swap administration agreement, the
Servicing Fee and Master Servicing Fee   swap account and the interest rate swap
                                         agreement, and amounts payable with
The master servicer will be entitled to  respect thereto) will comprise multiple
receive a fee as compensation for its    real estate mortgage investment
activities under the pooling and         conduits, organized in a tiered REMIC
servicing agreement equal to 0.009% per  structure. The certificates (other than
annum of the aggregate principal         the Class R Certificates) will
balance of the mortgage loans as of the  represent beneficial ownership of
first day of the month immediately       "regular interests" in the related
preceding such distribution date. Each   REMIC identified in the pooling and
of the servicers will be entitled to     servicing agreement and rights to
recover a fee as compensation for its    receive certain payments of Basis Risk
activities under the related servicing   Shortfalls and certain payments under
agreement                                the interest rate swap agreement.


                                      S-12


The residual certificates will           Ratings
represent the beneficial ownership
of the sole class of "residual           The classes of certificates listed
interest" in a REMIC. Certain            below will not be offered unless
classes of offered certificates may      they receive the respective ratings
be issued with original issue            set forth below from Standard &
discount for federal income tax          Poor's, a division of The
purposes.                                McGraw-Hill Companies, Inc., which
                                         we refer to as "Standard & Poor's,"
We refer you to "Federal Income Tax      and Moody's Investors Service, Inc.,
Consequences" in this prospectus         which we refer to as "Moody's."
supplement and "Material Federal
Income Tax Considerations" in the
prospectus for additional                             Standard &
information concerning the                 Class        Poor's       Moody's
application of federal income tax          -----        ------       -------
laws.                                    A                AAA          Aaa
                                         M-1              AA+          Aa1
Legal Investment                         M-2               AA          Aa2
                                         M-3              AA-          Aa3
None of the certificates will be         M-4               A+           A1
"mortgage related securities" for        M-5               A            A2
purposes of the Secondary Mortgage       M-6               A-           A3
Market Enhancement Act of 1984.          M-7              BBB+         Baa1
                                         M-8              BBB          Baa2
We refer you to "Legal Investment        M-9              BBB-         Baa3
Considerations" in the prospectus.
                                         A rating is not a recommendation to
ERISA Considerations                     buy, sell or hold securities and any
                                         rating agency can revise or withdraw
It is expected that the Class A          such ratings at any time. In
Certificates may be purchased by a       general, ratings address credit risk
pension or other employee benefit        and do not address the likelihood of
plan subject to the Employee             prepayments. The ratings on the
Retirement Income Security Act of        Class A Certificates are without
1974, as amended or Section 4975 of      regard to the financial guaranty
the Internal Revenue Code of 1986,       insurance policy issued by Financial
so long as a number of conditions        Guaranty Insurance Company.
are met. Prior to the termination of
the supplemental interest trust,
persons investing assets of employee
benefit plans or individual
retirement accounts may purchase the
Class A Certificates if the purchase
and holding meets the requirements
of an investor-based class exemption
issued by the U.S. Department of
Labor. A fiduciary of an employee
benefit plan must determine that the
purchase of a certificate is
consistent with its fiduciary duties
under applicable law and does not
result in a nonexempt prohibited
transaction under applicable law.

We refer you to "ERISA
Considerations" in this prospectus
supplement and in the prospectus.

                              TRANSACTION STRUCTURE

                                [GRAPHIC OMITTED]

                                  RISK FACTORS

     In addition to the matters described elsewhere in this prospectus supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.


The subordinate certificates
have a greater risk of loss
than the senior certificates.

                               When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." References in the following paragraph to "subordinated classes" means:

                                   o with respect to the senior certificates, the subordinate certificates; and

                                   o with respect to the Class M Certificates, the Class M Certificates having a higher numerical designation.

                               We will provide credit enhancement in the form of subordination for the certificates, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans, in excess of any current overcollateralization and excess spread, are allocated to the subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this prospectus supplement, realized losses on the mortgage loans would first be allocated to the Class M-9 Certificates until the certificate principal balance of such Certificates is reduced to zero. Subsequent realized losses would be allocated to the next most junior class of subordinate certificates, until the certificate principal balance of that class of subordinate certificates is reduced to zero. Accordingly, if the certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate certificate principal balance of all such subordinated classes were to be reduced to zero and excess spread and overcollateralization were insufficient, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the related realized loss period will be allocated to the Class A Certificates, until the certificate principal balance of such class has been reduced to zero.

                               In addition to subordination, we will provide credit enhancement through the buildup of overcollateralization. See "Risk Factors--Excess spread may be inadequate to cover losses and/or to build overcollateralization" below for a discussion of the risks relating to that form of credit enhancement.

                               The Class A Certificates are insured by a financial guaranty insurance policy issued by Financial Guaranty Insurance Company. None of the other classes of certificates is entitled to any benefits of such policy. In the absence of payment under the policy, the holders of the Class A Certificates will directly bear the credit risks associated with their certificates.

                               You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                               We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

Additional risks associated
with the subordinate
certificates

                               The weighted average lives of, and the yields to maturity on, the subordinate certificates will be progressively more sensitive, in the order of their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of any overcollateralization and excess spread following distributions of principal on the related distribution date, will reduce the certificate principal balance of the subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                               It is not expected that the subordinate
                               certificates will be entitled to any principal distributions until at least May 2010 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.

                               In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by any overcollateralization, excess spread, or a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Excess spread may be
inadequate to cover losses
and/or to build
overcollateralization

                               The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on an aggregate principal balance of mortgage loans that is larger than the principal balance of the certificates. Interest payments received on the mortgage loans in excess of the amount needed to pay interest on the offered certificates, trust fund expenses, amounts payable to the insurer and certain net swap payments and swap termination payments, as applicable, which excess we refer to as "excess spread," will be applied on each distribution date to make additional principal payments on the offered certificates, which will reduce further the total principal balance of such offered certificates below the aggregate principal balance of the mortgage loans, thereby creating "overcollateralization," up to a specified target level. In addition, amounts payable to the trust under the interest rate swap agreement may be used to restore and maintain the required level of overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or from amounts payable under the interest rate swap agreement to establish or maintain the required levels of overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the certificates (other than the Class B-IO Certificates and the residual certificates, which do not have certificate principal balances) on the closing date by an amount approximately equal to the specified overcollateralization amount we describe in this prospectus supplement.

                               The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the related due period. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

                               If the protection afforded by
                               overcollateralization is insufficient, then you could experience a loss on your investment.

The interest rate cap may
reduce the yields on the
offered certificates

                               The pass-through rates on the offered
                               certificates are each subject to an interest rate cap based upon the weighted average of the net mortgage rates on the mortgage loans. If on any distribution date the pass-through rate for a class of offered certificates is based on the interest rate cap and the amount of such limitation exceeds the amount payable to such class out of payments under the interest rate swap agreement, the holders of the certificates may receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the interest rate cap. The holders of the certificates will be entitled to recover any resulting shortfall in interest on the same distribution date or on future distribution dates on a subordinated basis but only to the extent of excess spread available therefor. If mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a class of certificates and result in lower interest than otherwise would be the case.

The offered certificates may
not always receive interest
based on One-Month LIBOR plus
the related margin

                               The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the applicable margin. The mortgage loans bear interest at fixed rates and various adjustable rates (and, in the case of hybrid loans during their fixed rate periods, various fixed rates), so the weighted average net mortgage rate of the mortgage loans may from time to time be lower than One-Month LIBOR plus the applicable margin. If this is the case, the interest rate on the classes of certificates will be reduced to the interest rate cap on such date. Thus, the yield to investors in such classes of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap on a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on any of such classes of certificates during the related interest accrual period, the value of such class or classes of certificates may be temporarily or permanently reduced.

                               To the extent interest on the offered
                               certificates on a distribution date is limited to the interest rate cap, the difference between the interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Such shortfall amounts allocated to the Class A Certificates will not be covered by the financial guaranty insurance policy issued by Financial Guaranty Insurance Company. However, some or all of this shortfall may be funded to the extent of payments, if any, under the interest rate swap agreement.

                               In addition, although the certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month LIBOR rates through the distribution date in April 2012, the swap provider will only be obligated to make such payments under certain circumstances. We refer you to "Description of the Certificates--The Interest Rate Swap Agreement" in this prospectus supplement for a discussion of the swap provider's obligation to make payments under the interest rate swap agreement.

The yield on some of the
offered certificates may be
affected by various rights of
the Insurer

                               The yield to investors on the offered
                               certificates, other than the Class A
                               Certificates, may be adversely affected to the extent the Insurer is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the Insurer pursuant to the related financial guaranty insurance policy and the Class A insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the Insurer, to the extent not previously paid or reimbursed. In addition, the holders of the offered certificates, other than the Class A Certificates, may be adversely affected by the ability of the Insurer to exercise the rights of the Class A Certificates under the pooling and servicing agreement and any additional rights which they hold in connection with any default by the master servicer or otherwise as provided in this prospectus supplement.

The initial rating on the
Class A Certificates is
without regard to the
financial guaranty insurance
policy

                               The rating on the Class A Certificates is based primarily on the structure of and the credit characteristics of the mortgage loans, and not upon the claims paying ability of the Insurer. The rating of the insurer is "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings reflect the respective rating agencies' current assessments of the insurance financial strength of the insurer. Further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Class A Certificates, and are subject to revision, suspension or withdrawal at any time by the rating agencies. Any downward revision, suspension or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The insurer does not guarantee the market price or investment value of the Class A Certificates nor does it guarantee that the ratings on Class A Certificates will not be revised, suspended or withdrawn

Mortgage loans with
interest-only payments

                               As of the cut-off date, approximately 37.68% of the mortgage loans, by cut-off date principal balance, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from 1 year to 10 years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

An investor's yield on the
certificates will be subject
to any negative amortization
on the mortgage loans

                               Approximately 14.58% of the mortgage loans, by cut-off date principal balance, are negative amortization loans.

                               With respect to approximately 4.66% of the mortgage loans, which are negative amortization mortgage loans, and which are sometimes referred to herein as "Secure Option ARM Loans", during the initial fixed-rate period, monthly payments made by the mortgagor may be less than the interest accrued on such negative amortization mortgage loan for the related payment period resulting in negative amortization.

                               With respect to approximately 9.92% of the mortgage loans, which are negative amortization mortgage loans (other than the Secure Option ARM Loans), generally, after one to three months following their origination, the interest rates on these mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rate on this type of mortgage loan may be lower than the rate computed in accordance with the applicable index and margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of the mortgage loan may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan.

                               As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

                               The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the offered certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, first by applying any excess spread with respect to the related due period and then by applying payments of principal received on the mortgage loans during the related due period or prepayment period to interest distributions on the offered certificates. For any distribution date, the net deferred interest on the mortgage loans will be allocated to each class of certificates in an amount related to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those offered certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest on the related mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the mortgage loans applied to increase the principal balance of such mortgage loans during such period will be distributed as principal on the related distribution date to the offered certificates, in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Distributions."

                               The increase in the certificate principal balance of any class of certificates, and the reduced rate of reduction in the certificate principal balance of any such class of certificates, that results from the application of principal collected on the mortgage loans during the related due period or prepayment period to offset the deferred interest on the mortgage loans, will have the effect of increasing the weighted average lives of such certificates and increasing a certificate investor's exposure to realized losses on the mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the mortgage loans on the offered certificates.

                               If the interest rates on the mortgage loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the offered certificates to amortize more slowly.

                               In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such
                                mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

Recent developments in the
residential mortgage market
may adversely affect the
market value of your
securities

                               Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

                               Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

                               Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of a servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

                               You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

Certain mortgage loans were
underwritten to
non-conforming underwriting
standards, which may result
in losses or shortfalls to be
incurred on the offered
certificates

                               The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Inclusion of Delinquent and Other
Impaired Mortgage Loans May Increase
Risk of Loss

                               Approximately 8.14% of the mortgage loans, by cut-off date principal balance, were 30 days or more delinquent.

                               If a mortgage loan was 30 or more days delinquent as of the cut-off date, but has made its payment prior to the closing date, it is still treated as 30 or more days delinquent for purposes of the previous sentence. None of the mortgage loans are 60 or more days delinquent. Note that some of the mortgage loans may have been recently originated and therefore have not had the opportunity to become delinquent. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again. Delinquencies on the mortgage loans (except for historical delinquencies set forth on Schedule A to this prospectus supplement) are calculated using the OTS Method. For a description of the OTS Method, see "The Mortgage Pool--Methods of Delinquency Calculation" in the prospectus.

                               The related servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent set forth in the related servicing agreement and to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the related servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If a servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, the yield on your certificates may be reduced.

                               Investors should also see the delinquency history of the mortgage loans set forth in Schedule A to this prospectus supplement.

                               As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. In addition, the mortgage pool includes mortgage loans with certain impairments, which may include:

                                   o   mortgage loans that violated the
                                       underwriting guidelines or program
                                       guidelines under which they were
                                       originated;

                                   o   mortgage loans that had missing or
                                       defective loan documentation;

                                   o   mortgage loans that were previously
                                       delinquent;

                                   o borrowers who may have a record of credit write-offs, outstanding judgments, current or prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines;

                                   o   mortgage loans with low credit scores
                                       and/or high current loan-to-value ratios, debt service coverage ratios or combined amortized loan-to-value ratios;

                                   o   seasoned mortgage loans;

                                   o   missing or deficient appraisals (for
                                       example, the comparable properties did
                                       not support the appraised value); or

                                   o the absence of required primary mortgage insurance.

                               As a result of these characteristics, the mortgage loans may have increased delinquencies and losses as compared to other mortgage pools and other series of mortgage pass-through certificates issued by the depositor. To the extent not covered by credit enhancement, such increased delinquencies and losses, if any, could result in the reduction of amounts available for distribution to certificateholders.

Defaults could cause payment
delays and losses

                               There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                               In the event that:

                                   o the mortgaged properties fail to provide adequate security for the related mortgage loans, and

                                   o   the protection provided by the
                                       subordination of certain classes of
                                       certificates and the availability of
                                       overcollateralization are insufficient to cover any shortfall,

                               you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected
by the unpredictability of prepayments

                               No one can accurately predict the level of prepayments that the trust will experience. The trust's prepayment experience may be affected by many factors, including:

                                   o   general economic conditions,

                                   o   the level of prevailing interest rates,

                                   o the availability of alternative financing and

                                   o   homeowner mobility.

                               Approximately 86.71% of the mortgage loans by stated principal balance as of the cut-off date contain due-on-sale provisions, and the related servicers intend to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, certain of the mortgage loans impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which charges may, if not waived by a servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 15.62% of the mortgage loans by stated principal balance as of the cut-off date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The holders of the offered certificates will not be entitled to any prepayment penalties or prepayment charges collected on the mortgage loans.

                               The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments on the mortgage loans, which may fluctuate significantly from time to time.

                               You should note that:

                                   o   if you purchase your certificates at a
                                       discount and principal is repaid on the
                                       mortgage loans slower than you
                                       anticipate, then your yield may be lower than you anticipate;

                                   o   if you purchase your certificates at a
                                       premium and principal is repaid on the
                                       mortgage loans faster than you
                                       anticipate, then your yield may be lower than you anticipate;

                                   o   your yield will be sensitive to the
                                       interest rate cap and to the level of
                                       One-Month LIBOR;

                                   o since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

                                   o   the overcollateralization provisions,
                                       initially and whenever
                                       overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates; and

                                   o you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

                               We refer you to "The Mortgage Pool," "Yield,
                               Prepayment and Maturity Considerations," and
                               "Description of the Certificates--Optional
                               Termination" in this prospectus supplement and "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

                               The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                               For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, we refer you to "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, including the tables entitled "Percent of the Initial Principal Balance at the Respective Percentages of CPR" in this prospectus supplement.

Mortgage loan modifications
may affect the interest rate
caps and distributions on the
certificates

                               Modifications of mortgage loans agreed to by the related servicers in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under a mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, an extended final maturity of, or an allocation of a realized loss to, one or more classes of the related certificates.

Violation of consumer
protection laws may result in
losses on the mortgage loans
and the offered certificates

                               Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                               The mortgage loans are also subject to federal laws, including:

                                   o   the Federal Truth in Lending Act and
                                       Regulation Z promulgated thereunder,
                                       which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                   o   the Equal Credit Opportunity Act and
                                       Regulation B promulgated thereunder,
                                       which prohibit discrimination on the
                                       basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                   o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

                               Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the related servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                               Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                               The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

A reduction in certificate
rating could have an adverse
effect on the value of your
certificates


                               The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor. The ratings on the Class A Certificates are without regard to the financial guaranty insurance policy issued by Financial Guaranty Insurance Company.

                               The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be
adversely affected by the
bankruptcy or insolvency of
certain parties

                               The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                               In addition, if a servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified
states could have a
disproportionate effect on
the mortgage loans due to
geographic concentration of
mortgaged properties

                               Approximately 22.95%, 12.41%, 8.30% and 6.59% of
                               the mortgage loans by cut-off date principal balance are secured by mortgaged properties located in the states of Californ31ia, Florida, Louisiana and Texas, respectively. No other state constituted more than 5.00% of the mortgage loans by stated principal balance as of the cut-off date. Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                               In addition:

                                   o   economic conditions in the specified
                                       states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

                                   o   declines in the residential real estate
                                       market in the specified states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios; and

                                   o   any increase in the market value of
                                       properties located in the specified
                                       states would reduce the loan-to-value
                                       ratios and could, therefore, make
                                       alternative sources of financing
                                       available to the borrowers at lower
                                       interest rates, which could result in an increased rate of prepayment of the mortgage loans.

The interest rate swap
agreement and the swap
provider

                               Net swap payments payable to the swap
                               administrator by the swap provider under the interest rate swap agreement will be available to the certificates on each distribution date through the distribution date in April 2012, subject to earlier termination, as described in this prospectus supplement, to pay certain interest shortfalls and basis risk shortfalls and to restore and maintain the required level of overcollateralization on the certificates. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date through April 2012, exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.06375% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls on the certificates. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the payments made on the certificates. With respect to any distribution date, payments, if any, due under the interest rate swap agreement will be calculated on a related notional amount. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the related notional amount on an applicable distribution date may exceed the total principal balance of the mortgage loans on such distribution date, thereby increasing the relative proportion of available funds that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this prospectus supplement) will reduce amounts available for distribution to the certificateholders.

                               The interest rate swap agreement terminates in accordance with its terms on the distribution date in April 2012, subject to earlier termination. Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class M Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class A Certificates, and one or more classes of Class M Certificates may suffer a loss as a result of such payment.

                               Net swap payments payable to the swap
                               administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to restore and maintain the required level of overcollateralization on the certificates as described in this prospectus supplement. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the swap administrator, on behalf of the supplemental interest trust trustee, under the interest rate swap agreement, the ability of the paying agent to make such distributions on such certificates will be subject to the credit risk of the swap provider.

                               The financial guaranty insurance policy will not cover any amounts payable to the Class A Certificates in respect of the interest rate swap agreement.

Credit scores are not an
indicator of future
performance of borrowers

                               Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See "The Mortgage Pool -Underwriting Guidelines" in this prospectus supplement.

The return on your
certificates may be affected
by revised servicing
procedures adopted in
response to terrorist attacks

                               In response to the terrorist attacks on September 11, 2001 in New York City and Arlington, Virginia, EMC Mortgage Corporation and certain other servicers announced the implementation of revised servicing procedures for mortgagors who have been personally or financially affected by such attacks. Certain government agencies, government sponsored entities and private financial institutions have implemented similar procedures.

                               Such revised servicing procedures generally include:

                                   o   increased use of repayment plans that
                                       will seek to cure delinquencies without
                                       imposing undue hardship on the affected
                                       mortgagor;

                                   o   extending due dates for payments;

                                   o waiving or reducing late payment fees or similar fees;

                                   o   waiving deficiency balances for victims
                                       of the terrorist attacks; and

                                   o   suspending the submission of reports to
                                       credit bureaus for affected mortgagors
                                       that have delinquent mortgage loans.

                               We can make no prediction whether mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

The return on your
certificates could be reduced
by shortfalls due to the
application of the
Servicemembers Civil Relief
Act and similar state or
local laws

                               The Servicemembers Civil Relief Act, or the
                               Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicers or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws. The financial guaranty insurance policy issued by Financial Guaranty Insurance Company will not cover any interest shortfalls on the Class A Certificates as a result of the application of the Relief Act or similar state and local laws.

You may have difficulty
selling your certificates

                               The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                               The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

General

     We have provided below and in Schedule A to this prospectus supplement information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of May 18, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 5% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is April 1, 2007. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut-off date, April 1, 2007.

     The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

     The mortgage loans are fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully or negatively amortizing and secured by first liens on the related mortgaged properties. The cut-off date principal balance for fixed rate is approximately $193,898,298 and consists of 1,153 mortgage loans. The cut-off date aggregate principal balance for the adjustable rate and hybrid mortgage loans is approximately $311,790,448 and consists of 1,154 mortgage loans. The mortgage loans have original terms to maturity of not greater than 40 years.

     Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 15.62% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

     Approximately 37.68% of the mortgage loans, by cut-off date principal balance, have an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from 1 year to 10 years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

     Except with respect to approximately 8.14% of the mortgage loans, by cut-off date principal balance, which have scheduled payments which are 30 or more days delinquent, no scheduled payment on any mortgage loan is delinquent. The current delinquency disclosure included in this prospectus supplement regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the sponsor utilizes the OTS

Method. The historical delinquency disclosure included in Schedule A to this prospectus supplement regarding the mortgage loans utilizes the MBA Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this prospectus supplement will use the OTS Method. See "The Mortgage Pool--Methods of Delinquency Calculation" in the prospectus. Further information regarding the delinquency history of the mortgage loans is disclosed in Schedule A to this prospectus supplement.

     Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

     o the principal balance of such mortgage loan at the date of origination, divided by

     o    the collateral value of the related mortgaged property.

     The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

     With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

     Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

     Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Adjustable Rate Mortgage Loans

     The adjustable rate mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

     Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

     Indices

     The principal indices with respect to the adjustable rate and hybrid mortgage loans are 1-Year LIBOR, 6-Month LIBOR, 1-Year CMT and MTA.

     1-Year LIBOR. Approximately 20.37% of the mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of one year ("1-year LIBOR"). The following table shows approximate historical values for 1-year LIBOR as reported by Bloomberg on the first business day of each month since January 1999:

                                         1-Year LIBOR

Month            1999     2000     2001     2002     2003     2004     2005     2006     2007
--------------------------------------------------------------------------------------------------
January          5.06%     6.75%    5.17%   2.49%    1.45%   1.48%    3.10%    4.84%    5.33%
February         5.40      6.76     4.88    2.43     1.38    1.37     2.98     4.95     5.43
March            5.25      6.94     4.67    3.00     1.28    1.35     2.55     5.12     5.22
April            5.23      7.10     4.44    2.63     1.36    1.83     3.69     5.29     5.30
May              5.56      7.50     4.24    2.59     1.21    2.06     3.78     5.38
June             5.84      7.18     4.18    2.28     1.19    2.46     3.88     5.51
July             5.89      7.08     3.82    2.09     1.27    2.43     4.16     5.68
August           6.06      6.97     3.56    1.90     1.43    2.30     4.24     5.54
September        6.04      6.80     2.64    1.73     1.30    2.48     4.44     5.39
October          6.25      6.73     2.27    1.64     1.48    2.55     4.68     5.32
November         6.28      6.56     2.39    1.73     1.56    2.98     4.74     5.30
December         6.50      6.00     2.44    1.45     1.46    3.10     4.82     5.21

     6-Month LIBOR. Approximately 17.85% of the mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1999:

                                  6-Month LIBOR
-------------------------------------------------------------------------------------------------------
Month           1999      2000      2001      2002      2003       2004    2005      2006     2007
-------------------------------------------------------------------------------------------------------
January 1        5.06%     6.21%    5.26%     2.03%     1.38%     1.22%     2.78%     4.71%    5.37%
February 1       4.98      6.31     4.91      2.03      1.35      1.21      2.97      4.82     5.40
March 1          5.12      6.33     4.71      2.04      1.34      1.17      3.19      4.98     5.33
April 1          5.06      6.52     4.30      2.36      1.23      1.16      3.41      5.14     4.50
May 1            5.07      6.78     3.98      2.12      1.29      1.38      3.54      5.22
June 1           5.25      7.11     3.91      2.08      1.21      1.58      3.71      5.39
July 1           5.58      7.00     3.69      1.95      1.12      1.94      3.92      5.58
August 1         5.74      6.90     3.45      1.87      1.21      1.98      3.95      5.51
September 1      5.94      6.76     2.52      1.80      1.20      1.99      4.00      5.42
October 1        5.96      6.72     2.12      1.71      1.16      2.20      4.23      5.38
November 1       6.11      6.64     2.03      1.60      1.23      2.32      4.47      5.37
December 1       6.07      6.20     1.98      1.47      1.27      2.63      4.63      5.33

     1-Year CMT. Approximately 13.52% of the mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year ("1-year CMT"). Yields on U.S. Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for one-year maturity even if no outstanding security has exactly one year remaining to maturity. Such yields of different U.S. Treasury securities are generally published in Federal Reserve Statistical Release No. H.15 (519).

    Listed below are some of the approximate historical values of 1-year CMT since January 1999:

                                                          1-Year CMT*
---------------------------------------------------------------------------------------------------------------------------------
Month                 1999        2000        2001         2002        2003        2004         2005        2006         2007
---------------------------------------------------------------------------------------------------------------------------------
January 1             4.52%        5.50%       6.11%      2.24%         1.46%      1.36%         2.77%       4.36%      4.99%
February 1            4.49         5.85        5.65       2.17          1.47       1.31          2.89        4.50       5.10
March 1               4.55         6.12        4.96       2.13          1.41       1.19          3.13        4.74       4.92
April 1               4.67         6.20        4.78       2.24          1.30       1.24          3.38        4.86       4.93
May 1                 4.77         6.20        4.19       2.58          1.16       1.16          3.33        4.97
June 1                4.67         6.14        4.17       2.53          1.25       1.40          3.32        5.05
July 1                4.79         6.38        3.89       2.40          1.20       1.83          3.46        5.26
August 1              5.12         6.14        3.53       2.24          0.97       2.07          3.77        5.11
September 1           5.01         6.12        3.62       2.00          1.10       2.07          3.88        4.99
October 1             5.23         6.24        3.50       1.76          1.29       1.97          3.97        4.90
November 1            5.28         6.10        3.02       1.78          1.22       2.10          4.26        4.94
December 1            5.34         5.93        2.39       1.59          1.29       2.18          4.30        5.00
------------------

* Figures are averages of daily rates and do not necessarily correspond to 1-year CMT values determined as provided in any related notes.


     MTA. Approximately 9.55% of the mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on MTA. MTA is computed by determining the twelve month average yield of U.S. Treasury securities adjusted to a constant maturity of one year. The table below sets forth approximate historical average rates of MTA for the months indicated as reported on Bloomberg on the first business day of each month since January 1999:

                                       MTA

Month         1999      2000      2001     2002     2003      2004     2005     2006    2007
-----------------------------------------------------------------------------------------------
January       4.99%     5.21%     6.00%    3.26%    1.94%     1.23%    2.02%    3.75%   4.98%
February      4.94      5.34      5.87     3.06     1.86      1.23     2.17     3.89    5.01
March         4.89      5.46      5.71     2.91     1.75      1.23     2.35     4.01    5.03
April         4.83      5.58      5.53     2.79     1.65      1.24     2.50     4.14    5.03
May           4.78      5.70      5.32     2.67     1.55      1.29     2.63     4.28
June          4.76      5.79      5.10     2.55     1.45      1.38     2.74     4.43
July          4.73      5.88      4.90     2.41     1.38      1.46     2.87     4.56
August        4.73      5.96      4.67     2.27     1.34      1.52     3.02     4.66
September     4.77      6.04      4.40     2.18     1.30      1.60     3.16     4.76
October       4.88      6.08      4.09     2.12     1.27      1.68     3.33     4.83
November      4.97      6.13      3.76     2.07     1.26      1.77     3.48     4.88
December      5.08      6.11      3.48     2.00     1.24      1.87     3.62     4.93


     The remaining adjustable rate mortgage loans, representing approximately 0.37% of the mortgage pool will bear interest based on 2 other indices.

Negative Amortization

     Approximately 14.58% of the mortgage loans, by cut-off date principal balance, have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

     In any given month, the negative amortization mortgage loans may be subject to:

               (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

               (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

               (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

     The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

     The total amount of deferred interest that may be added to the principal balance of a mortgage loan is limited by a provision in the related mortgage note to the effect that the principal amount of a negative amortization mortgage loan may not exceed a percentage, or periodic cap, times the principal amount of the related mortgage loan at origination.

     With respect to approximately 4.66% of the mortgage loans, which are negative amortization mortgage loans, and which are sometimes referred to herein as "Secure Option ARM Loans", during the option period, the mortgagor will be required to pay a minimum monthly payment calculated on the basis of the original loan amount and a note rate below the original note rate of up to 3%. The optional period will end and the minimum monthly payment will adjust, at the earlier of (i) the end of the initial five year fixed period or (ii) the date upon which the unpaid principal balance equals or exceeds a percentage (either 110%, 115% or 125%, as applicable, depending on the maximum amount of negative amortization for that mortgage loan) of the original principal balance of the mortgage loan due to deferred interest. Upon adjustment, the required monthly payment will be an interest only payment in an amount equal to the full amount of accrued interest of the mortgage loan calculated based on the outstanding principal balance of the mortgage loan and the interest rate then in effect. The required monthly payment may change at the end of the initial fixed rate period and once every six months thereafter based on the semi-annual adjustment of interest. This interest-only period will expire on the tenth anniversary of the loan, at which time the monthly payment will be adjusted semi-annually to pay interest and amortize fully the then unpaid principal balance over its remaining term to maturity (assuming the then current interest rate is not adjusted prior to maturity). In addition to the minimum monthly payment option, during the option period, the mortgagor is offered three additional payment options to the extent they result in a larger payment than the minimum monthly payment. The payment options include the interest only payment, the fully amortized payment and the 15 year amortized payment. If a payment option would not result in an amount greater than the minimum payment due, the payment option will not be available to a mortgagor.

     With respect to approximately 9.92% of the mortgage loans, which are negative amortization mortgage loans other than the Secure Option ARM Loans, on each annual payment adjustment date for a negative amortization mortgage loan, the minimum monthly payment on such mortgage loan will be reset to fully amortize such mortgage loan over the remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment on such mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date on such mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment on such mortgage loan will be reset without regard to the limitation described in clause
(i) above, and (iii) if the unpaid principal balance on a related mortgage loan exceeds 110%, 115% or 125%, as applicable, of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on such annual payment adjustment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity.

     At the time of any annual payment adjustment where the increase in the monthly payment on the negative amortization mortgage loan (other than the Secure Option ARM Loans) would be limited by the 7.50% periodic cap described above, the related mortgagor will be given the option to have the monthly payment on such mortgage loan adjusted to a fully amortizing level.

Mortgage Loan Statistical Data

     Schedule A to this prospectus supplement sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

     At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

     In addition, the depositor will deposit with Wells Fargo Bank, N.A., as custodian and on behalf of the trustee, the following documents with respect to each mortgage loan:

          (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

          (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

          (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3, without recourse;" or in blank; in recordable form, as described in the pooling and servicing agreement;

          (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

          (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

          (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

     In general, assignments of the mortgage loans provided to the custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

     In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

     A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

     The trustee (or the custodian on its behalf) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates and the Insurer.

     In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

     The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

     (a) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects;

     (b) Immediately prior to the transfer to the depositor, the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the sponsor has full right and authority to sell or assign the same pursuant to pooling and servicing agreement;

     (c) The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

     (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

     (e) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

     (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the trustee on behalf of the certificateholders; and

     (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

     After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates (without regard to the Policy issued by the Insurer) in such mortgage loan, the custodian, on behalf of the trustee, will provide notice of any missing or defective documents in the custodial certification required by its custodial agreement. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the custodian and the omission, defect or breach materially and adversely affects the certificates (without regard to the Policy issued by the Insurer), the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

     With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee and the Insurer must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

The Originators

     EMC Mortgage Corporation, referred to in this prospectus supplement as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

     The principal originators of the mortgage loans are: Wells Fargo Bank, N.A., a national banking association, with respect to approximately 31.41% of the mortgage loans, Capital One, N.A., with respect to approximately 15.83% of the mortgage loans, and SunTrust Mortgage, Inc., with respect to approximately 14.95% of the mortgage loans, in each case by cut-off date principal balance. The remainder of the mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans, by cut-off date principal balance.

     The information set forth in the following paragraphs with respect to Wells Fargo Bank, N.A. has been provided by Wells Fargo Bank, N.A.

Wells Fargo Bank, N.A. as Originator

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

     Wells Fargo Bank originates or acquires various types of residential mortgage loans, including prime, Alt-A (as defined below), and subprime mortgage loans. From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $ 2.461 trillion of residential mortgage loans, which include the types of mortgage loans referred to above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for ZA Conventional Loans (also known as "scratch and dent" loans; see "--Mortgage Loan Underwriting--General" below):

                                          2004                         2005                         2006
                                      --------------            ----------------             ----------------
                                       Aggregate                   Aggregate                    Aggregate
                                       Original                    Original                     Original
                            No. of     Principal        No. of     Principal        No. of      Principal
Asset Type                  Loans   Balance of Loans    Loans   Balance of Loans    Loans    Balance of Loans
------------------------
ZA Conventional Loans       3,689     $616,863,878      6,057    $1,170,157,044     2,698        $526,096,183

     Wells Fargo Bank's Mortgage Loan Programs

     Mortgage Loan Production Sources

     Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa; Frederick, Maryland; Minneapolis, Minnesota; Fort Mill, South Carolina; Carlsbad, California and Bloomington, Minnesota. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

     The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

     Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

     Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through television, radio and print advertisements.

     A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

     Acquisition of Mortgage Loans from Correspondents

     In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. Except with respect to subprime mortgage loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.

         Mortgage Loan Underwriting - General

         Wells Fargo Bank has acquired or originated Mortgage Loans under one of Wells Fargo Bank's standard lending programs. Each of the various programs has its own unique set of underwriting guidelines, as set forth below. All Wells Fargo Bank Mortgage Loans were approved for purchase by Wells Fargo Bank pursuant to underwriting guidelines approved by Wells Fargo Bank. With respect to the Wells Fargo Mortgage Loans that are "ZA Conventional" (or "scratch and dent") Mortgage Loans, subsequent to funding, Wells Fargo Bank discovered or was notified that such Mortgage Loans either:

     o violated the underwriting guidelines or program guidelines under which they were intended to have been originated;

     o    had document deficiencies; or

     o    became delinquent.

     The  specific defects may have included (without limitation):

     o    the failure to comply with maximum debt service coverage requirements;

     o    the failure to comply with maximum loan-to-value ratio requirements;

     o    the failure to comply with minimum credit score requirements;

     o    the failure to comply with maximum loan amount requirements;

     o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

     o    the absence of required primary mortgage insurance;

     o the mortgagor's credit history did not meet underwriting guidelines or program requirements;

     o the mortgage file had a deficient or missing modification agreement or power of attorney; or

     o    the mortgagor became delinquent.

     In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the Mortgage Loan had been sold to a third party and Wells Fargo Bank was required to repurchase the Mortgage Loan.

     Mortgage Loan Underwriting - Prime & Alt-A

     Prime and Alt-A Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's general underwriting standards, (ii) Wells Fargo Bank's "retention program," (iii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of certain institutional conduit Correspondents.

     General Standards

     Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

     Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

     The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

     The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

     With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

     A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

     Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

     In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a

"non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. For prime mortgage loans, Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

     Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

     Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination for prime Mortgage Loans, or 180 days prior to origination for Alt-A Mortgage Loans. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

     The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

     Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

     Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

     Retention Program Standards

     A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

     Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

     Modified Standards

     In comparison to Wells Fargo Bank's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan ("Alt-A") underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

     With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, "manufactured homes", investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

     In connection with its "Mortgage Express alternative-A" program ("Alt-A Minus"), Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the "No Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:

                                                                                                               Maximum Combined
      Credit                       Existing Mortgage              Documentation              Credit Bureau         Loan
       Level                            History                        Type                     Score*         to Value Ratio**
-----------------------------------------------------------------------------------------------------------------------------------
F9                    2 x 30; Mortgage or rent payments no more   No documentation             700 or higher   95% CLTV @
                      than 30 days late at application time and                                                LTV < 95%
                      a maximum of two 30-day late payments in
                      the last 12 months

F8                    2 x 30; Mortgage or rent payments no more   No documentation             660-699         95% CLTV @
                      than 30 days late at application time and                                                LTV <95%
                      a maximum of two 30-day late payments in
                      the last 12 months

F7                    0 x 30; Mortgage or rent payments no more   No documentation             620-659         95% CLTV @
                      than 30 days late at application time and                                                LTV <95%
                      no 30-day late payments in the last 12
                      months

F6                    2 x 30; Mortgage or rent payments no more   Stated with option of        700 or higher   95% CLTV @
                      than 30 days late at application time and   verification of assets;                      LTV <95%
                      a maximum of two 30-day late payments in    maximum debt-to-income
                      the last 12 months                          ratio of 50%
-----------------------------------------------------------------------------------------------------------------------------------



                                      S-53


                                                                                                               Maximum Combined
      Credit                       Existing Mortgage              Documentation              Credit Bureau         Loan
       Level                            History                        Type                     Score*         to Value Ratio**
-----------------------------------------------------------------------------------------------------------------------------------

F6 Stated Reduced     1 x 30; Mortgage or rent payments no more   Stated with option of        700 or higher   95% CLTV @
                      than 30 days late at application time and   verification of assets;                      LTV <80%
                      a maximum of one 30-day late payment in     maximum debt-to-income
                      the last 12 months                          ratio of 50%

F5                    2 x 30; Mortgage or rent payments no more   Stated with option of        660-699         95% CLTV @
                      than 30 days late at application time and   verification of assets;                      LTV <95%
                      a maximum of two 30-day late payments in    maximum debt-to-income
                      the last 12 months                          ratio of 50%

F5 Stated Reduced     1 x 30; Mortgage or rent payments no more   Stated with option of        660-699         95% CLTV @
                      than 30 days late at application time and   verification of assets;                      LTV <80%
                      a maximum of one 30-day late payment in     maximum debt-to-income
                      the last 12 months                          ratio of 50%

F4                    0 x 30; Mortgage or rent payments no more   Stated with option of        640-659         95% CLTV @
                      than 30 days late at application time and   verification of assets;                      LTV <95%
                      no 30-day late payments in the last 12      maximum debt-to-income
                       months                                     ratio of 50%

F4 Stated Reduced     1 x 30; Mortgage or rent payments no more   Stated with option of        640-659         95% CLTV @
                      than 30 days late at application time and   verification of assets;                      LTV <80%
                      a maximum of one 30-day late payment in     maximum debt-to-income
                        the last 12 months                          ratio of 50%

F3                    1 x 30; Mortgage or rent payments no more   Stated with option of        620-639         95% CLTV @
                      than 30 days late at application time and   verification of assets;                      LTV <95%
                      no 30-day late payments in the last 12      maximum debt-to-income
                      months                                      ratio of 50%

F3 Stated Reduced     1 x 30; Mortgage or rent payments no more   Stated with option of        620-639         95% CLTV @
                      than 30 days late at application time and   verification of assets;                      LTV <80%
                      a maximum of one 30-day late payment in     maximum debt-to-income
                      the last 12 months                          ratio of 50%

F2                    2 x 30; Mortgage or rent payments no more   No Ratio with option of      660 or higher   95% CLTV @
                      than 30 days late at application time and   verification of assets                       LTV <95%
                      a maximum of two 30-day late payments in
                      the last 12 months

F1                    0 x 30; Mortgage or rent payments no more   No Ratio with option of      620-659         95% CLTV @
                      than 30 days late at application time and   verification of assets                       LTV <95%
                      no 30-day late payments in the last 12
                      months
-----------------------------------------------------------------------------------------------------------------------------------

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.


     For the purpose of assigning (a) the credit levels that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/ or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

     The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the Alt-A Minus program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

     The Alt-A Minus program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

     Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrower's income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower's assets may have been verified and certain minimum "cash reserves" required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

     In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower's assets may have been verified and certain minimum "cash reserves" are required. Under the "Stated" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

     In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the "Stated Reduced" program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the "Stated Reduced" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

     Under the Alt-A Minus program, Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any Mortgage Loan originated under the Alt-A Minus program is subject to further review in the form of a desk review, field review or additional full appraisal.

     Underwriter Discretion

     During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

     Mortgage Loan Underwriting - Subprime

     The underwriting functions of Wells Fargo Bank are performed in its Arizona, California, Iowa, Louisiana, Minnesota, North Carolina and South Carolina offices. Wells Fargo Bank does not delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

     Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9" through "Y1" (see table below). Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and
(ii) the original appraisal was obtained no more than 180 days prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:


                                                                        Bankruptcy Filings/       Maximum Combined
                                                   Credit Bureau            Foreclosure             Loan to Value
 Credit Level      Existing Mortgage History          Score*                Proceedings                Ratio**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   0 x 30; Current at                                                            100% CLTV @
Y9                 application time and no        660 or higher        Discharged/               LTV < 80%
                                                                                                     -
                   mortgage or rent late                               completed more than
                   payments in the last 12                             three years ago.          95% CLTV @
                   months                                                                        LTV > 80%

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y8                 payments no more than 30       640-659              Discharged/               LTV < 80%
                                                                                                     -
                   days late at application                            completed more than
                   time and a maximum of                               three years ago.          95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y7                 payments no more than 30       620-639              Discharged/               LTV < 80%
                                                                                                     -
                   days late at application                            completed more than
                   time and a maximum of                               two years ago.            95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months
---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y6                 payments no more than 30       600-619              completed more than       LTV < 80%
                                                                                                     -
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months



                                      S-57


                                                                        Bankruptcy Filings/       Maximum Combined
                                                   Credit Bureau            Foreclosure             Loan to Value
 Credit Level      Existing Mortgage History          Score*                Proceedings                Ratio**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y5                 payments no more than 30       580-599              completed more than       LTV < 80%
                                                                                                     -
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 60; Mortgage or rent                                                      100% CLTV @
Y4                 payments no more than 60       560-579              Discharged/               LTV < 80%
                                                                                                     -
                   days late at application                            completed more than
                   time and a maximum of up                            one year ago.             95% CLTV @
                   to one 60-day late in                                                         LTV > 80%
                   the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 60 or 1 x 60 and 1 x                                                      90% CLTV @
Y3                 90; Mortgage or rent           540-559              Discharged/               All LTV's
                   payments no more than 60                            completed more than
                   days late at application                            one year ago.
                   time and a maximum of up
                   to two 60-day late
                   payments or one 60-day
                   and one 90-day late
                   payment.

---------------    --------------------------     ----------------     ----------------------    --------------------
                   90+; Mortgage or rent                               Discharged/               90% CLTV @
Y2                 payments no more than 60       520-539              completed less than       All LTV's
                   days late at application                            1 year ago.
                   time

---------------    --------------------------     ----------------     ----------------------    --------------------
                   90+; Mortgage or rent                                                         85% CLTV @
Y1                 payments no more than 60       500-519              Discharged/               All LTV's
                   days late at application                            completed less than
                   time.                                               1 year ago.


---------------------------------

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan.


     For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

     Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

     Except for Balloon Loans, the subprime mortgage loans originated or acquired by Wells Fargo Bank generally have loan terms ranging from 15 to 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo Bank generally range from a minimum of $10,000 to a maximum of $950,000. Wells Fargo Bank generally does not originate or acquire any mortgage loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan. The loans originated or acquired by Wells Fargo Bank are generally secured by single-family dwellings, condominium units or two- to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for first lien mortgage loans. Wells Fargo Bank will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

     Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%.

     Wells Fargo Bank's subprime mortgage loan programs include a full documentation program and a "stated income, stated asset" program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last year (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo Bank may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo Bank may also perform a telephone verification of employment for salaried employees prior to funding. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For borrowers who are 100% owners of a business and are classified in credit levels Y9 through Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

     Under Wells Fargo Bank's "stated income, stated asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

     Wells Fargo Bank's underwriting of every mortgage loan submitted consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

Underwriting Guidelines

     The mortgage loans, other than the mortgage loans originated by Wells Fargo Bank, have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

     The mortgage loans were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that these mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of these mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans may have had document deficiencies, or may have become delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

     Some of these mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

     The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

     An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

     Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

     These mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

     In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                             STATIC POOL INFORMATION

     The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2007-sd3/.

     Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

     Bear Stearns Asset Backed Securities Trust 2007-SD3 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities Trust 2007-SD3 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing more than 50% of the voting rights and the Insurer. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements--Amendment of Agreement" in the prospectus.

     The assets of Bear Stearns Asset Backed Securities Trust 2007-SD3 will consist of the mortgage loans and certain related assets.

     Bear Stearns Asset Backed Securities Trust 2007-SD3's fiscal year end is December 31.

                                  THE DEPOSITOR

     The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of December 31, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $71,110,885,772. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to it. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates.

     After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

     The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

     The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

     The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, TX 75067. Its telephone number is (214) 626-3800.

     Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

     Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

     Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

     The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.


                    December 31, 2004            December 31, 2005           December 31, 2006              March 31, 2007
                          Total Portfolio              Total Portfolio             Total Portfolio              Total Portfolio
      Loan Type  Number       of Loans       Number       of Loans        Number       of Loans       Number        of Loans
Alt-A ARM         44,821  $11,002,497,283.49   73,638  $19,087,119,981.75   61,738    $18,656,292,603.55  4,331  $ 1,643,929,328.24
Alt-A Fixed       15,344  $ 4,005,790,504.28   17,294  $ 3,781,150,218.13   11,514    $ 2,752,302,975.51  5,265  $ 1,217,198,014.38
HELOC                  -  $           -         9,309  $   509,391,438.93   18,730    $ 1,280,801,433.05  9,869  $   665,909,569.67
Prime ARM         30,311  $11,852,710,960.78   27,384  $13,280,407,388.92    7,050    $ 3,481,137,519.89  1,935  $ 1,002,019,247.46
Prime Fixed        1,035  $   509,991,605.86    3,526  $ 1,307,685,538.44    6,268    $ 1,313,449,131.86  1,272  $   679,053,492.29
Prime Short       23,326  $ 7,033,626,375.35   38,819  $14,096,175,420.37   61,973    $23,396,979,620.82 11,961  $ 4,450,687,386.85
Duration ARM
(including
Neg-Am ARM)
Reperforming       2,802  $   311,862,677.46    2,877  $   271,051,465.95   1,084     $   115,127,847.83      -  $            -
Seconds           14,842  $   659,832,093.32  114,899  $ 5,609,656,263.12 116,576     $ 6,697,082,133.33 17,593  $ 1,126,222,817.95
SubPrime          98,426  $13,051,338,552.19  101,156  $16,546,152,274.44  60,796     $11,394,775,124.07 18,697  $ 4,151,596,371.34
Totals           230,907  $48,427,650,052.73  388,902  $74,488,789,990.05 345,729     $69,087,948,389.91 70,923  $14,936,616,228.18

         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

General

         Wells Fargo Bank, National Association, referred to in this prospectus supplement as Wells Fargo Bank, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the pooling and servicing agreement and as the custodian pursuant to the custodial agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor and Wells Fargo Bank, N.A., each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or EMC, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

The Master Servicer, Securities Administrator and the Servicers

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as the securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

         o    receiving funds from servicers,

         o    reconciling servicing activity with respect to the mortgage loans,

         o    calculating remittance amounts to certificateholders,

         o    making distributions to certificateholders,

         o    investor and tax reporting,

         o    oversight of all servicing activity,

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "Description of the Certificates--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

         o    communicating with borrowers;

         o    sending monthly remittance statements to borrowers;

         o    collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o    paying escrows for borrowers, if applicable;

         o    calculating and reporting payoffs and liquidations;

         o    maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

The Master Servicer

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The information set forth in the following paragraphs with respect to each servicer has been provided by each such servicer, respectively.

The Servicers

         The Sponsor and Wells Fargo Bank, N.A., will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date. Approximately 61.02% of the mortgage loans, by cut-off date principal balance, will be serviced by the Sponsor. Approximately 31.25% of the mortgage loans, by cut-off date principal balance, will be serviced by Wells Fargo Bank, N.A. The remainder of the mortgage loans will be serviced by one or more servicers, none of which will service more than 10% of the mortgage loans, by cut-off date principal balance.

EMC Mortgage Corporation

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the paragraph above. For a further description of EMC, see "The Sponsor" in this prospectus supplement.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to March 31, 2007, EMC's servicing portfolio grew by approximately 103.9% and the outstanding principal balance of EMC's servicing portfolio grew by approximately 184.1%.

         As of March 31, 2007, EMC was acting as servicer for approximately 293 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $78.9 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                             As of December 31, 2004                                      As of December 31, 2005
-----------------------------------------------------------------------------------------------------------------------------
                                              Percent by   Percent by                                 Percent by   Percent by
                 No. of                         No. of       Dollar     No. of                          No. of      Dollar
 Loan Type        Loans        Dollar Amount     Loans       Amount     Loans      Dollar Amount        Loans       Amount
-----------------------------------------------------------------------------------------------------------------------------
Alta-A Arm....   19,498    $ 4,427,820,707.76     7.96%      15.94%     57,510    $13,625,934,321.62    12.69%       23.00%
Alta-A Fixed..   25,539    $ 4,578,725,473.28    10.43%      16.48%     17,680    $ 3,569,563,859.33     3.90%        6.03%
Prime Arm.....    8,311    $ 1,045,610,015.30     3.39%       3.76%      7,428    $ 1,010,068,678.92     1.64%        1.71%
Prime Fixed...   14,560    $ 1,573,271,574.42     5.95%       5.66%     15,975    $ 2,140,487,565.90     3.52%        3.61%
Seconds.......   39,486    $ 1,381,961,155.08    16.13%       4.98%    155,510    $ 7,164,515,426.20    34.31%       12.10%
Subprime......  114,436    $13,706,363,249.78    46.74%      49.34%    142,890    $20,373,550,690.52    31.53%       34.40%
Other.........   23,010    $ 1,063,682,459.11     9.40%       3.83%     56,216    $11,347,144,055.57    12.40%       19.16%
               --------------------------------------------------------------------------------------------------------------
Total.........  244,840    $27,777,434,634.73   100.00%     100.00%    453,209    $59,231,264,598.06   100.00%      100.00%


                             As of December 31, 2006                                      As of March 31, 2007
-----------------------------------------------------------------------------------------------------------------------------
                                              Percent by   Percent by                                 Percent by   Percent by
                 No. of                         No. of       Dollar     No. of                          No. of      Dollar
 Loan Type        Loans        Dollar Amount     Loans       Amount     Loans      Dollar Amount        Loans       Amount
-----------------------------------------------------------------------------------------------------------------------------
Alta-A Arm.     52,563   $13,691,917,206.00      10.87%      19.03%     53,745     $14,034,144,470      10.77%       17.78%
Alta-A Fixed    24,841   $ 5,066,670,854.60       5.14%       7.04%     29,117     $ 6,220,411,640       5.83%        7.88%
Prime Arm..      6,374   $   879,656,181.59       1.32%       1.22%      6,082     $   858,889,469       1.22%        1.09%
Prime Fixed     14,872   $ 2,152,608,939.71       3.08%       2.99%     15,373     $ 2,506,466,760       3.08%        3.18%
Seconds....    169,022   $ 8,428,612,513.19      34.97%      11.71%    174,383     $ 8,844,680,341      34.93%       11.21%
Subprime...    132,808   $20,106,000,306.07      27.47%      27.94%    140,849     $22,644,819,753      28.21%       28.69%
Other......     82,918   $21,636,703,708.67      17.15%      30.07%     79,691     $23,806,598,429      15.96%       30.17%
-----------------------------------------------------------------------------------------------------------------------------
Total......    483,398   $71,962,169,709.83     100.00%     100.00%    499,240     $78,916,010,862     100.00%      100.00%


         Due to an industry wide increase in the number of delinquencies and foreclosures, EMC recently initiated an expanded loss mitigation program to assist borrowers in avoiding foreclosure and benefit investors by reducing the loss typically associated with foreclosure. As part of the program, this team is implementing various strategies to contact and assist borrowers that are in default or are having difficulties making their mortgage payments. EMC is engaging in one-on-one meetings with borrowers, working with local community groups and holding educational workshops in an effort to reach out to these homeowners. Various financial restructuring alternatives are being offered, including different types of loan modifications. There have been no other appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

Wells Fargo Bank

         Servicing Experience

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

         Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans:


                                    As of                      As of                         As of
                              December 31, 2004          December 31, 2005             December 31, 2006
                            --------------------       ---------------------           -----------------

                                        Aggregate                   Aggregate                   Aggregate
                                         Unpaid                      Unpaid                      Unpaid
                                        Principal                   Principal                   Principal
                           No. of      Balance of       No. of     Balance of      No. of      Balance of
 Asset Type                Loans          Loans         Loans         Loans        Loans          Loans
 --------------------
   First Lien
   Non-Conforming,
   Non-Subprime Loans     498,174   $166,028,382,042  634,103    $229,014,862,911   646,723     $258,646,782,192

   First Lien Subprime
   Loans                  134,893   $ 19,592,490,281  173,411    $ 26,214,367,714   190,395     $ 29,252,542,517

   Second Lien
   Subprime Loans         *         *                   9,116    $    353,218,934    18,483     $    711,917,795

                          **        **                **         **                  62,351     $ 11,088,435,185
   Alt-A Minus Loans

---------------------
  * Wells Fargo Bank does not have a material servicing portfolio of Second Lien Loans for the periods indicated.
 ** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans.

         Servicing Procedures

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency, or in the case of subprime loans, on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

         If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

         Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

         (i) For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

         (ii) Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose. While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney. A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

Collection and Other Servicing Procedures

         The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

Hazard Insurance

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the certificateholders to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee, certificateholders and Insurer, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Master Servicing Compensation, Servicing Compensation and Payment of Expenses

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.009% per annum of the aggregate principal balance of the mortgage loans as of the first day of the month immediately preceding such distribution date. Wells Fargo Bank will also be entitled to investment earnings on amounts in the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.200% to 0.750% per annum, and the weighted average net servicing fee, by stated principal balance as of the cut-off date, is approximately 0.377%. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges (other than those prepayment charges payable to the Class P Certificates) and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

Protected Accounts

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the master servicer on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

Distribution Account

         The securities administrator, as paying agent, will establish and maintain in the name of the paying agent, for the benefit of the certificateholders and the Insurer, an account (the "Distribution Account"), into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from EMC or the master servicer;

         (iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by the master servicer or the securities administrator and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders and the Insurer in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in demand deposits with such depository institutions. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders and the Insurer will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee, the master servicer and the securities administrator in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each such rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee, the master servicer or the securities administrator or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account to pay the applicable premium to the Insurer and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this prospectus supplement. The master servicer will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the securities administrator, the swap administrator, the paying agent and the custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by and reimbursable to them pursuant to the pooling and servicing agreement, prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for remittance to the securities administrator. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate the master servicer to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

         The Policy shall not cover any Prepayment Interest Shortfalls allocable to the Class A Certificates.

Advances

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency (in the case of a negative amortization loan, only to the extent set forth in the related servicing agreement), net of the related servicing fee, except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement or the related servicing agreement will obligate the master servicer, in its capacity as successor servicer (or any other successor to the servicer, or EMC, if the defaulting servicer is Wells Fargo Bank) to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this prospectus supplement. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance or may appoint a successor master servicer, acceptable to the Insurer, to make such advance.

         All monthly advances will be reimbursable to the party making such monthly advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed monthly advance was made. In addition, any monthly advances previously made in respect of any mortgage loan that are deemed by the applicable servicer, subservicer or master servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

Modifications

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer not to be materially adverse to the best interests of the related certificateholders (without regard to the Policy), the related servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

Evidence as to Compliance

         The pooling and servicing agreement and each servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement and each servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement and each servicing agreement will also provide for delivery to the master servicer, the depositor, the securities administrator and the Insurer on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by certificateholders without charge upon written request to the securities administrator at the address of the securities administrator set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Parties to the Pooling and Servicing Agreement

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

                  o the master servicer has proposed a successor to the trustee and the Insurer and each of the trustee and the Insurer has consented thereto, such consent not to be withheld unreasonably;

                  o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

                  o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates (without regard to the Policy).

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the trustee, the securities administrator, the depositor, or any director, officer, employee, or agent of the master servicer, the trustee, the securities administrator, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer, the trustee, the securities administrator or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee, the securities administrator and the depositor and any director, officer, employee or agent of the sponsor, the master servicer, the trustee, the securities administrator and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such person's duties under the pooling and servicing agreement or by reason of reckless disregard of such person's obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer, the trustee, the securities administrator nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer, the trustee, the securities administrator or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates (without regard to the Policy).

                         DESCRIPTION OF THE CERTIFICATES

General

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to as the "offered certificates," together with the Class B-IO Certificates, the Class P Certificates and the Class R Certificates, which we are not offering by this prospectus supplement. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates" or as the "senior certificates". We sometimes refer to the classes with the letter "M" in their class name as "Class M Certificates" or the "subordinate certificates." We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class B-IO, Class P and Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the paying agent and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

               o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

               o after the occurrence and continuation of an event of default, certificateholders representing more than 50% of the voting rights evidenced by each class of book entry certificates advise the trustee, certificate registrar and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee, the securities administrator, the paying agent and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the certificate registrar, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Distributions

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2007-SD3 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Interest Funds. On each distribution date, the paying agent will withdraw from the Distribution Account the Interest Funds for such distribution date and apply such amount as follows:

                           first, to the Class A Certificates, Current Interest
                  and then any Interest Carry Forward Amount for such class;

                           second, from remaining Interest Funds, to the
                  Insurer, any Reimbursement Amount relating to interest draws on the Policy;

                           third, from remaining Interest Funds, to the Class
                  M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates, sequentially, in that order, Current Interest for each such class;

                           fourth, any Excess Spread, to the extent necessary to
                  meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                           fifth, any remaining Excess Spread will be added to
                  any Excess Overcollateralization Amount and will be included in Excess Cashflow with and applied as described under "Excess Cashflow Provisions," below.

         On any distribution date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and residual certificates, and thereafter, to the Current Interest payable to the certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

         Principal Distribution Amount. On each distribution date, the Principal Distribution Amount will be applied as follows:

                  (A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                           first, to the Insurer, any remaining accrued and
                  unpaid Reimbursement Amounts payable to the Insurer for that distribution date, to the extent not paid pursuant to clause second under "Interest Funds" above;

                           second, to the Class A Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance of such class is reduced to zero;

                           third, to the Class M-1 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth,, to the Class M-2 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-3 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the Class M-4 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           seventh, to the Class M-5 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           eighth, to the Class M-6 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           ninth, to the Class M-7 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           tenth, to the Class M-8 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           eleventh, to the Class M-9 Certificates, any
                  remaining Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

                  (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                           first, to the Insurer, any remaining accrued and
                  unpaid Reimbursement Amounts payable to the Insurer for that distribution date, to the extent not paid pursuant to clause second under "Interest Funds" above;

                           second, to the Class A Certificates, from any
                  remaining Principal Distribution Amount, the Class A Principal Distribution Amount, until the certificate principal balance of such class is reduced to zero;

                           third, to the Class M-1 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class M-2 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-3 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-3 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the Class M-4 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-4 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           seventh, to the Class M-5 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-5 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           eighth, to the Class M-6 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-6 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           ninth, to the Class M-7 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-7 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           tenth, to the Class M-8 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-8 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           eleventh, to the Class M-9 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-9 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

     Excess Cashflow Provisions. On each distribution date, any Excess Cashflow will be applied as follows:

                           first, to the Class A Certificates, any unpaid
                  Interest Carry Forward Amount for such class of certificates and distribution date, to the extent not paid pursuant to clause first under "Interest Funds" above and not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

                           second, from any remaining Excess Cashflow, to the
                  Class A Certificates, an amount equal to any Unpaid Applied Realized Loss Amount for such class and distribution date;

                           third, from any remaining Excess Cashflow, to the
                  Insurer, any unpaid Reimbursement Amounts, to the extent not paid pursuant to clause second under "Interest Funds" above and clause first of either paragraph (A) or (B) under "Principal Distribution Amount" above;

                           fourth, from any remaining Excess Cashflow, to the
                  Class M-l Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

                           fifth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

                           sixth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

                           seventh, from any remaining Excess Cashflow, first to
                  the Class A Certificates, and then to Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class

                  M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates, sequentially, in that order, an amount equal to such certificates' allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon; provided, however, that any such amounts allocable to the Class A Certificates under this clause will be used to pay any unpaid Reimbursement Amounts, relating to interest draws owed to the Insurer prior to paying any such amounts to the Class A Certificates;

                           eighth, from any remaining Excess Cashflow, to the
                  Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

                           ninth, to the Class M-9 Certificates, the Early
                  Principal Payment Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

                           tenth, from any remaining Excess Cashflow, to the
                  Class B-IO Certificates, an amount specified in the pooling and servicing agreement; and

                           eleventh, any remaining amounts to the residual
                  certificates.

         On each distribution date, all amounts representing prepayment charges on mortgage loans serviced by EMC, which were received by the trust during the related Prepayment Period, will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the senior certificates or the subordinate certificates. Prepayment charges received by the trust with respect to the mortgage loans serviced by EMC will be distributed to the Class P Certificates, as set forth in the pooling and servicing agreement.

Glossary

         "Adjusted Rate Cap," with respect to each class certificates, each distribution date and the related Due Period, is (A) the sum of (i) the scheduled Monthly Payments owed on the mortgage loans for such Due Period less the related servicing fees, the related master servicing fees and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus (B) the amount of the premium payable to the Insurer, expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

         "Aggregate Early Principal Payment Amount," with respect to any distribution date is the sum of all amounts of principal paid to the Class M-9 Certificates pursuant to clause ninth under "--Excess Cashflow Provisions" above on all prior distribution dates.

         "Applied Realized Loss Amount," with respect to any class of offered certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class as provided under "--Allocation of Realized Losses" below.

         A "Basis Risk Shortfall Carry Forward Amount" is, as of any distribution date for a class of certificates, the sum of:

                  o if on such distribution date the applicable pass-through rate for such class is based upon the interest rate cap, the excess of

                       (i) the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated without regard to the interest rate cap; over

                       (ii) the sum of interest calculated at the interest rate cap for such distribution date

                        (such excess being the "Basis Risk Shortfall" for such distribution date); and

                  o the Basis Risk Shortfall for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the accrual period with respect to each such prior distribution date).

         "Certificate Principal Balance" with respect to each class of offered certificates and any distribution date, is the original certificate principal balance of such class on the closing date, plus the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, reduced by the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) in the case of each class of certificates, any Applied Realized Loss Amounts allocated to such class on previous distribution dates, and increased by (iii) in the case of each class of certificates, any Subsequent Recoveries allocated to such class on previous distribution dates.

         "Class A Principal Distribution Amount," with respect to any applicable distribution date is an amount equal to the excess of

               o the certificate principal balance of the Class A Certificates immediately prior to that distribution date, over

               o    the lesser of

                  (a) approximately 65.20% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-1 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date) and

                  2. the certificate principal balance of the Class M-1 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 75.60% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-2 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date) and

                  3. the certificate principal balance of the Class M-2 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 79.90% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-3 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date) and

                  4. the certificate principal balance of the Class M-3 Certificates immediately prior to that distribution date over

              o   the lesser of

                  (a) approximately 82.40% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-4 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date) and

                  5. the certificate principal balance of the Class M-4 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 84.80% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-5 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date) and

                  6. the certificate principal balance of the Class M-5 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 86.60% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-6 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date) and

                  7. the certificate principal balance of the Class M-6 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 88.80% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-7 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date)

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

                  7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date) and

                  8. the certificate principal balance of the Class M-7 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 90.40% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-8 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date)

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

                  7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date)

                  8. the certificate principal balance of the Class M-7 Certificates (after taking into account distributions of the Class M-7 Principal Distribution Amount for that distribution date) and

                  9. the certificate principal balance of the Class M-8 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 92.40% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-9 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date)

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

                  7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date)

                  8. the certificate principal balance of the Class M-7 Certificates (after taking into account distributions of the Class M-7 Principal Distribution Amount for that distribution date) and

                  8. the certificate principal balance of the Class M-8 Certificates (after taking into account distributions of the Class M-8 Principal Distribution Amount for that distribution date) and

                  9. the certificate principal balance of the Class M-9 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 94.80% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  On each distribution date on and after which the aggregate certificate principal balance of the Class A and Class M Certificates, other than the Class M-9 Certificates, have been reduced to zero, the Class M-9 Principal Distribution Amount will equal 100% of the Principal Distribution Amount.

         "Current Interest," with respect to each class of certificates (other than the Class B-IO and Class R Certificates) and each distribution date is the interest accrued at the applicable pass-through rate (including for such purpose any application of the interest rate cap) for the related accrual period on the certificate principal balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such class of offered certificates described under in "--Distributions--Interest Funds" in this prospectus supplement, and any Net Deferred Interest allocated to such class.

         "Deferred Interest" means the amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this prospectus supplement.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Early Principal Payment Amount" with respect to any distribution date is equal to the lesser of (a) the Certificate Principal Balance of the Class M-9 Certificates on such distribution date, after taking into account distributions of principal and Extra Principal Distribution Amount made pursuant to "--Principal Distribution Amount" above, and (b) 100% of the remaining Excess Cashflow after the distributions set forth in clauses first through eighth under "--Excess Cashflow Provisions" above.

         "Excess Cashflow," with respect to any distribution date, is the sum of
(a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such distribution date.

         "Excess Overcollateralization Amount," with respect to any distribution date, is the lesser of (1) Principal Funds and (2) the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such distribution date.

         "Excess Spread," with respect to any distribution date, is the excess, if any, of Interest Funds for such distribution date over the sum of (i) Current Interest on the certificates, (ii) Interest Carry Forward Amounts on the Class A Certificates, (iii) the premium payable to the Insurer and (iv) any Reimbursement Amounts payable under clause second in "Description of the Certificates--Distributions--Interest Funds" in this prospectus supplement, on such distribution date.

         "Extra Principal Distribution Amount," with respect to any distribution date, is the lesser of (a) the excess, if any, of the Specified
Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

         "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of May 18, 2007, among the Insurer, the depositor, the sponsor, the master servicer and the trustee.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Insurer" means Financial Guaranty Insurance Company.

         "Interest Carry Forward Amount," with respect to each class of certificates and any distribution date, is the sum of

              o   the excess of

                  (a) Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount of interest actually distributed to such class on such prior distribution dates,

              and

              o interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for the related interest accrual period, including the interest accrual period relating to such distribution date.

         "Interest Funds," with respect to any distribution date are equal to:

         (i)      the sum, without duplication, of the following amounts:

                  o all interest received during the related Due Period, less the related servicing fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the supplemental interest trust trustee and the swap administrator as provided in the pooling and servicing agreement,

                  o    all advances relating to interest,

                  o    all Compensating Interest,

                  o Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month,

                  o the interest portion of proceeds of the repurchase of any mortgage loans, and

                  o the interest portion of the purchase price of the assets of the trust upon exercise by EMC Mortgage Corporation of its optional termination right,

                  less

         (ii)     the sum, without duplication, of the following amounts:

                  o amounts relating to interest used to reimburse the trustee, the securities administrator, the master servicer, the custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party,

                  o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider, and

                  o the amount of any premium payable to the Insurer, as provided in the pooling and servicing agreement.

         "Liquidation Period," with respect to a distribution date, is the monthly or other related period preceding such distribution date described in the related servicing agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related servicer remittance date.

         "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Net Deferred Interest," with respect to the mortgage loans, on any distribution date, means the amount of Deferred Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the available funds for such distribution date and available to be distributed on the related certificates on that distribution date.

         With respect to any class of offered certificates as of any distribution date, means an amount equal to the product of (1) the excess, if any, of (a) the pass-through rate for such class of certificates, over (b) the Adjusted Rate Cap for such class of certificates for such distribution date, (2) the Certificate Principal Balance of such class of certificates immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

         "Overcollateralization Amount," with respect to any distribution date, is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) over (b) the aggregate certificate principal balance of the certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Floor" with respect to any distribution date (a) prior to the distribution date in May 2027, an amount equal to 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date and (b) on or after May 2027, an amount equal to the greater of (1) 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date and (2) the sum of (i) the aggregate outstanding principal balance of the mortgage loans, in each case, as of the last day of the related Due Period, with an original term to maturity of greater than 360 months, and (ii) 0.10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         "Prepayment Period" with respect to any distribution date, the period that is provided in the related servicing agreement with respect to the mortgage loans.

         "Principal Distribution Amount," with respect to any distribution date, is equal to

                  o    the Principal Funds for such distribution date, plus

                  o any Extra Principal Distribution Amount for such distribution date, less

                  o any Excess Overcollateralization Amount for such distribution date.

         "Principal Funds," with respect to any distribution date, are equal to:

         (i)      the sum, without duplication, of the following amounts:

                  o the scheduled principal collected during the related Due Period or advanced on or before the master servicer advance date,

                  o prepayments, exclusive of any prepayment charges, collected in the related prepayment period,

                  o the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or a servicer,

                  o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by a servicer in connection with a substitution of a mortgage loan,

                  o all Liquidation Proceeds and Subsequent Recoveries collected during the related Liquidation Period, to the extent such Liquidation Proceeds and Subsequent

                       Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Liquidation Period, and

                  o the principal portion of the purchase price of the assets of the trust upon the exercise by EMC Mortgage Corporation of its optional termination rights,

                   less

         (ii)      the sum, without duplication, of the following amounts:

                  o amounts relating to principal or not allocable to either principal or interest used to reimburse the trustee, the supplemental interest trust trustee, the securities administrator, the sponsor, the master servicer, the custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party,

                  o the amounts of any payment of principal received on the mortgage loans during the related due period or prepayment period applied to any shortfalls of interest during the related due period in connection with any negative amortization loans,

                  o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment of the Swap Provider, to the extent not paid from Interest Funds for the related distribution date and to the extent remaining unpaid from any previous distribution date,

                  o the amount of any premium payable to the Insurer, to the extent not paid from Interest Funds for the related distribution date, as provided in the pooling and servicing agreement.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Realized Loss Period" with respect to a distribution date, the monthly or other related period preceding such distribution date described in the related servicing agreement pursuant to which any Realized Losses are determined with respect to such distribution date.

         "Reimbursement Amount" is the sum of (a) the aggregate unreimbursed amount of any payments made by the Insurer under the Policy, together with interest on such amount from the date of payment by the Insurer until paid in full at the Late Payment Rate (as defined in the Insurance Agreement) and (b) any other amounts owed to the Insurer under the Insurance Agreement or the pooling and servicing agreement.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Remaining Excess Spread" with respect to any distribution date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

         "Specified Overcollateralization Amount" for each distribution date:

                  (i) prior to the Stepdown Date, is the sum of (a) approximately 2.60% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, and (b) the Aggregate Early Principal Payment Amount for such distribution date;

                  (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the lesser of (a) the amount described in clause (i) above, and (b) the greater of (x) the excess of (1) approximately 7.60% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period), over (2) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date, and (y) the Overcollateralization Floor; or

                  (iii) on and after the Stepdown Date, and if a Trigger Event is in effect, the Specified Overcollateralization Amount for the immediately preceding distribution date (after taking into account any distributions of principal made with respect to the Class M-9 Certificates pursuant to clause ninth under "--Excess Cashflow Provisions" above).

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof, plus the amounts of any Net Deferred Interest allocated to such mortgage loan, minus the sum of:

                  o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

                  o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer prior to or during the related Liquidation Period, and

                  o any Realized Loss thereon incurred during the related Realized Loss Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date" means the later to occur of

                  o        the distribution date occurring in May 2010 and

                  o the first distribution date for which the aggregate certificate principal balance of the subordinate certificates plus the Overcollateralization Amount for such distribution date divided by the sum of the Stated Principal Balances of the mortgage loans as of the end of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) is greater than or equal to approximately 34.80%.

         A "Trigger Event," with respect to any distribution date on or after the Stepdown Date, exists if either:

         (A)      (i)      the three-month rolling average of the sum of the
                           Stated Principal Balances of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Stated Principal Balances of all of the mortgage loans as of the last day of the related Due
                           Period, equals or exceeds

                  (ii) approximately 20.10% of the aggregate certificate principal balance of the subordinate certificates plus any Overcollateralization Amount (in each case after taking into account distribution of the related Principal Distribution Amount on such distribution date) as a percentage of the sum of the Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for prepayments received during the related Prepayment Period), or

         (B) as of the last day of the related Realized Loss Period, the aggregate amount of Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, exceed for distribution dates occurring in:

                 Distribution Date                     Loss Percentage
                 -----------------                     ---------------
                 May 2010 through April 2011                1.75%
                 May 2011 through April 2012                2.50%
                 May 2012 through April 2013                3.00%
                 May 2013 and each month thereafter         3.00%

         "Unpaid Applied Realized Loss Amount," with respect to any class of offered certificates and as to any distribution date, is the excess of:

                  o the Applied Realized Loss Amount with respect to such class over

                  o the sum of all distributions in reduction of the Applied Realized Loss Amounts and any Subsequent Recoveries allocated to such class on all previous distribution dates.

Any amounts distributed to a class of certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the certificate principal balance of such class.

Table of Fees

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

-------------------------------------------------------------------------------------------------------------
            Item                              Fee                                  Paid From
-------------------------------------------------------------------------------------------------------------
Master Servicing Fee(1)        0.009% per annum                    Mortgage Loan Collections
-------------------------------------------------------------------------------------------------------------
Servicing Fee(1)               0.200% - 0.750% per annum           Mortgage Loan Collections
-------------------------------------------------------------------------------------------------------------
Premium rate payable to        0.100% per annum                    Mortgage Loan Collections
Financial Guaranty Insurance
Company for providing the
Policy(2)
-------------------------------------------------------------------------------------------------------------
(1)  The master servicing fee and servicing fee are paid on a first priority basis from collections on the mortgage loans, prior to distributions to certificateholders.
(2)  The premium is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to
     certificateholders.
-------------------------------------------------------------------------------------------------------------

         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

Allocation of Realized Losses

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates, the certificate principal balances of one or more classes of the subordinate certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class M-9 Certificates until the certificate principal balance of each such class has been reduced to zero. Any such reduction is an Applied Realized Loss Amount. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the related Realized Loss Period will be allocated to the Class A Certificates, until the certificate principal balance of such class has been reduced to zero.

         No reduction of the certificate principal balance of any class shall be made on any distribution date on account of Realized Losses to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the related due date.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the related Realized Loss Period and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this prospectus supplement as a "Subsequent Recovery," will be distributed in accordance with the priorities described under " -Distributions" above. Additionally, the certificate principal balance of each class of certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the Unpaid Applied Realized Loss Amount for such class immediately prior to such distribution date. Holders of such certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

         Any Subsequent Recoveries on the mortgage loans will be allocated first to the Insurer for payment of any unreimbursed Reimbursement Amounts for such distribution date in respect of any Deficiency Amount (as defined under "The Certificate Insurance Policy"), but only to the extent of the portion of Realized Losses allocated to the Class A Certificates paid by the Insurer.

Excess Spread and Overcollateralization Provisions

         Excess Spread and certain available Net Swap Payments will be required to be applied on each distribution date as an Extra Principal Distribution Amount with respect to the offered certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount.

         If, on any distribution date, the Excess Overcollateralization Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any remaining Excess Spread on such distribution date will constitute Excess Cashflow for such distribution date and will be distributed as provided under "--Distributions--Excess Cashflow Provisions" above.

Pass-Through Rates

         The pass-through rate per annum for each class of certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described below under "--Calculation of One-Month LIBOR," plus the applicable per annum margin for such class set forth below, subject to the interest rate cap.

         The "interest rate cap" is equal to the excess of (A) the weighted average of the net mortgage rates of the mortgage loans, over (B) the sum of (1) the Net Swap Payment payable to the Swap Provider, (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider, and (3) in the case of the Class A Certificates, the premium rate payable to Financial Guaranty Insurance Company for providing the financial guaranty insurance policy with respect to the Class A Certificates, in each case on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date, multiplied by 12. The interest rate cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

         For purposes of calculating the interest rate cap, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the master servicing fee and the related servicing fee.

         The per annum margin for each class of offered certificates is as follows:

                  o for the Class A Certificates, (a) for any distribution date on or prior to the optional termination date, 0.250% and (b) for any distribution date after the optional termination date, 0.500%,

                  o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.750% and (b) for any distribution date after the optional termination date, 1.125%,

                  o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.800% and (b) for any distribution date after the optional termination date, 1.200%,

                  o for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.100% and (b) for any distribution date after the optional termination date, 1.650%,

                  o for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.250% and (b) for any distribution date after the optional termination date, 1.875%,

                  o for the Class M-5 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.250% and (b) for any distribution date after the optional termination date, 1.875%,

                  o for the Class M-6 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.250% and (b) for any distribution date after the optional termination date, 1.875%,

                  o for the Class M-7 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.250% and (b) for any distribution date after the optional termination date, 1.875%,

                  o for the Class M-8 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.250% and (b) for any distribution date after the optional termination date, 1.875%, and

                  o for the Class M-9 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.250% and (b) for any distribution date after the optional termination date, 1.875%.

         If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "--Distributions" above.

         Basis Risk Shortfall Carry Forward Amounts for any class will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basis Risk Shortfall payments or from and to the extent of funds on deposit in the Swap Account, as the case may be. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such account for distribution in respect of Basis Risk Shortfall payments as described under "--Distributions" above.

Calculation of One-Month LIBOR

         For each accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the offered certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for such accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  o    with an established place of business in London,

                  o which have been designated as such by the securities administrator and

                  o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates for the related accrual period shall, in the absence of manifest error, be final and binding.

The Swap Administrator

         Wells Fargo Bank, N.A., not in its individual capacity, but solely in its capacity as swap administrator for the benefit of the trust and certificateholders, will be the Swap Administrator under the Swap Administration Agreement. The Swap Administrator will only be obligated to make payments to the trust under the Swap Administration Agreement to the extent that it receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement and Swap Administration Agreement to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, N.A. as master servicer and securities administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Swap Administrator.

The Interest Rate Swap Agreement

         Citibank, N.A., as the supplemental interest trust trustee (the "Supplemental Interest Trust Trustee") will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products Inc. (the "Swap Provider") for the benefit of the holders of the offered certificates. The Interest Rate Swap Agreement will be held in the supplemental interest trust (the "Supplemental Interest Trust"). The Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On or before each distribution date through and including the distribution date in April 2012, subject to early termination as described below, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Supplemental Interest Trust (the "Swap Account") certain amounts, if any, received from the Swap Provider. The Swap Administrator will withdraw from the Swap Account and distribute to holders of the offered certificates certain amounts in respect of Interest Carry Forward Amounts, Basis Risk Shortfall Carry Forward Amounts and amounts necessary to maintain or restore the Specified Overcollateralization Amount, in each case to the extent not covered by the Excess Cashflow, as described in this prospectus supplement and under "The Swap Administration Agreement" in this prospectus supplement. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Swap Administration Agreement and the Swap Account will not be assets of any REMIC.

         Under the Interest Rate Swap Agreement, on or before each distribution date through and including the distribution date in April 2012, the Swap Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the "Fixed Swap Payment", equal to the product of (x) a fixed rate equal to 5.06375% per annum, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, the number of days from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding such distribution date, determined on a 30/360 basis) and the denominator of which is
360. On or before each such distribution date the Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Supplemental Interest Trust, a floating amount, or the "Floating Swap Payment", equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement) (y) the notional amount for that distribution date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a "Net Swap Payment", will be required to be made on or before each applicable distribution date (a) by the Swap Administrator, on behalf of the Supplemental Interest Trust, to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, on behalf of the Supplemental Interest Trust, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Net Swap Payment is required to be made to the Swap Provider, the issuing entity will be required to make a payment to the Swap Account in the amount of such Net Swap Payment, prior to distributions to the certificateholders. The Swap Administrator, on behalf of the Supplemental Interest Trust, will only be required to make a Net Swap Payment to the Swap Provider to the extent of funds paid by the trust to the Swap Account.

         The notional amount with respect to the Interest Rate Swap Agreement and each applicable distribution date will be the related notional amount set forth in the table below, calculated based upon an assumed prepayment rate with respect to the mortgage loans (assuming no defaults or delinquencies). The Interest Rate Swap Agreement will commence on the closing date and terminate in accordance with its terms immediately following the distribution date in April 2012, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

                                            Notional Amount of
      Month of Distribution Date      Interest Rate Swap Agreement ($)
    -----------------------------     --------------------------------
     May 2007                                  505,688,746.57
     June 2007                                 498,642,873.88
     July 2007                                 491,695,443.17
     August 2007                               484,844,754.48
     September 2007                            478,088,451.21
     October 2007                              471,425,549.06
     November 2007                             464,855,331.44
     December 2007                             458,375,006.87
     January 2008                              451,983,472.38
     February 2008                             445,679,097.11
     March 2008                                439,460,905.58
     April 2008                                433,328,381.29
     May 2008                                  427,277,254.46
     June 2008                                 421,309,381.26
     July 2008                                 415,423,341.52
     August 2008                               409,615,493.95
     September 2008                            403,887,485.56
     October 2008                              398,233,542.47
     November 2008                             392,655,995.33
     December 2008                             387,145,439.99
     January 2009                              381,710,075.52
     February 2009                             376,344,735.38
     March 2009                                371,049,564.85
     April 2009                                365,823,301.79
     May 2009                                  360,655,398.27
     June 2009                                 355,556,945.69
     July 2009                                 350,529,423.80
     August 2009                               345,566,412.76
     September 2009                            340,669,369.00
     October 2009                              335,837,113.61
     November 2009                             331,071,994.82
     December 2009                             326,367,313.76
     January 2010                              321,724,870.28
     February 2010                             317,142,868.77
     March 2010                                312,621,293.21
     April 2010                                308,161,298.93
     May 2010                                  303,761,629.07
     June 2010                                 299,421,639.18
     July 2010                                 295,131,902.33
     August 2010                               290,895,918.84
     September 2010                            286,717,213.81
     October 2010                              282,595,136.72
     November 2010                             278,523,810.25
     December 2010                             274,507,470.52
     January 2011                              270,546,424.00
     February 2011                             266,639,111.56

                                            Notional Amount of
      Month of Distribution Date      Interest Rate Swap Agreement ($)
    -----------------------------     --------------------------------
     March 2011                                262,784,468.95
     April 2011                                258,983,706.88
     May 2011                                  255,232,414.89
     June 2011                                 251,532,081.49
     July 2011                                 247,882,196.61
     August 2011                               244,281,907.40
     September 2011                            240,729,056.42
     October 2011                              237,224,513.62
     November 2011                             233,768,381.30
     December 2011                             230,360,004.98
     January 2012                              226,997,658.75
     February 2012                             223,681,002.06
     March 2012                                220,407,667.87
     April 2012                                217,180,019.22


         The respective obligations of the Swap Provider and the Swap Administrator, on behalf of the Supplemental Interest Trust, to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below), or event that with the giving of notice or lapse of time or both would become a Swap Default, shall have occurred and be continuing on the related distribution date with respect to the other party and (2) no "early termination date" (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

         "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following:

         o failure to make a payment due under the Interest Rate Swap Agreement, after notice of such failure is received and expiration of a specified grace period,

         o failure by the Swap Provider to comply with or perform certain agreements or obligations required under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

         o failure by the Swap Provider to comply with or perform the specified rating trigger collateral posting requirements of the Interest Rate Swap Agreement if a specified rating trigger downgrade has occurred for a period specified in the Interest Rate Swap Agreement and after notice of such failure is received and expiration of a specified grace period,

         o certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

         o repudiation or certain defaults by the Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

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

         o cross-default by the Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

         o        certain insolvency or bankruptcy events, and

         o a merger by a party to the Interest Rate Swap Agreement without an assumption of such party's obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

         Termination events under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following:

         o illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

         o tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or, in certain circumstances solely with respect to the trust, certain similar events), and

         o tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Interest Rate Swap Agreement.

         Additional termination events under the Interest Rate Swap Agreement (each an "Additional Termination Event"), include the following:

         o failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

         o failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

         o occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement, and

         o amendment of the pooling and servicing agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

         If the Swap Provider's credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

         Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events and Additional Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the related Termination Event or Additional Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

         Upon any Swap Early Termination, the Swap Administrator, on behalf of the Supplemental Interest Trust, or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other party (regardless of which party has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement on the date of such Swap Early Termination, computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event (as defined below). The trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the certificateholders.

         Upon a Swap Early Termination in connection with the optional termination of the trust, if the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this prospectus supplement. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment will be distributed in accordance with the terms of the Swap Administration Agreement.

         A "Swap Provider Trigger Event" shall mean: (i) the occurrence of an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) the occurrence of a Termination Event or an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement), or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Administration Agreement

         Wells Fargo Bank, N.A. will act as swap administrator (in such capacity, the "Swap Administrator") under a swap administration agreement (the "Swap Administration Agreement"). The Swap Administrator will only be obligated to make payments to holders of the offered certificates to the extent that it receives funds from the swap provider. The Swap Administrator will only be obligated to make payments to the swap provider to the extent that it receives funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, N.A. as securities administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Swap Administrator.

         Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from Interest Funds before distributions to the certificateholders. On or before each distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Swap Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment (other than as a result of a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the certificateholders and will be paid by the trust to the Swap Administrator as set forth in the pooling and servicing agreement.

         On or before each applicable distribution date, Net Swap Payments payable by the Swap Provider to the Swap Administrator will be deposited by the Swap Administrator into the Swap Account for the benefit of the certificateholders. On each such distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from the Swap Account to remit to the paying agent for distribution to the certificates in the following order of priority:

         first, to the Class A Certificates, to pay Current Interest and any Interest Carry Forward Amount on such class to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the mortgage loans, to the extent not fully paid as described under "Description of the Certificates--Distributions--Interest Funds" above;

         second, to the Insurer, any Reimbursement Amount relating to interest draws on the Policy, to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Interest Funds" above;

         third, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay Current Interest on such certificates, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Interest Funds" above, and any Interest Carry Forward Amount on such certificates to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the related mortgage loans;

         fourth, to pay, first to the Class A Certificates, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts on such certificates for such distribution date; and

         fifth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Specified Overcollateralization Amount as a result of related Realized Losses, distributed in the same manner and priority as the Principal Distribution Amount as described under "Description of the Certificates--Distributions--Principal Distribution Amount" above.

         Any amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

         Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments payable to the Swap Provider and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event payable to the Swap Provider will be deducted from available funds before distributions to the holders of the offered certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider in the following order of priority:

         first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

         Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the offered certificates and will be paid by the trust to the Swap Administrator as set forth in the pooling and servicing agreement.

The Swap Provider

         Bear Stearns Financial Products Inc. or BSFP, will be the swap provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this prospectus supplement, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc., the sponsor, the issuing entity and the depositor.

         The information contained in the preceding paragraph has been provided by the Swap Provider for use in this prospectus supplement. The Swap Provider has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus, other than the information contained in the immediately preceding paragraph.

         The depositor has determined that the aggregate significance percentage, as calculated in accordance with Regulation AB under the Securities Act of 1933, of the interest rate swap agreement is less than 10%.

Reports to Certificateholders

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the swap provider, the Insurer, the trustee and the depositor a statement generally setting forth, among other information:

                  1. the applicable accrual periods for calculating distributions and general distribution dates;

                  2. total cash flows received and the general sources thereof;

                  3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

                  4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein,
         (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

                  5. the amount of such distribution to holders of the offered certificates allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement;

                  6. the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

                  7. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

                  8. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

                  9. the Pass-Through Rate for each class of offered certificates for such distribution date;

                  10. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

                  11. the number and aggregate Stated Principal Balance of any mortgage loans that were (a) delinquent (exclusive of mortgage loans in foreclosure and any mortgage loans liquidated during the preceding calendar month) under the method of calculation specified in the pooling and servicing agreement, (1) one scheduled payment, (2) two scheduled payments, and (3) three or more scheduled payments, and (b) for which foreclosure proceedings have been commenced; in each case, as of the end of preceding calendar month;

                  12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

                  13. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the preceding calendar month;

                  14. whether a Stepdown Date has occurred and whether a Trigger Event is in effect;

                  15. the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;

                  16. the cumulative Realized Losses through the end of the related Realized Loss Period;

                  17. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans;

                  18. the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider;

                  19. unless otherwise previously reported on Form 10-D, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

                  20. the amount of the Reimbursement Amount, if any; and

                  21. the Deficiency Amount, if any, to be paid by the Insurer.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and the Insurer via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (866) 846-4526.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator (if filed by it) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Amendment

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor, the securities administrator and the trustee, with the consent of the Insurer but without the consent of certificateholders,

                  o     to cure any ambiguity,

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                  o     to correct or supplement any provision therein which may
                        be defective or inconsistent with any other provision therein,

                  o to change the manner in which the Distribution Account or the Protected Account is maintained,

                  o to conform the terms of the pooling and servicing agreement to those of this prospectus supplement

                  o to revise or correct any provisions therein to reflect the obligations of the parties thereto as they relate to Regulation AB or

                  o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder or the Insurer. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders or the Insurer if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates (without regard to the Policy). In addition, the pooling and servicing agreement may be amended with the consent of the Insurer, but without the consent of certificateholders, to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the Insurer and the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel (a copy of which shall be addressed to and delivered to the Insurer) to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

         Notwithstanding any of the other provisions of this section, none of the depositor, the master servicer, the sponsor, the securities administrator or the trustee shall enter into any amendment that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider without the

                                     S-117
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prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

         Notwithstanding the foregoing, the Insurer shall have the right to consent to any amendment which materially affects its rights and obligations under the pooling and servicing agreement or the rights of any holder of the Class A Certificates. So long as there is not a continuing default by the Insurer of its obligations under the Policy, the Insurer has, and may exercise without the consent of the holders of the Class A Certificates, all of the rights of the holders of the Class A Certificates under the pooling and servicing agreement.

Voting Rights

                  As of any date of determination,

                  o holders of the offered certificates will be allocated 97% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances;

                  o holders of the Class B-IO Certificates will be allocated 1% of all voting rights;

                  o holders of the Class P Certificates will be allocated 1% of all voting rights; and

                  o holders of the Class R Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

Certain Rights of the Insurer

         The Insurer shall be subrogated to the rights of each holder of a Class A Certificate to receive distributions on the Class A Certificates to the extent of any payment by the Insurer under the Policy.

         Unless it is in default under the terms of the Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Insurer, pursuant to the terms of the pooling and servicing agreement, each Class A certificateholder agrees that the Insurer shall be treated by the depositor, the master servicer, the trustee, the securities administrator and the sponsor as if the Insurer were the holder of all Class A Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class A certificateholders thereunder without any further consent of the holders of the Class A Certificates and the holders of the Class A Certificates will not exercise any of such rights without the prior written consent of the Insurer. Once the Class A Certificates have been paid in full and any Reimbursement Amount owed to the Insurer has been paid, these rights will terminate.

Optional Termination

         The depositor will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect early retirement of all the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the "optional termination date." In the event that the depositor exercises either such option, it will effect such repurchase at a price equal to the sum of

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                  o     100% of the stated principal balance of each mortgage
                        loan plus accrued interest thereon at the applicable mortgage rate,

                  o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan,

                  o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or the custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations and any Reimbursement Amount due to the Insurer, and

                  o any Net Swap Payment payable to the Swap Provider which remains unpaid and any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

         No such purchase by the depositor or its designee, as discussed above, will be permitted without the consent of the Insurer if a draw on the Policy will be made or if any amounts due to the Insurer would remain unreimbursed on the final distribution date for the Class A Certificates.

Optional Purchase of Defaulted Loans

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan (the "Repurchase Price"); provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of the foregoing paragraph, "fiscal quarter" for any year means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

         In addition, the sponsor shall have the right to purchase any mortgage loan from the trust for which the first scheduled payment due to the trust after the closing date becomes 30 days past due; provided, however, such mortgage loan was purchased by the sponsor or one of its affiliates from an

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originator pursuant to a loan purchase agreement that obligated such originator to repurchase such mortgage loan if one or more scheduled payments becomes 30 days past due (and such originator has agreed to repurchase such mortgage loan). Such purchase shall be made at a price equal to the Repurchase Price.

Events of Default

         Events of default under the pooling and servicing agreement include:

                  o any failure by the master servicer to deposit in the Distribution Account the required amounts or any failure by the master servicer to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer, by the trustee, the securities administrator or the depositor, or to the master servicer, the securities administrator, and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

                  o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure to the master servicer, by the trustee, the securities administrator or the depositor, or to the master servicer, the securities administrator and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

                  o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, with the consent of the Insurer, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless

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such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Custodian

         Wells Fargo Bank will act as custodian of the mortgage loans pursuant to the custodial agreement. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

The Trustee

         The trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2007, Citibank's Agency and Trust group manages in excess of $3.9 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2007, Citibank, N.A. acts as trustee and/or paying agent for approximately 361 various residential mortgage-backed transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form

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required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee, in connection with any event of default, any breach of the pooling and servicing agreement or, any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel) or otherwise incurred by the trustee in connection with the performance of its duties and obligations and the exercise of its rights under the pooling and servicing agreement, other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing more than 50% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective unless approved by the Insurer and until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the trustee shall automatically become the successor to the master servicer, or may appoint a successor master servicer, with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, acceptable to the Insurer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered (without regard to the Policy) as a result

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of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee from the Distribution Account. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator, to the Rating Agencies, to the Swap Provider and to the certificateholders of record provided to the trustee by the securities administrator.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The Securities Administrator

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible

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for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as certificate registrar and paying agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                                   THE POLICY

         The following information has been supplied by the Insurer for inclusion in this prospectus supplement.

The Policy

         The Insurer will issue a financial guaranty insurance policy (the "Policy")" for the benefit of the Class A Certificates. The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

         The Insurer, in consideration of the right to receive monthly premiums pursuant to the pooling and servicing agreement and the Insurance Agreement, and subject to the terms of the Policy, unconditionally and irrevocably agrees to pay each Insured Amount, to the extent set forth in the pooling and servicing agreement, to the securities administrator on behalf of the trustee, as trustee for the Insured Certificateholders, except as otherwise provided in the Policy with respect to Preference Amounts.

         For the purposes of the Policy, the following terms have the following meanings:

         "Deficiency Amount" means, with respect to any distribution date and the Class A Certificates, an amount, if any, equal to the sum of: (i) the excess of (x) the Current Interest for the Class A Certificates on such distribution date, over (y) all amounts available to pay Current Interest on the Class A Certificates on such distribution date (including, without limitation, from Interest Funds and amounts on deposit on the Swap Account) in each case allocable to the Class A Certificates on such distribution date in accordance with the priority of payments set forth in the pooling and servicing agreement,
(ii) any Applied Realized Loss Amounts allocated to the Class A Certificates on such distribution date, and (iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final scheduled

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distribution date or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement, in each case after giving effect to distributions made on such date from sources other than the Policy.

         "Insured Amount" means, with respect to the Class A Certificates, (1) any Deficiency Amount and (2) any Preference Amount.

         "Notice" means a written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the securities administrator to the Insurer specifying the information set forth in such exhibit.

         "Insured Certificateholder" means, as to a particular Class A Certificate or, the Person, other than the depositor, any servicer, the master servicer, the trustee, the sponsor, the securities administrator or any subservicers retained by a servicer who, on the applicable distribution date, is entitled under the terms of the Class A Certificate to a distribution on the Class A Certificates.

         The Insurer will pay a Deficiency Amount with respect to the Class A Certificates by 12:00 noon (New York City time) in immediately available funds to the securities administrator on behalf of the trustee on the later of (i) the second business day following the business day on which the Insurer shall have received Notice that a Deficiency Amount is due in respect of the Class A Certificates, and (ii) the distribution date on which the related Deficiency Amount is payable to the Insured Certificateholders pursuant to the pooling and servicing agreement, for payment to the Insured Certificateholders in the same manner as other payments with respect to the Class A Certificates are required to be made. Any Notice received by the Insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the Insurer on the next succeeding business day.

         Upon such payment of an Insured Amount hereunder, the Insurer shall be fully subrogated to the rights of the Insured Certificateholders to receive the amount so paid. The Insurer's obligations with respect to the Class A Certificates under the Policy with respect to each distribution date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the securities administrator on behalf of the trustee, as trustee for the Insured Certificateholders for payment to such Insured Certificateholders, as provided in the pooling and servicing agreement and herein, whether or not such funds are properly applied by the securities administrator or the trustee.

         If any portion or all of any amount that is insured hereunder that was previously distributed to an Insured Certificateholder is recoverable and recovered from such Insured Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), the Insurer will pay on the guarantee described in the second paragraph under "The Policy," an amount equal to each such Preference Amount by 12:00 noon on the second business day following receipt by the Insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Insurer, irrevocably assigning to the Insurer all rights and claims of the trustee and/or such Insured Certificateholder relating to or arising under such Preference Amount and appointing the Insurer as the agent of the trustee and/or such Insured Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the securities administrator or such Insured Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the trustee or the Insured Certificateholder directly (unless the Insured Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order, in which case payment shall be made to the securities administrator for payment to the Insured Certificateholder upon delivery of proof of such payment reasonably satisfactory to the Insurer). Notwithstanding the foregoing, in no event shall the Insurer be (i) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Insurer under the Policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Class A Certificates, prior to the time the Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

         Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the Insurer after 12:00 noon, New York City time, on a given business day or on any day that is not a business day shall be deemed to have been received by the Insurer on the next succeeding business day. If any notice received by the Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the Insurer, and the Insurer will promptly so advise the securities administrator, and the securities administrator may submit an amended notice. All payments made by the Insurer under the Policy in respect of Preference Amounts will be made with the Insurer's own funds.

         The Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Policy is not refundable for any reason, including the payment of any Class A Certificates prior to the maturity of the Class A Certificates. The Policy shall expire and terminate without any action on the part of the Insurer or any other person on the date that is the later of
(i) the date that is one year and one day following the date on which the Class A Certificates shall have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

         A monthly premium shall be due and payable in arrears as provided in the pooling and servicing agreement and the Insurance Agreement.

         The Policy does not cover Prepayment Interest Shortfalls, any Net Deferred Interest or shortfalls resulting from the application of the Relief Act or similar state or local laws, any Basis Risk Shortfalls or Basis Risk Shortfall Carryover Amounts on the Class A Certificates, or any amounts payable to the Class A Certificates in respect of the Interest Rate Swap Agreement, nor does it guarantee to the Insured Certificateholders any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the depositor, the trust, the trustee or the Insured Certificateholders for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policy does not cover the failure of the trustee or securities administrator to make any distribution required under the pooling and servicing agreement to any Insured Certificateholders.

         The Policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws and principles thereof. The proper venue for any action or proceeding on the Policy shall be the County of New York, State of New York.

         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

         In the event that payments under any Class A Certificate are accelerated, nothing contained in the Policy shall obligate the Insurer to make any payment of principal and interest on such Class A Certificate on an accelerated basis, unless such acceleration of payment by the Insurer is at the sole option of the Insurer; it being understood that a payment shortfall in respect of the redemption of any Class A Certificate by reason of the repurchase of the assets of the trust pursuant to the pooling and servicing agreement does not constitute acceleration for the purposes of the Policy.

                                   THE INSURER

         The information set forth in the following paragraphs with respect to Financial Guaranty Insurance Company has been provided by Financial Guaranty Insurance Company (the "Insurer"). No representation is made by the issuing entity, the depositor or the underwriter as to the accuracy and completeness of this information.

         The Insurer is a New York stock insurance corporation that writes financial guaranty insurance in respect of public finance and structured finance obligations and other financial obligations, including credit default swaps. The Insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and the United Kingdom.

         The Insurer is a direct, wholly owned subsidiary of FGIC Corporation, a Delaware corporation. At March 31, 2007, the principal owners of FGIC Corporation and the approximate percentage of its outstanding common stock owned by each were as follows: The PMI Group, Inc. - 42%; affiliates of the Blackstone Group L.P. - 23%; and affiliates of the Cypress Group L.L.C. - 23%. Neither FGIC Corporation nor any of its stockholders or affiliates is obligated to pay any debts of the Insurer or any claims under any insurance policy, including the Policy, issued by the Insurer.

         The Insurer is subject to the insurance laws and regulations of the State of New York, where the Insurer is domiciled, including New York's comprehensive financial guaranty insurance law. That law, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance (and related lines); requires that each financial guaranty insurer maintain a minimum surplus to policyholders; establishes limits on the aggregate net amount of exposure that may be retained in respect of a particular issuer or revenue source (known as single risk limits) and on the aggregate net amount of exposure that may be retained in respect of particular types of risk as compared to the policyholders' surplus (known as aggregate risk limits); and establishes contingency, loss and unearned premium reserve requirements. In addition, the Insurer is also subject to the applicable insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction.

         The following table sets forth the capitalization of the Insurer and subsidiaries as of March 31, 2007, December 31, 2006 and December 31, 2005, on the basis of U.S. generally accepted accounting principles ("GAAP").

              Financial Guaranty Insurance Company and Subsidiaries
                        CONSOLIDATED CAPITALIZATION TABLE
                              (Dollars in Millions)

                                                      March 31,             December 31,           December 31,
                                                         2007                   2006                   2005
                                                         ----                   -----                  ----
                                                      (unaudited)
                                                      -----------

Unearned Premiums                                          $1,367                 $1,348                 $1,201
Other Liabilities                                             937                    960                    144
                                                              ---                    ---                    ---
Total Liabilities                                           2,304                  2,308                  1,345
                                                            -----                  -----                  -----
Stockholder's Equity
     Common Stock                                              15                     15                     15
     Additional Paid-in Capital                             1,904                  1,902                  1,895
     Accumulated Other
          Comprehensive Income (Loss), net of tax               5                      6                   (14)

Retained Earnings                                             785                    715                    471
                                                              ---                    ---                    ---
Total Stockholder's Equity                                  2,709                  2,638                  2,367
                                                            -----                  -----                  -----
Total Liabilities and
     Stockholder's Equity                                  $5,013                 $4,946                 $3,712
                                                           ======                 ======                 ======


         Included as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K to be filed by the Depositor on May 17, 2007 (SEC file number 333-131374) in connection with the registration statement of which this prospectus supplement is a part, and incorporated by reference in this prospectus supplement, are the following financial statements:

         o the audited consolidated financial statements of the Insurer and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006; and

         o the unaudited consolidated financial statements of the Insurer and subsidiaries as of March 31, 2007 and for the three month periods ended March 31, 2007 and 2006.

         Any statement contained herein under the heading "The Insurer" or in Exhibits 99.1 or 99.2 shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the Insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the Insurer (if any) included in documents filed by the Depositor with the Securities and Exchange Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

         The New York State Insurance Department recognizes only statutory accounting practices ("SAP") for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. Although the Insurer prepares both GAAP and SAP financial statements, no consideration is given by the New York State Insurance Department to financial statements prepared in accordance with

GAAP in making such determinations. A discussion of the principal differences between SAP and GAAP is contained in the notes to the Insurer's audited SAP financial statements.

         Copies of the Insurer's most recently published GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Insurer's telephone number is (212) 312-3000.

         Neither the Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the prospectus, the prospectus supplement or any information or disclosure that is provided to potential purchasers of the Bear Stearns Asset Backed Securities Trust 2007-SD3, Asset-Backed Certificates, Series 2007-SD3 (the "Certificates"), or omitted from such disclosure, other than with respect to the accuracy of information regarding the Insurer and the Policy set forth under the heading "The Insurer" and "The Policy" herein. In addition, the Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

The Insurer's Credit Ratings

         The financial strength of the Insurer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, and "AAA" by Fitch Ratings. Each rating of the Insurer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the Insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Insurer does not guarantee the market price or investment value of the Certificates nor does it guarantee that the ratings on the Certificates will not be revised or withdrawn.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 15.62% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and certain available Net Swap Payments applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

                  o the overcollateralization level of the assets at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the offered certificates;

                  o the delinquency and default experience of the mortgage loans; and

                  o the provisions of the pooling and servicing agreement that permit collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when the required overcollateralization level has been met.

         To the extent that greater amounts of Excess Spread and Net Swap Payments are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread or Net Swap Payments to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions" and "-- Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Applied Realized Loss Amount.

Prepayments and Yields of Offered Certificates

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates having an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         Certain of the mortgage loans are fixed rate loans and certain of the mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to the offered certificates.

         Each class of offered certificates has the benefit of the Interest Rate Swap Agreement on each distribution date through and including the distribution date in April 2012, as described in this prospectus supplement. If the Pass-Through Rate on a class of certificates is limited by its interest rate cap, no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any applicable Excess Cashflow is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts on the certificates. See "Description of the Certificates--Excess Cashflow Provisions" and "--The Interest Rate Swap Agreement" in this prospectus supplement.

         To the extent that the Pass-Through Rate on the Class A Certificates and Class M Certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class on such distribution date at the applicable Pass-Through Rate without regard to the related interest rate cap, and (y) the Current Interest payable to such class on such distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection for the certificates against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement on a distribution date are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Cashflow on such distribution date may be used. However, there can be no assurance that such Excess Cashflow will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the interest rate cap, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR on a distribution date, the amount of related Excess Cashflow available on such distribution date to the Class A Certificates and Class M Certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid on such distribution date to the Swap Provider as described in this prospectus supplement. In addition, the interest rate cap and therefore the pass-through rate on the Class A Certificates and Class M Certificates may be reduced on a distribution date by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this prospectus supplement.

         The Policy will not cover any Basis Risk Shortfall Amounts on the Class A Certificates, or amounts payable to the Class A Certificates in respect of the Interest Rate Swap Agreement.

         Subject to the circumstances described under "Description of the Certificates--Distributions" in this prospectus supplement, on each distribution date during the first three years after the closing date and thereafter on any distribution date that a Trigger Event is in effect, all principal payments on the mortgage loans will generally be allocated to the senior certificates.

         The "final scheduled distribution date" for distributions on the offered certificates is the distribution date occurring in May 2037. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

                  o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof,

                  o Excess Spread, to the extent available, will be applied as an accelerated payment of principal on the certificates to the extent described herein and

                  o the depositor may purchase all the mortgage loans and REO properties when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

                  o the mortgage loans prepay at the indicated percentages of CPR;

                  o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in May 2007, in accordance with the payment priorities defined in this prospectus supplement;

                  o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

                  o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in May 2007, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in April 2007, and include 30 days' interest thereon;

                  o    the closing date for the Certificates is May 18, 2007;

                  o each index for the adjustable rate mortgage loans remains constant at the following levels:

                            Index                            Rate
                            -----                            ----
                       1-Month LIBOR                      5.32000%
                       6-Month LIBOR                      5.36500%
                       1-YR LIBOR                         5.32000%
                       1-YR TREASURY                      5.08000%
                       COFI11                             4.29900%
                       MTA                                5.02900%

                  o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

                  o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

                  o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

                  o except as indicated with respect to the weighted average lives, the depositor does not exercise its right to purchase the assets of the trust fund on any optional termination date;

                  o scheduled monthly payments of principal and interest on each mortgage loan will be adjusted, as applicable, on each payment adjustment period (set forth in the table below);

                  o the certificate principal balance of Class P Certificates is $0;

                  o in the case of each negative amortization mortgage loan other than a Secure Option ARM Loan, scheduled monthly payments of principal and interest on each such negative amortization mortgage loan will be adjusted on each payment adjustment date (set forth in the table below), provided that the amount of the monthly payment on the related mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a related mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a related mortgage loan exceeds 110%, 115% or 125%, as applicable, of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity); and in the case of each Secure Option ARM Loan, scheduled monthly payments of principal and interest on each such negative amortization mortgage loan will be adjusted every six months after the first five years following origination, subject to negative amortization limits of 110% or 115%, as applicable;

                  o Overcollateralization Floor will remain constant at 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date and all certificates will be paid in full on the distribution date in May 2037; and

                  o the mortgage loans have the approximate characteristics described below:

                            MORTGAGE LOAN ASSUMPTIONS

                                                                                      Original          Remaining         Remaining
Mortgage                                            Gross              Net          Amortization      Amortization         Term of
  Loan            Original           Current       Mortgage           Mortgage         Term               Term            Maturity
 Number         Balance ($)       Balance ($)      Rate (%)           Rate (%)      (in months)        (in months)       (in months)
------------------------------------------------------------------------------------------------------------------------------------
   1           1,145,250.00      1,127,472.61    7.6052857861      7.3462857861          360                334               N/A
   2             447,757.01        446,360.38    6.7579624675      6.2489624675          346                344               N/A
   3             610,800.00        605,153.01    7.7000951503      7.4410951503          360                349               N/A
   4           3,183,830.00      3,134,644.50    6.8601920947      6.6011920947          360                341               N/A
   5             128,000.00        127,333.10    7.1250000000      6.6160000000          360                354               N/A
   6           1,314,900.00      1,161,364.63    8.6036827243      8.3446827243          317                248               N/A
   7             329,474.70        320,045.81    6.4487737943      5.9397737943          343                317               N/A
   8             311,920.00        309,230.81    6.8750000000      6.6160000000          360                344               N/A
   9             124,181.00        123,069.06    6.8750000000      6.6160000000          360                343               N/A
  10           3,541,447.00      3,384,516.05    6.4426148275      6.1836148275          304                285               N/A
  11           5,557,680.00      5,438,560.46    7.6223582660      7.3633582660          359                331               N/A
  12          96,138,780.79     88,782,800.40    6.8976507846      6.5562381048          327                311               N/A
  13          54,826,322.21     52,943,940.39    7.2464029594      6.8932772594          349                329               N/A
  14             136,800.00        135,542.70    9.6750000000      9.1660000000          360                343               163
  15             362,707.00        315,809.06    7.0783208017      6.6447623042          460                445               315
  16             276,400.00        268,006.54    6.9286930228      6.5270790683          412                387               232
  17           1,964,800.00      1,964,775.00    7.0000000000      6.7410000000          360                341               N/A
  18             491,200.00        491,200.00    7.0000000000      6.7410000000          360                341               N/A
  19             388,000.00        388,000.00    6.6250000000      6.3660000000          360                339               N/A
  20             292,750.00        292,750.00    6.9511101623      6.6921101623          360                357               N/A
  21             444,000.00        444,000.00    7.4966216216      7.2376216216          360                351               N/A
  22             700,000.00        700,000.00    5.8750000000      5.3660000000          360                339               N/A
  23             242,400.00        242,197.00    7.3637472801      6.8547472801          360                345               N/A
  24             332,000.00        332,000.00    7.3750000000      6.8660000000          360                348               N/A
  25             910,000.00        741,519.64    6.0000000000      5.7410000000          360                343               N/A
  26             470,400.00        470,400.00    6.3565051020      6.0975051020          360                342               N/A
  27           2,803,810.00      2,799,131.21    6.6115448595      6.3525448595          335                323               N/A
  28           4,078,016.00      4,072,963.23    7.0386949464      6.7796949464          360                352               N/A
  29          13,575,298.61     13,560,670.73    7.2288877788      6.8088498351          360                351               N/A
  30           8,775,430.00      8,774,842.07    7.3580323594      6.9151737207          364                353               N/A
  31             668,000.00        687,418.79    8.1250000000      7.6160000000          360                350               N/A
  32             389,500.00        400,011.95    8.3750000000      7.8660000000          360                349               N/A
  33             301,400.00        314,916.34    8.8750000000      8.3660000000          360                347               N/A
  34             212,000.00        218,541.76    7.7500000000      7.2410000000          360                347               N/A
  35             131,600.00        134,826.05    8.4640000000      7.9550000000          360                346               N/A
  36             204,800.00        208,007.26    8.0000000000      7.4910000000          360                342               N/A
  37             225,000.00        231,220.37    7.7500000000      7.2410000000          360                342               N/A
  38             592,500.00        616,610.23    7.5640000000      7.0550000000          360                338               N/A
  39             666,500.00        675,759.25    8.3750000000      7.8660000000          360                352               N/A
  40             175,500.00        178,968.62    8.5000000000      7.9910000000          360                352               N/A
  41             336,000.00        344,935.68    8.3750000000      7.9910000000          360                351               N/A
  42             280,000.00        286,335.25    8.5000000000      7.9910000000          360                351               N/A
  43             209,600.00        213,729.11    8.4640000000      8.0800000000          360                351               N/A
  44             560,000.00        575,547.72    9.9500000000      9.5660000000          360                351               N/A
  45             325,000.00        331,041.37    8.3390000000      7.9550000000          480                473               N/A
  46             476,000.00        379,604.64    8.1250000000      7.6160000000          360                341               N/A
  47             144,000.00        148,257.22    8.5000000000      7.9910000000          360                350               N/A
  48             416,000.00        428,857.55    8.5000000000      7.9910000000          360                349               N/A
  49             161,200.00        163,317.27    8.8750000000      8.3660000000          360                349               N/A
  50             352,500.00        359,511.29    8.8750000000      8.3660000000          360                348               N/A
  51             643,500.00        667,930.96    8.3750000000      7.8660000000          360                347               N/A
  52             160,000.00        163,552.75    8.8750000000      8.3660000000          360                347               N/A
  53             650,000.00        678,287.85    8.5000000000      7.9910000000          360                345               N/A
  54             284,800.00        295,886.67    8.3750000000      7.8660000000          360                343               N/A
  55             420,000.00        436,244.71    8.1250000000      7.7410000000          360                342               N/A
  56             158,700.00        166,059.41    8.3750000000      7.9910000000          360                340               N/A
  57             333,000.00        346,648.50    7.6640000000      7.1550000000          360                325               N/A
  58           1,500,000.00      1,515,885.13    8.0000000000      7.4910000000          360                355               N/A
  59             338,400.00        343,709.89    8.3750000000      7.8660000000          360                354               N/A
  60             280,000.00        284,237.74    8.5000000000      7.9910000000          360                354               N/A
  61             432,000.00        440,377.18    8.0000000000      7.4910000000          360                352               N/A
  62             549,000.00        560,387.08    9.0000000000      8.4910000000          360                352               N/A
  63             110,160.00        112,559.71    8.5000000000      7.9910000000          360                351               N/A
  64             132,000.00         99,630.28    7.0420000000      6.5330000000          360                194               N/A
  65              88,000.00         72,163.86    6.7420000000      6.2330000000          360                202               N/A
  66              88,000.00         69,763.55    6.9420000000      6.4330000000          360                196               N/A
  67             188,900.00        140,294.68    7.0000000000      6.4910000000          360                180               N/A
  68              72,800.00         51,734.70    7.0000000000      6.4910000000          360                169               N/A
  69              56,000.00         39,168.99    7.0000000000      6.4910000000          360                157               N/A
  70             129,600.00         86,081.78    7.0000000000      6.4910000000          360                149               N/A
  71              28,275.59         23,683.00    6.3920000000      5.8830000000          180                110               N/A
  72             353,438.53        299,864.45    7.0960000000      6.5870000000          300                224               N/A
  73             100,000.00         81,988.29    7.0000000000      6.4910000000          480                279               N/A
  74             375,000.00        406,186.58    6.7460000000      6.2370000000          480                420               N/A
  75             332,500.00        336,777.35    8.5000000000      8.1160000000          360                355               N/A
  76             680,000.00        680,060.17    8.2500000000      7.7410000000          360                355               N/A
  77             516,000.00        524,570.53    8.5000000000      8.1160000000          360                354               N/A
  78             639,000.00        653,352.17    8.2500000000      7.8660000000          360                352               N/A
  79             556,800.00        571,788.19    8.3750000000      7.9910000000          360                351               N/A
  80             647,500.00        655,152.92    8.5000000000      8.1160000000          480                476               N/A
  81             399,950.00        410,861.01    8.5000000000      8.1160000000          360                350               N/A
  82             380,000.00        389,438.26    7.8750000000      7.4910000000          360                349               N/A
  83             268,000.00        273,970.57    8.5000000000      8.1160000000          360                344               N/A
  84             405,000.00        422,019.60    7.8750000000      7.4910000000          360                343               N/A
  85             118,000.00        119,656.88    8.2500000000      7.7410000000          360                340               N/A
  86             468,000.00        470,364.90    8.7500000000      8.3660000000          360                357               N/A
  87             269,500.00        270,608.47    8.2500000000      7.8660000000          360                357               N/A
  88             300,000.00        302,574.13    8.7500000000      8.3660000000          360                356               N/A
  89             442,500.00        445,269.18    8.3750000000      7.8660000000          360                356               N/A
  90             204,000.00        206,452.03    8.2500000000      7.8660000000          360                355               N/A
  91           1,000,000.00      1,017,671.66    8.7500000000      8.3660000000          360                354               N/A
  92             276,400.00        281,587.96    8.0000000000      7.4910000000          360                352               N/A
  93             555,000.00        571,196.51    8.7500000000      8.3660000000          360                351               N/A
  94             261,375.00        267,977.77    8.7500000000      8.3660000000          360                351               N/A
  95             316,000.00        321,815.94    8.6250000000      8.3660000000          360                351               N/A
  96             203,000.00        204,570.44    8.7500000000      8.3660000000          480                477               N/A
  97             274,400.00        276,340.45    8.7500000000      8.3660000000          480                477               N/A
  98             417,000.00        424,966.55    7.7500000000      7.3660000000          360                350               N/A
  99             370,000.41        375,790.47    7.7500000000      7.3660000000          360                350               N/A
  100            300,000.00        301,255.52    8.1250000000      7.7410000000          360                350               N/A
  101            376,300.00        382,786.00    8.1097644637      7.6594555796          360                349               N/A
  102            150,000.00        151,632.48    7.8750000000      7.4910000000          360                348               N/A
  103            587,200.00        601,543.12    7.9146604445      7.5306604445          360                348               N/A
  104          1,202,000.00      1,225,898.42    8.0294137727      7.6454137727          360                348               N/A
  105            200,000.00        206,159.15    8.3750000000      7.9910000000          360                348               N/A
  106            257,000.00        262,485.37    7.7500000000      7.3660000000          360                348               N/A
  107            171,000.00        171,459.49    8.5000000000      8.1160000000          360                348               N/A
  108            665,000.00        679,484.74    8.0000000000      7.6160000000          360                347               N/A
  109            145,600.00        149,670.96    7.7500000000      7.3660000000          360                347               N/A
  110            521,000.00        517,924.18    8.1665006160      7.7825006160          360                347               N/A
  111            485,000.00        499,057.79    8.2019534877      7.8179534877          360                347               N/A
  112            200,000.00        204,069.57    8.2500000000      7.8660000000          360                347               N/A
  113            133,000.00        135,484.75    8.3750000000      7.9910000000          360                347               N/A
  114            294,000.00        302,734.42    7.7500000000      7.3660000000          360                346               N/A
  115            150,000.00        154,820.85    7.8750000000      7.4910000000          360                346               N/A
  116             96,800.00        100,242.84    8.3750000000      7.9910000000          360                346               N/A
  117          1,475,000.00      1,472,244.88    2.5000000000      2.1160000000          360                359               N/A
  118            215,000.00        217,132.06    7.8750000000      7.4910000000          360                355               N/A
  119            212,000.00        214,198.88    8.1250000000      7.7410000000          360                355               N/A
  120            271,079.09        272,267.07    7.6250000000      7.2410000000          360                354               N/A
  121            512,480.00        519,597.03    8.1250000000      7.7410000000          360                354               N/A
  122            104,000.00        105,128.57    7.7500000000      7.3660000000          360                353               N/A
  123            187,500.00        191,822.91    8.2500000000      7.7410000000          360                352               N/A
  124            416,500.00        424,116.96    8.3750000000      7.8660000000          360                352               N/A
  125            417,000.00        425,893.75    7.8750000000      7.4910000000          360                351               N/A
  126            177,000.00        180,999.86    8.2500000000      7.8660000000          360                351               N/A
  127             52,500.00         42,965.59    6.8420000000      6.3330000000          360                222               N/A
  128             85,000.00         50,640.74    6.7420000000      6.2330000000          360                143               N/A
  129            112,500.00         61,454.43    6.3920000000      5.8830000000          360                127               N/A
  130            127,910.77        126,904.85    7.0720000000      6.5630000000          156                154               N/A
  131            196,000.00        208,292.16    7.4620000000      6.9530000000          480                438               N/A
  132            570,000.00        589,760.05    8.8640000000      8.3550000000          360                347               N/A
  133            336,950.00        344,329.23    8.3640000000      7.8550000000          360                322               N/A
  134            290,000.00        301,807.25    7.7640000000      7.2550000000          360                321               N/A
  135            214,400.00        217,123.06    8.6250000000      8.2410000000          360                355               N/A
  136            428,000.00        453,605.64    8.2140000000      7.7050000000          480                461               N/A
  137            315,000.00        334,356.70    8.3640000000      7.8550000000          480                460               N/A
  138             48,843.00         36,909.48    7.4640000000      6.9550000000          360                252               N/A
  139            217,425.00        224,761.27    7.4340000000      6.9250000000          360                341               N/A
  140            476,000.00        496,541.54    7.9140000000      7.4050000000          360                338               N/A
  141            371,000.00        386,994.95    7.6540000000      7.1450000000          360                337               N/A
  142            375,000.00        394,658.29    8.0140000000      7.5050000000          360                334               N/A
  143             52,500.00         52,967.76    7.4640000000      6.9550000000          360                328               N/A
  144            427,025.00        433,623.69    7.7140000000      7.2050000000          360                328               N/A
  145          1,552,300.00      1,603,290.30    7.4826216093      6.9736216093          360                323               N/A
  146            170,000.00        165,929.05    7.1640000000      6.6550000000          360                320               N/A
  147            400,000.00        417,393.78    8.1040000000      7.5950000000          360                320               N/A
  148            381,500.00        387,506.47    8.0140000000      7.5050000000          360                318               N/A
  149            103,000.00         98,163.99    7.6140000000      7.1050000000          360                314               N/A
  150            480,000.00        466,375.46    7.3140000000      6.8050000000          360                310               N/A
  151             70,400.00         66,839.53    7.6140000000      7.1050000000          360                310               N/A
  152            650,000.00        644,990.54    7.7640000000      7.2550000000          360                309               N/A
  153            397,500.00        383,184.84    9.2640000000      8.7550000000          360                308               N/A
  154            160,000.00        151,890.19    8.1140000000      7.6050000000          360                303               N/A
  155            180,000.00        168,799.21    7.6140000000      7.1050000000          360                300               N/A
  156            170,800.00        157,956.43    8.1140000000      7.6050000000          360                293               N/A
  157            385,000.00        355,334.59    6.8640000000      6.3550000000          360                274               N/A
  158             52,800.00         48,629.92    7.5140000000      7.0050000000          360                274               N/A
  159             65,000.00         62,432.93    7.1140000000      6.6050000000          360                263               N/A
  160            504,000.00        501,945.39    7.5140000000      7.0050000000          360                261               N/A
  161            280,829.00        291,612.72    7.5340000000      7.0250000000          480                441               N/A
  162            389,287.59        388,702.95    7.6140000000      7.1050000000          440                435               N/A
  163            168,000.00        167,537.13    6.1250000000      5.6160000000          360                322               N/A
  164            423,200.00        407,011.60    4.1250000000      3.6160000000          360                334               N/A
  165            242,450.00        237,616.47    5.3176362417      4.8086362417          338                316               N/A
  166            111,294.84        111,101.90    6.7500000000      6.2410000000          360                358               N/A
  167          1,241,400.00      1,009,563.95    6.6346048608      6.1256048608          360                242               N/A
  168            252,000.00        189,108.17    7.9910638644      7.4820638644          347                240               N/A
  169            268,200.00        268,200.00    4.6250000000      4.1160000000          360                335               N/A
  170            853,500.00        762,136.48    6.5292504587      6.0202504587          358                307               N/A
  171            129,110.00         62,474.05    6.4010714902      5.8920714902          360                 97               N/A
  172            251,000.00        235,492.18    5.3750000000      5.1160000000          360                311               N/A
  173            263,500.00        233,539.51    7.7810486435      7.2720486435          360                256               N/A
  174            131,600.00         91,187.08    7.8277858963      7.3187858963          360                221               N/A
  175            360,000.00        337,048.85    5.0000000000      4.4910000000          360                312               N/A
  176            272,000.00        254,611.79    5.2500000000      4.7410000000          360                312               N/A
  177            332,000.00        332,000.00    3.7500000000      3.2410000000          360                336               N/A
  178          1,091,141.05      1,028,701.68    4.4244620122      3.9154620122          347                316               N/A
  179             40,600.00         15,534.36    6.3300000000      5.8210000000          360                 72               N/A
  180            153,000.00        146,247.35    5.8750000000      5.3660000000          395                348               N/A
  181            901,900.00        533,400.96    7.6092729614      7.1002729614          360                260               N/A
  182            494,125.00        382,661.11    8.9372426293      8.4282426293          347                224               N/A
  183          2,055,352.97      1,835,424.42    4.4255726919      3.9389172227          348                316               N/A
  184            220,000.00        217,907.69    6.8750000000      6.6160000000          360                349               N/A
  185          1,743,000.00        966,811.96    4.2060172112      3.6970172112          343                297               N/A
  186            486,362.93        486,362.93    6.8750000000      6.3660000000          351                341               N/A
  187            654,000.00        536,596.54    3.8750000000      3.3660000000          243                198               N/A
  188            534,750.00        522,193.58    4.0172781830      3.5082781830          360                322               N/A
  189            442,000.00        410,516.55    3.8750000000      3.3660000000          360                315               N/A
  190            130,980.00        130,933.87    5.0000000000      4.4910000000          360                340               N/A
  191            361,600.00        359,549.36    3.8750000000      3.3660000000          360                340               N/A
  192            339,300.00        336,700.00    4.3750000000      3.8660000000          360                316               N/A
  193            925,855.00        878,812.02    4.0610200959      3.5897944541          360                319               N/A
  194            515,500.00        434,614.70    3.8750000000      3.3660000000          240                196               N/A
  195             85,000.00         82,844.24    3.7500000000      3.2410000000          365                321               N/A
  196            407,200.00        406,858.43    4.8750000000      4.3660000000          360                316               N/A
  197            244,000.00        242,659.26    8.0000000000      7.6160000000          360                352               N/A
  198            242,000.00        229,441.41    5.5000000000      4.9910000000          360                317               N/A
  199            136,000.00        135,845.51    5.8750000000      5.3660000000          360                341               N/A
  200            187,000.00        187,000.00    5.0000000000      4.4910000000          360                341               N/A
  201            937,800.00        922,800.00    4.4994310793      3.9904310793          360                317               N/A
  202            516,700.00        391,241.34    4.7780905259      4.2690905259          320                277               N/A
  203             99,216.00         98,481.00    6.8750000000      6.4260000000          360                353               N/A
  204            372,000.00        372,000.00    4.7500000000      4.4910000000          360                317               N/A
  205            182,650.00        182,650.00    5.3750000000      4.8660000000          360                341               N/A
  206            256,000.00        254,940.79    8.7250000000      8.3410000000          360                353               N/A
  207            101,485.60        101,084.59    8.9500000000      8.4410000000          360                353               N/A
  208            605,700.00        597,781.86    4.9887537864      4.4797537864          360                318               N/A
  209            278,418.00        265,953.79    4.5148365483      4.0058365483          360                318               N/A
  210            403,797.90        398,819.55    4.6250000000      4.1160000000          324                318               N/A
  211            278,200.00        279,712.99    5.0299134570      4.5209134570          363                321               N/A
  212            256,500.00        255,611.48    8.8300000000      8.3210000000          360                354               N/A
  213            282,000.00        282,000.00    5.8829787234      5.5069574468          360                343               N/A
  214            831,492.00        788,112.83    4.7782280584      4.2692280584          360                325               N/A
  215             99,750.00         94,188.21    5.0000000000      4.4910000000          360                319               N/A
  216            252,000.00        252,000.00    5.3750000000      5.1160000000          360                319               N/A
  217            342,152.15        341,249.82    7.7500000000      7.2410000000          335                324               N/A
  218             96,000.00         88,846.24    6.0000000000      5.4910000000          360                301               N/A
  219            485,395.47        456,571.52    6.9517950546      6.4427950546          348                330               N/A
  220             96,500.00         93,475.87    3.1250000000      2.6160000000          367                332               N/A
  221            160,983.85        128,379.99    5.9597500997      5.4507500997          338                297               N/A
  222          1,197,062.00        935,451.97    7.1788450881      6.6698450881          360                241               N/A
  223             60,500.00         23,519.86    7.5689774514      7.0599774514          203                 64               N/A
  224             72,500.00         71,188.30   10.8750000000     10.3660000000          360                331               N/A
  225             71,456.00         69,949.93    6.7500000000      6.2410000000          360                337               N/A
  226             45,000.00         44,005.45   13.6250000000     13.3660000000          360                301               N/A
  227            175,551.53        175,551.53    6.6250000000      6.1160000000          360                344               N/A
  228            282,150.00        282,150.00    4.5000000000      3.9910000000          360                320               N/A
  229            432,000.00        403,596.99    4.1250000000      3.6160000000          360                320               N/A
  230            180,000.00        170,202.41    4.7500000000      4.2410000000          360                320               N/A
  231            290,605.00        290,605.00    8.2000000000      7.6910000000          360                356               N/A
  232            217,600.00        214,600.00    6.0000000000      5.7410000000          360                345               N/A
  233            671,953.54        655,363.61    4.2606372171      3.8058767140          345                330               N/A
  234            130,000.00        122,488.15    4.2500000000      3.7410000000          360                321               N/A
  235            355,000.00        336,594.08    4.8750000000      4.6160000000          360                321               N/A
  236            425,000.00        402,658.20    4.6250000000      4.1160000000          360                322               N/A
  237            152,500.00        149,047.50    4.6250000000      4.1160000000          386                348               N/A
  238            405,000.00        403,183.35    4.5693498163      4.0603498163          360                323               N/A
  239            425,500.00        404,657.09    4.8750000000      4.3660000000          360                323               N/A
  240            304,172.00        299,442.89    5.0000000000      4.4910000000          346                333               N/A
  241            546,660.22        546,660.22    4.4295357041      3.9205357041          360                338               N/A
  242            400,000.00        368,429.82    5.0000000000      4.4910000000          360                300               N/A
  243            338,000.00        337,903.18    6.8750000000      6.6160000000          360                348               N/A
  244            357,000.00        340,020.17    4.8750000000      4.6160000000          360                324               N/A
  245            711,200.00        649,132.99    6.4157449558      5.9498904136          360                274               N/A
  246            109,650.00        108,893.06    8.9500000000      8.6910000000          360                348               N/A
  247             75,950.00         76,060.76    7.6250000000      7.1160000000          360                338               N/A
  248            144,500.00        133,691.75    8.8750000000      8.1160000000          360                266               N/A
  249            955,100.00        896,025.19    5.0494754492      4.5404754492          360                314               N/A
  250            101,500.00         55,076.85    5.5327622676      5.0237622676          360                121               N/A
  251             72,000.00         41,655.55    6.8750000000      6.3660000000          300                 74               N/A
  252            610,600.00        447,178.92    7.6250000000      7.1160000000          360                221               N/A
  253            192,000.00        191,840.00    7.3750000000      6.8660000000          360                320               N/A
  254            139,977.00        147,909.01    7.5000000000      7.2410000000          360                338               N/A
  255            633,180.00        622,030.65    9.4273816572      8.9183816572          360                333               N/A
  256            233,600.00        189,197.54    7.1250000000      6.6160000000          360                218               N/A
  257            100,700.00         81,084.56    7.0000000000      6.4910000000          360                218               N/A
  258            203,774.00        203,606.54    5.7500000000      5.4910000000          360                351               N/A
  259            126,800.00        126,423.38    5.8750000000      5.6160000000          360                351               N/A
  260            195,158.00        193,374.10    6.0000000000      5.5510000000          360                351               N/A
  261             33,000.00          7,171.39    9.0000000000      8.4910000000          300                 27               N/A
  262            225,400.00        179,287.30    7.1250000000      6.6160000000          360                219               N/A
  263            184,950.00        182,074.61    7.1250000000      6.6160000000          406                279               N/A
  264             94,200.00         67,595.06    6.7120462649      6.4000346987          360                252               N/A
  265             62,000.00         46,568.02    7.3750000000      7.1160000000          360                195               N/A
  266            508,500.00        426,917.99    7.7783596388      7.2693596388          360                262               N/A
  267            333,450.00        333,265.93    7.3750000000      6.8660000000          360                327               N/A
  268            317,632.23        323,830.86    9.6088404160      9.0998404160          342                336               N/A
  269             54,337.00         49,747.67    9.8750000000      9.3660000000          360                261               N/A
  270            565,787.30        558,732.27    9.9032400702      9.3942400702          354                336               N/A
  271            749,100.00        702,914.37    5.7594008019      5.2504008019          360                322               N/A
  272            375,725.00        300,880.23    5.8838437091      5.3748437091          357                262               N/A
  273             76,872.00         36,960.95    8.0700000000      7.5610000000          240                 76               N/A
  274          1,165,750.00        787,030.97    7.5166435731      7.0076435731          360                232               N/A
  275            481,550.00        371,335.29    7.7945184391      7.2855184391          360                225               N/A
  276            245,000.00        236,200.89    6.7500000000      6.2410000000          367                292               N/A
  277            400,000.00        389,275.65    7.3750000000      6.8660000000          360                340               N/A
  278            271,132.21        270,604.62    6.8652174250      6.3562174250          342                340               N/A
  279            477,710.54        468,252.55   10.3693423079      9.8603423079          357                328               N/A
  280             94,786.72         94,665.97    5.6250000000      5.1160000000          330                329               N/A
  281            325,000.00        313,073.52    5.5000000000      4.9910000000          360                329               N/A
  282            162,000.00        151,604.32    5.8750000000      5.3660000000          360                305               N/A
  283            417,000.00        417,000.00    6.6250000000      6.3660000000          360                353               N/A
  284          1,823,720.00      1,554,095.29    5.3001645720      4.8451212248          360                310               N/A
  285            228,000.00        223,531.89    7.3750000000      6.9910000000          360                341               N/A
  286             80,700.00         39,791.90    7.9757947572      7.4667947572          360                 89               N/A
  287            210,600.00        163,181.97    7.6622472685      7.3533877620          360                252               N/A
  288            122,131.00          8,864.13    6.9180632346      6.4090632346          259                 10               N/A
  289            658,250.00        486,328.97    7.5393404669      7.0303404669          360                195               N/A
  290            188,000.00        146,407.77    8.9392729464      8.4302729464          346                227               N/A
  291             69,600.00         62,885.38    7.2500000000      6.7410000000          364                233               N/A
  292            383,992.95        382,786.68    8.2383141604      7.7293141604          344                340               N/A
  293            145,350.00        143,074.26    7.2500000000      6.9910000000          360                341               N/A
  294             45,000.00         27,080.93    6.8750000000      6.4910000000          360                119               N/A
  295            273,284.81        270,710.94    8.0456281892      7.5366281892          353                340               N/A
  296            104,000.00         99,760.57    5.2500000000      4.7410000000          360                330               N/A
  297            280,000.00        280,000.00    4.2500000000      3.7410000000          360                330               N/A
  298            135,200.00        138,233.43    7.7500000000      7.2410000000          366                330               N/A
  299            104,778.00         93,522.10    4.5000000000      3.9910000000          360                306               N/A
  300             55,000.00         26,567.70    6.0000000000      5.4910000000          300                138               N/A
  301            146,700.00         86,490.01    6.6250000000      6.1160000000          360                126               N/A
  302             51,300.00         38,102.97    8.0500000000      7.5410000000          360                186               N/A
  303             34,000.00          9,406.81    7.5000000000      6.9910000000          360                 42               N/A
  304            814,275.66        726,927.29    7.0027578377      6.4937578377          298                230               N/A
  305            349,950.00        265,870.80    8.4920808152      7.9830808152          360                222               N/A
  306            236,295.00        235,300.00    7.3750000000      6.8660000000          360                336               N/A
  307            153,000.00        150,112.25    5.9500000000      5.4410000000          360                342               N/A
  308            381,600.00        383,176.10    8.3750000000      7.8660000000          360                355               N/A
  309            132,500.00        132,396.67    5.1250000000      4.6160000000          360                307               N/A
  310          1,651,900.00      1,277,521.85    5.9048539326      5.3958539326          328                271               N/A
  311            307,140.00        283,026.05    5.7500000000      5.2410000000          360                319               N/A
  312            321,100.00        299,184.05    5.2500000000      4.9910000000          360                307               N/A
  313            170,455.60        170,450.72    6.9000000000      6.3910000000          360                355               N/A
  314             64,059.00         63,765.85    6.5000000000      5.9910000000          360                355               N/A
  315             69,000.00         59,259.92    6.5000000000      5.9910000000          360                247               N/A
  316          1,221,659.88      1,020,283.04    7.3015669517      6.7925669517          328                242               N/A
  317            188,000.00        183,561.30    7.2750000000      6.7660000000          360                332               N/A
  318            280,000.00        280,000.00    6.0000000000      5.7410000000          360                356               N/A
  319            160,000.00        118,179.62    5.5000000000      5.2410000000          360                320               N/A
  320             88,150.00         38,463.10    6.0000000000      5.4910000000          360                320               N/A
  321             85,000.00         62,933.75    7.7500000000      7.4910000000          360                188               N/A
  322             22,700.00          2,675.32    5.7400000000      5.2310000000          300                 20               N/A
  323            431,232.00        381,568.22    5.4559038732      5.1767960731          354                292               N/A
  324            129,300.00         95,260.11    7.6106629994      7.1016629994          360                210               N/A
  325            927,000.00        457,298.94    7.8580054876      7.3490054876          360                254               N/A
  326            484,811.00        361,772.90    8.2693877643      7.7603877643          320                180               N/A
  327            148,000.00        145,017.89    7.1250000000      6.6160000000          371                259               N/A
  328            385,000.00        357,500.54    4.7500000000      4.2410000000          360                309               N/A
  329             36,000.00         37,111.66   11.3750000000     10.8660000000          360                261               N/A
  330          1,462,950.00      1,244,875.69    5.4572072159      4.9482072159          360                311               N/A
  331             50,000.00         20,587.07    6.6250000000      6.1160000000          300                 69               N/A
  332             78,660.00         33,746.21    5.8750000000      5.3660000000          360                 81               N/A
  333            114,733.34        114,191.80    5.0000000000      4.4910000000          312                309               N/A
  334            627,000.00        583,310.36    5.2730518836      5.0140518836          360                306               N/A
  335            622,975.16        595,295.91    5.4265779644      5.0792889822          353                319               N/A
  336            627,250.00        431,032.42    7.2921297196      6.7831297196          356                234               N/A
  337            643,170.00        530,839.51    8.1440098440      7.6350098440          360                235               N/A
  338            252,000.00        249,341.81    8.0000000000      7.6160000000          360                345               N/A
  339            115,795.09        115,592.75    7.5661684448      7.0571684448          360                345               N/A
  340            468,000.00        467,318.46    5.5901419559      5.3311419559          360                341               N/A
  341            360,000.00        353,802.49    6.1250000000      5.8660000000          360                343               N/A
  342            380,000.00        379,901.76    5.7500000000      5.4910000000          360                344               N/A
  343            395,000.00        393,782.42    6.2500000000      5.9910000000          360                345               N/A
  344          1,280,000.00      1,280,000.00    7.5000000000      6.9910000000          360                350               N/A
  345            188,950.00        188,950.00    7.2500000000      6.9910000000          360                350               N/A
  346            244,108.16        243,805.64    7.0000000000      6.4910000000          360                351               N/A
  347            299,920.00        297,242.22    6.1250000000      5.8660000000          360                351               N/A
  348            304,000.00        304,000.00    6.8750000000      6.3660000000          360                352               N/A
  349          2,132,000.00      2,130,767.38    6.2416969608      5.9826969608          360                352               N/A
  350          1,327,500.00      1,327,214.99    7.2243085133      6.9653085133          360                352               N/A
  351            319,925.00        317,812.56    7.0976430022      6.8386430022          360                352               N/A
  352            850,000.00        845,036.65    7.0000000000      6.7410000000          360                353               N/A
  353            836,400.00        831,155.00    6.8068486022      6.2978486022          360                354               N/A
  354          1,237,704.90      1,233,266.76    6.5726833352      6.1927566692          360                354               N/A
  355          1,576,425.00      1,576,153.48    6.7500000000      6.4910000000          360                355               N/A
  356            289,000.00        288,999.40    6.1250000000      5.8660000000          360                355               N/A
  357            600,000.00        600,000.00    7.5000000000      7.2410000000          360                356               N/A
  358            100,000.00        100,000.00    6.3750000000      6.1160000000          360                357               N/A
  359            488,000.00        464,374.57    4.6250000000      4.1160000000          360                325               N/A
  360            204,000.00        204,000.00    8.1250000000      7.6160000000          360                349               N/A
  361            692,867.29        667,867.53    4.7871071135      4.2781071135          351                326               N/A
  362            320,000.00        302,946.55    4.6250000000      4.1160000000          360                325               N/A
  363            309,520.00        309,520.00    7.2500000000      6.9910000000          360                349               N/A
  364            223,125.99        222,406.77    5.8750000000      5.3660000000          360                349               N/A
  365            357,223.84        350,932.71    6.6250000000      6.1160000000          275                264               N/A
  366            441,600.00        441,580.00    7.7500000000      7.2410000000          360                350               N/A
  367            105,200.00        100,632.50    5.2500000000      4.9910000000          360                326               N/A
  368            479,200.00        479,200.00    5.7500000000      5.4910000000          360                326               N/A
  369            304,646.37        297,662.31    6.0171907177      5.6160000000          360                350               N/A
  370            640,500.00        634,374.33    6.5000000000      6.2410000000          360                350               N/A
  371            438,400.00        438,400.00    7.5000000000      6.9910000000          360                351               N/A
  372            448,000.00        317,417.71    5.3750000000      5.1160000000          360                327               N/A
  373            167,375.00        156,818.71    6.2500000000      5.7410000000          360                303               N/A
  374             99,016.00         98,067.47    5.7500000000      5.3660000000          360                351               N/A
  375            146,410.00        145,192.56    6.5000000000      6.1160000000          360                351               N/A
  376            282,450.00        282,394.10    4.7500000000      4.4910000000          360                327               N/A
  377            904,000.00        866,811.47    5.2500000000      4.9910000000          360                327               N/A
  378            292,500.00        280,612.78    5.2500000000      4.9910000000          360                327               N/A
  379            114,200.00        113,156.09    6.0000000000      5.6160000000          360                351               N/A
  380            163,800.00        154,631.72    6.3750000000      5.8660000000          360                351               N/A
  381            200,000.00        199,830.60    5.3750000000      4.8660000000          360                328               N/A
  382            583,901.41        558,042.22    5.8636906182      5.3546906182          360                323               N/A
  383            262,486.00        255,297.43    5.3356086223      4.8550329672          360                339               N/A
  384            308,000.00        308,000.00    7.0000000000      6.7410000000          360                352               N/A
  385          1,943,000.00      1,886,399.56    5.6939042185      5.4349042185          360                337               N/A
  386            102,200.00        102,200.00    7.1250000000      6.6160000000          360                352               N/A
  387            333,700.00        333,700.00    6.8750000000      6.3660000000          360                329               N/A
  388            527,375.53        520,609.48    6.3658047199      5.8568047199          360                346               N/A
  389            125,000.00        124,115.74    6.0000000000      5.6160000000          360                353               N/A
  390            223,920.00        215,412.66    5.2500000000      4.9910000000          360                329               N/A
  391            556,000.00        556,000.00    7.8750000000      7.3660000000          360                353               N/A
  392            301,000.00        300,814.90    4.8750000000      4.3660000000          360                330               N/A
  393            228,000.00        228,000.00    6.1250000000      5.7410000000          360                354               N/A
  394            300,000.00        108,535.82    6.5000000000      6.2410000000          360                354               N/A
  395            350,000.00        337,342.97    5.1250000000      4.6160000000          360                331               N/A
  396            290,000.00        279,932.78    5.3750000000      4.8660000000          360                331               N/A
  397             99,958.00         99,958.00    6.0000000000      5.6160000000          360                355               N/A
  398            662,720.00        622,850.57    4.6523686311      4.1433686311          360                331               N/A
  399            307,900.00        294,236.62    4.5733132954      4.0643132954          360                331               N/A
  400             92,800.00         92,800.00    5.3750000000      5.1160000000          360                331               N/A
  401            291,800.00        291,800.00    4.8750000000      4.4910000000          360                356               N/A
  402            191,900.00        185,500.62    5.3750000000      4.8660000000          360                332               N/A
  403            141,216.00        140,688.62    6.3750000000      5.9910000000          360                356               N/A
  404            134,400.00        130,182.08    5.5000000000      4.9910000000          360                333               N/A
  405            424,000.00        408,830.76    4.7500000000      4.2410000000          360                333               N/A
  406            295,900.00        284,172.38    4.5721740445      4.0631740445          360                333               N/A
  407            217,035.00        216,454.93    5.5000000000      4.9910000000          369                342               N/A
  408            138,320.00        138,296.95    5.0000000000      4.7410000000          360                333               N/A
  409             94,500.00         88,838.88    4.8750000000      4.3660000000          360                333               N/A
  410            243,750.00        235,896.06    5.3750000000      4.8660000000          360                334               N/A
  411            233,459.00        226,727.17    5.7500000000      5.2410000000          360                334               N/A
  412            179,200.00        179,200.00    5.1250000000      4.8660000000          360                334               N/A
  413            272,160.00        272,134.54    5.5000000000      5.2410000000          360                334               N/A
  414            838,700.00        810,597.61    5.2500000000      4.9910000000          360                334               N/A
  415            116,800.00        116,800.00    5.1250000000      4.6160000000          360                335               N/A
  416            287,800.00        270,127.62    5.0134071166      4.5044071166          360                335               N/A
  417            848,158.00        848,154.27    5.6203066130      5.3613066130          360                335               N/A
  418            552,000.00        535,311.42    5.2500000000      4.9910000000          360                335               N/A
  419            105,000.00        108,876.91    4.7500000000      4.2410000000          361                337               N/A
  420            434,039.79        421,264.02    5.1424474520      4.6334474520          360                333               N/A
  421          2,632,135.00      2,631,475.33    5.2303797961      4.9713797961          360                336               N/A
  422          1,180,300.00      1,117,957.94    5.0164464998      4.7574464998          360                336               N/A
  423          1,615,300.00      1,219,011.95    4.8954910512      4.3864910512          330                287               N/A
  424         10,536,000.00     10,319,058.85    5.1156954948      4.8566954948          360                337               N/A
  425            699,000.00        699,000.00    5.0000000000      4.7410000000          360                337               N/A
  426            868,700.00        845,575.67    5.4743466720      5.2153466720          360                337               N/A
  427            800,000.00        776,848.07    5.0000000000      4.7410000000          360                337               N/A
  428            205,650.00        205,650.00    7.7500000000      7.2410000000          360                337               N/A
  429            129,150.00        129,135.22    6.7500000000      6.2410000000          360                338               N/A
  430          1,486,150.00      1,311,956.86    4.3999283387      3.8909283387          313                267               N/A
  431            425,000.00        413,516.17    5.1250000000      4.6160000000          360                338               N/A
  432            440,000.00        388,922.92    4.6250000000      4.1160000000          360                314               N/A
  433            188,000.00        188,000.00    5.7500000000      5.4910000000          360                338               N/A
  434             85,520.00         85,520.00    6.5000000000      6.1160000000          360                338               N/A
  435            176,000.00        175,876.62    5.8750000000      5.3660000000          360                338               N/A
  436            487,650.00        487,650.00    4.7562416692      4.2472416692          360                339               N/A
  437          1,500,700.00      1,318,752.50    4.1274613337      3.6184613337          314                270               N/A
  438            378,474.00        352,809.51    4.4516936987      3.9426936987          360                315               N/A
  439            871,000.00        566,603.43    4.5099671365      4.0009671365          360                315               N/A
  440            369,376.36        369,096.74    6.7114033336      6.2024033336          360                340               N/A
  441            137,000.00        137,000.00    5.2500000000      4.7410000000          360                340               N/A
  442          2,417,600.00      1,948,140.53    4.0621476804      3.5531476804          279                235               N/A
  443            855,000.00        796,655.12    4.2470299381      3.7380299381          360                316               N/A
  444            887,000.00        736,700.39    3.8750000000      3.3660000000          360                316               N/A
  445            550,000.00        548,987.45    5.3750000000      5.1160000000          360                340               N/A
  446             60,381.00         56,427.52    4.2500000000      3.9910000000          360                316               N/A
  447            142,672.00        132,225.59    4.2500000000      3.9910000000          360                316               N/A
  448            248,000.00        247,813.13    6.0000000000      5.4910000000          360                340               N/A
  449            768,000.00        767,944.18    6.7500000000      6.2410000000          360                341               N/A
  450            909,900.00        795,646.11    4.2284576886      3.7194576886          289                246               N/A
  451            320,000.00        300,377.32    4.5000000000      3.9910000000          360                317               N/A
  452            435,000.00        357,529.26    4.7500000000      4.2410000000          360                317               N/A
  453            188,000.00        188,000.00    5.5000000000      4.9910000000          360                341               N/A
  454            150,324.00        150,324.00    5.8750000000      5.6160000000          360                341               N/A
  455            231,990.00        217,767.91    4.6250000000      4.1160000000          360                317               N/A
  456            270,000.00        269,990.05    7.8750000000      7.4910000000          360                341               N/A
  457            236,000.00        236,000.00    7.6250000000      7.2410000000          360                341               N/A
  458            430,500.00        430,499.98    6.6250000000      6.2410000000          360                341               N/A
  459            152,261.14        152,261.14    7.0000000000      6.4910000000          360                342               N/A
  460            759,100.00        671,725.11    4.9556874947      4.4466874947          360                318               N/A
  461            147,900.00        144,749.21    5.6250000000      5.3660000000          360                342               N/A
  462            382,450.00        374,841.51    5.7500000000      5.4910000000          360                342               N/A
  463            359,650.00        356,599.09    6.1750000000      5.6660000000          480                463               N/A
  464            201,336.00        201,333.00    6.6733254111      6.1643254111          360                343               N/A
  465            428,000.00        404,573.97    4.8750000000      4.3660000000          360                319               N/A
  466            127,665.00        120,676.98    4.8750000000      4.3660000000          360                319               N/A
  467            115,500.00        113,602.01    6.3750000000      5.8660000000          360                343               N/A
  468            131,150.00        131,150.00    6.7500000000      6.2410000000          360                344               N/A
  469          1,365,500.00      1,227,922.54    5.3588935331      4.8997503974          358                329               N/A
  470            120,000.00        117,686.81    5.8750000000      5.6160000000          360                344               N/A
  471            224,000.00        223,999.67    7.0000000000      6.6160000000          360                344               N/A
  472            174,900.00        172,445.19    6.8750000000      6.3660000000          360                344               N/A
  473            260,000.00        260,000.00    7.0000000000      6.4910000000          360                345               N/A
  474            408,602.49        408,499.04    7.4354769536      6.9264769536          360                345               N/A
  475            360,000.00        360,000.00    7.8750000000      7.4910000000          360                345               N/A
  476            388,000.00        385,768.04    7.1250000000      6.7410000000          480                465               345
  477             97,500.00         97,446.30    7.8750000000      7.4910000000          360                346               N/A
  478            278,190.00        275,321.66    7.7500000000      7.3660000000          360                346               N/A
  479            450,000.00        377,489.01    4.5000000000      3.9910000000          360                323               N/A
  480            644,191.63        635,036.49    5.1191659179      4.6101659179          350                337               N/A
  481            190,000.00        181,044.49    4.7500000000      4.2410000000          362                325               N/A
  482            216,000.00        215,970.15    7.1250000000      6.7410000000          360                347               N/A
  483            332,000.00        331,790.70    7.8750000000      7.4910000000          360                347               N/A
  484            224,000.00        223,924.43    7.1250000000      6.7410000000          360                347               N/A
  485            126,000.00        124,198.72    5.6250000000      5.2410000000          360                347               N/A
  486            284,000.00        284,000.00    8.2500000000      7.7410000000          360                348               N/A
  487            353,800.00        363,860.35    8.0000000000      7.6160000000          360                349               N/A
  488          1,134,590.73      1,134,590.73    7.3684995371      6.8594995371          360                349               N/A
  489          2,202,601.99      2,202,601.99    7.3036675693      6.7946675693          360                349               N/A
  490            572,000.00        572,000.00    7.8750000000      7.3660000000          360                349               N/A
  491            410,822.00        410,822.00    4.8750000000      4.3660000000          360                349               N/A
  492            800,000.00        800,000.00    6.2500000000      5.9910000000          360                349               N/A
  493             92,190.00         91,503.69    8.1250000000      7.7410000000          360                349               N/A
  494            142,400.00        138,965.13    4.8750000000      4.3660000000          360                325               N/A
  495            510,422.78        502,611.46    6.6507037713      6.2207462437          360                345               N/A
  496             92,000.00         90,176.16    4.5000000000      3.9910000000          365                330               N/A
  497            276,200.00        276,194.32    6.3750000000      6.1160000000          360                349               N/A
  498            295,920.00        295,920.00    6.7500000000      6.3660000000          360                349               N/A
  499            590,401.31        590,401.31    8.0000000000      7.4910000000          360                350               N/A
  500          1,571,536.87      1,571,536.87    7.9480089815      7.4390089815          360                350               N/A
  501            760,000.00        760,000.00    6.3750000000      6.1160000000          360                350               N/A
  502            808,045.00        490,757.72    4.6989405409      4.1899405409          360                326               N/A
  503             87,844.95         87,600.45    6.6250000000      6.1160000000          360                350               N/A
  504            312,000.00        311,973.66    6.1250000000      5.8660000000          360                350               N/A
  505            480,000.00        480,000.00    6.2500000000      5.9910000000          360                350               N/A
  506            466,400.00        466,399.98    7.5696826574      7.1856826574          360                350               N/A
  507            236,800.00        236,800.00    7.5000000000      7.1160000000          360                350               N/A
  508            427,200.00        427,200.00    7.6250000000      7.2410000000          360                350               N/A
  509             96,050.00         95,385.85    8.0000000000      7.6160000000          360                350               N/A
  510            320,000.00        326,284.62    7.8750000000      7.4910000000          360                351               N/A
  511            232,000.00        232,000.00    6.5000000000      5.9910000000          360                351               N/A
  512            998,992.05        998,992.05    7.8160460774      7.3070460774          360                351               N/A
  513            980,000.00        977,294.79    6.3743079852      6.1153079852          360                351               N/A
  514            196,731.00        107,295.38    6.5000000000      6.2410000000          360                351               N/A
  515             80,850.00         80,135.66    6.3750000000      5.8660000000          360                351               N/A
  516          1,454,869.97      1,450,833.41    7.4556900092      6.9466900092          360                351               N/A
  517            734,313.00        728,017.16    6.3521487048      6.0931487048          360                351               N/A
  518          2,563,520.00      2,563,520.00    5.9588690550      5.6998690550          360                351               N/A
  519            453,850.00        449,400.44    5.6250000000      5.3660000000          360                351               N/A
  520            202,800.00        202,704.31    8.5647335397      8.1807335397          360                351               N/A
  521            196,000.00        196,000.00    7.3750000000      6.9910000000          360                351               N/A
  522            330,750.00        330,750.00    7.7740929705      7.3900929705          360                351               N/A
  523            387,200.00        387,200.00    8.5000000000      8.1160000000          360                351               N/A
  524          1,411,200.00      1,411,200.00    8.1741780045      7.7901780045          360                351               N/A
  525            612,115.00        612,115.00    8.9761942200      8.5921942200          360                351               N/A
  526            383,200.00        383,200.00    8.5000000000      8.1160000000          360                351               N/A
  527            388,000.00        382,535.93    8.2500000000      7.8660000000          360                351               N/A
  528            164,400.00        163,477.76    8.5000000000      8.1160000000          360                351               N/A
  529            145,600.00        144,570.18    7.5000000000      7.1160000000          360                351               N/A
  530             80,800.00         80,800.00    8.2500000000      7.7410000000          360                352               N/A
  531            273,750.00        273,750.00    6.8750000000      6.6160000000          360                352               N/A
  532            229,600.00        229,600.00    7.0000000000      6.7410000000          360                352               N/A
  533            556,000.00        556,000.00    7.0000000000      6.7410000000          360                352               N/A
  534            801,120.00        743,098.00    6.1138201539      5.7114235932          360                338               N/A
  535            268,000.00        266,117.32    6.7500000000      6.4910000000          360                352               N/A
  536            128,600.00        127,315.00    5.5000000000      5.2410000000          360                352               N/A
  537            199,430.00        197,960.01    6.5000000000      6.2410000000          360                352               N/A
  538          1,753,095.00      1,745,885.76    6.4174294113      6.1584294113          360                352               N/A
  539            214,000.00        212,384.56    6.3750000000      6.1160000000          360                352               N/A
  540            208,000.00        208,000.00    8.7500000000      8.3660000000          360                352               N/A
  541            273,325.00        273,236.74    7.7500000000      7.3660000000          360                352               N/A
  542          1,194,150.00      1,193,103.42    8.1273758544      7.7433758544          360                352               N/A
  543            601,650.00        601,402.65    8.6977783312      8.3137783312          360                352               N/A
  544            148,050.00        148,040.05    7.2500000000      6.8660000000          360                352               N/A
  545            812,850.00        812,850.00    8.6588623362      8.2748623362          360                352               N/A
  546            124,000.00        123,990.02    8.7500000000      8.3660000000          360                352               N/A
  547            243,931.00        243,931.00    6.8750000000      6.6160000000          360                352               N/A
  548            124,250.00        123,632.41    8.5000000000      8.1160000000          360                352               N/A
  549            106,000.00        105,524.47    9.0000000000      8.6160000000          360                352               N/A
  550            463,750.00        461,459.63    8.5306752538      8.1466752538          360                352               N/A
  551            207,000.00        210,609.87    7.7500000000      7.3660000000          360                353               N/A
  552            431,960.00        439,669.75    7.8750000000      7.4910000000          360                353               N/A
  553            464,800.00        471,740.55    8.0000000000      7.6160000000          360                353               N/A
  554          1,000,000.00      1,017,876.32    8.5000000000      8.1160000000          360                353               N/A
  555            660,492.70        658,655.97    7.9028263685      7.3938263685          360                353               N/A
  556            995,000.00        994,815.33    8.2612622234      7.7522622234          360                353               N/A
  557            280,000.00        280,000.00    7.1250000000      6.7410000000          360                353               N/A
  558            319,181.00        319,181.00    7.8750000000      6.8360000000          360                353               N/A
  559            540,000.00        539,906.15    6.2545652494      5.9955652494          360                353               N/A
  560            379,500.00        378,167.29    6.5995476830      6.3405476830          360                353               N/A
  561          1,186,392.83      1,182,003.25    6.6071014356      6.0981014356          360                353               N/A
  562            460,129.00        451,167.59    6.2421809128      5.7698152849          360                344               N/A
  563            128,250.00        127,425.09    6.5000000000      6.2410000000          360                353               N/A
  564             63,340.00         63,076.35    8.8750000000      8.3660000000          360                353               N/A
  565            238,400.00        238,400.00    7.8750000000      7.4910000000          360                353               N/A
  566            392,000.00        399,003.12    8.2500000000      7.7410000000          360                353               N/A
  567            235,000.00        234,843.36    8.0000000000      7.4910000000          360                353               N/A
  568            359,920.00        358,106.98    7.7500000000      7.2410000000          360                353               N/A
  569            104,000.00        103,462.91    7.6250000000      7.3660000000          360                353               N/A
  570            376,000.00        381,589.48    8.5000000000      8.1160000000          360                354               N/A
  571            876,000.00        882,614.59    8.1250000000      7.7410000000          360                354               N/A
  572            200,000.00        203,055.24    8.7500000000      8.3660000000          360                354               N/A
  573            332,000.00        337,058.47    7.5000000000      7.1160000000          360                354               N/A
  574            191,900.00        191,900.00    7.1248045857      6.6158045857          360                354               N/A
  575            624,100.00        624,085.49    7.9606714739      7.4516714739          360                354               N/A
  576            310,432.00        308,725.16    6.5000000000      6.2410000000          360                354               N/A
  577            462,015.00        459,580.17    6.7209123900      6.4619123900          360                354               N/A
  578          1,625,000.00      1,625,000.00    7.7500000000      7.3660000000          360                354               N/A
  579            144,400.00        146,505.73    6.8750000000      6.3660000000          360                354               N/A
  580            100,000.00        101,267.31    8.2500000000      7.8660000000          360                355               N/A
  581            180,000.00        182,277.83    7.3750000000      6.9910000000          360                355               N/A
  582            492,000.00        498,231.25    7.8750000000      7.4910000000          360                355               N/A
  583            440,000.00        445,576.14    8.2500000000      7.8660000000          360                355               N/A
  584            650,000.00        658,237.49    8.2500000000      7.8660000000          360                355               N/A
  585            464,000.00        469,881.54    8.3750000000      7.9910000000          360                355               N/A
  586            650,000.00        658,232.32    7.8750000000      7.4910000000          360                355               N/A
  587            132,750.00        134,431.62    8.0000000000      7.6160000000          360                355               N/A
  588            719,588.00        719,588.00    6.8750000000      6.6660000000          360                355               N/A
  589            645,000.00        645,000.00    6.6250000000      6.3660000000          360                355               N/A
  590            767,458.00        767,458.00    7.4564611353      7.1974611353          360                355               N/A
  591            388,000.00        383,142.81    5.3750000000      4.8660000000          360                331               N/A
  592            296,000.00        294,700.81    7.1250000000      6.8660000000          360                355               N/A
  593            417,000.00        414,853.30    5.8750000000      5.6160000000          360                355               N/A
  594             16,800.00         16,722.15    7.0000000000      6.7410000000          360                355               N/A
  595            104,000.00        103,717.94    5.7500000000      5.4910000000          480                475               N/A
  596            155,992.00        155,992.00    6.2500000000      5.9910000000          360                355               N/A
  597          1,000,000.00      1,000,000.00    7.0000000000      6.6160000000          360                355               N/A
  598            400,000.00        405,065.01    7.7500000000      7.2410000000          360                355               N/A
  599            142,500.00        142,500.00    7.8750000000      7.4910000000          360                355               N/A
  600            402,750.00        402,750.00    8.8750000000      8.4910000000          360                355               N/A
  601             81,600.00         81,600.00    7.6250000000      7.2410000000          360                355               N/A
  602            415,000.00        398,915.54    7.3750000000      6.8660000000          360                355               N/A
  603            134,400.00        133,956.71    8.2500000000      7.8660000000          360                355               N/A
  604            336,000.00        339,390.57    7.2500000000      6.8660000000          360                356               N/A
  605            268,000.00        270,706.09    7.7500000000      7.3660000000          360                356               N/A
  606            240,000.00        242,425.62    8.5000000000      8.1160000000          360                356               N/A
  607            920,500.00        929,785.87    7.0000000000      6.6160000000          360                356               N/A
  608            380,000.00        383,838.75    8.1250000000      7.7410000000          360                356               N/A
  609            548,000.00        553,520.56    5.9000000000      5.5160000000          360                356               N/A
  610            544,000.00        549,486.92    6.8750000000      6.4910000000          360                356               N/A
  611            205,600.00        207,675.67    7.6250000000      7.2410000000          360                356               N/A
  612          1,000,000.00      1,010,097.30    7.7500000000      7.3660000000          360                356               N/A
  613            499,200.00        504,243.72    8.2500000000      7.8660000000          360                356               N/A
  614          1,244,050.00      1,256,619.38    8.2500000000      7.8660000000          360                356               N/A
  615            520,000.00        525,248.14    7.3750000000      6.9910000000          360                356               N/A
  616            613,150.00        619,339.24    7.5000000000      7.1160000000          360                356               N/A
  617            370,400.00        374,139.47    7.6250000000      7.2410000000          360                356               N/A
  618            422,400.00        426,631.24    8.0000000000      7.6160000000          360                356               N/A
  619            247,500.00        249,994.01    6.1250000000      5.7410000000          360                356               N/A
  620            256,410.00        256,410.00    7.3750000000      6.9910000000          360                356               N/A
  621            420,000.00        404,047.48    4.6250000000      4.1160000000          360                332               N/A
  622            376,000.00        374,725.54    6.8750000000      6.6160000000          360                356               N/A
  623            415,650.00        415,350.00    4.7500000000      4.4910000000          360                332               N/A
  624            490,000.00        490,000.00    8.7500000000      8.3660000000          360                356               N/A
  625            145,600.00        145,600.00    7.3750000000      6.9910000000          360                356               N/A
  626            660,000.00        660,000.00    7.5000000000      7.1160000000          360                356               N/A
  627            420,000.00        424,242.19    8.0000000000      7.4910000000          360                356               N/A
  628            448,000.00        448,000.00    7.0000000000      6.6160000000          360                356               N/A
  629            344,000.00        344,000.00    8.1250000000      7.7410000000          360                356               N/A
  630            480,000.00        480,000.00    8.5000000000      8.1160000000          360                356               N/A
  631          1,388,650.00      1,388,650.00    7.5865633889      7.2025633889          360                356               N/A
  632            460,700.00        460,700.00    7.8750000000      7.4910000000          360                356               N/A
  633            206,400.00        206,400.00    8.0000000000      7.6160000000          360                356               N/A
  634            132,000.00        132,662.06    7.5000000000      6.9910000000          360                356               N/A
  635            279,900.00        279,900.00    8.0000000000      7.6160000000          360                356               N/A
  636            784,000.00        782,439.06    9.5000000000      9.1160000000          360                356               N/A
  637             76,000.00         75,804.15    8.2500000000      7.8660000000          360                356               N/A
  638            693,750.00        697,488.03    6.7500000000      6.3660000000          360                357               N/A
  639            408,000.00        411,080.45    8.0000000000      7.6160000000          360                357               N/A
  640            221,600.00        223,273.87    8.5500000000      8.1660000000          360                357               N/A
  641            500,000.00        503,775.84    8.2500000000      7.8660000000          360                357               N/A
  642            271,600.00        273,649.98    7.6250000000      7.2410000000          360                357               N/A
  643            533,760.00        537,790.36    8.1250000000      7.7410000000          360                357               N/A
  644            932,000.00        939,039.62    8.5000000000      8.1160000000          360                357               N/A
  645            237,600.00        237,600.00    8.1250000000      7.7410000000          360                357               N/A
  646            256,000.00        257,932.82    8.0000000000      7.6160000000          360                357               N/A
  647            695,200.00        700,443.39    6.7500000000      6.3660000000          360                357               N/A
  648             73,000.00         73,000.00    6.5000000000      6.2410000000          360                357               N/A
  649            115,000.00        109,005.65    5.1250000000      4.6160000000          360                333               N/A
  650            271,200.00        262,305.26    5.2500000000      4.7410000000          360                333               N/A
  651            198,716.85        198,011.84    5.8750000000      5.3660000000          360                333               N/A
  652            103,361.00         99,819.79    5.0000000000      4.4910000000          360                333               N/A
  653            464,250.00        464,250.00    7.3750000000      6.9910000000          360                357               N/A
  654          3,382,750.00      3,382,750.00    7.9827802823      7.5987802823          360                357               N/A
  655          3,736,400.00      3,736,400.00    8.2431869580      7.8591869580          360                357               N/A
  656            255,000.00        255,000.00    7.5000000000      7.1160000000          360                357               N/A
  657            499,840.00        499,840.00    8.2029849552      7.8189849552          360                357               N/A
  658            480,000.00        480,000.00    7.3750000000      6.9910000000          360                357               N/A
  659            110,880.00        110,880.00    7.6250000000      7.2410000000          360                357               N/A
  660          3,312,903.00      3,312,903.00    7.6699217424      7.2859217424          360                357               N/A
  661          4,582,820.00      4,582,820.00    7.8456054351      7.4616054351          360                357               N/A
  662            895,680.00        895,680.00    7.2500000000      6.8660000000          360                357               N/A
  663            224,000.00        224,000.00    7.6250000000      7.2410000000          360                357               N/A
  664            691,920.00        691,920.00    7.5689964158      7.1849964158          360                357               N/A
  665            403,920.00        403,920.00    7.2227421272      6.8387421272          360                357               N/A
  666            132,000.00        132,000.00    7.8750000000      7.4910000000          360                357               N/A
  667            138,320.00        138,320.00    7.2500000000      6.8660000000          360                357               N/A
  668            712,500.00        711,056.20    8.0000000000      7.6160000000          360                357               N/A
  669            440,000.00        439,125.63    8.0965920191      7.7125920191          360                357               N/A
  670            120,453.00        120,202.67    7.8750000000      7.4910000000          360                357               N/A
  671             64,472.00         64,347.81    8.2500000000      7.8660000000          360                357               N/A
  672            598,500.00        597,053.76    7.1628268701      6.7788268701          360                357               N/A
  673            960,800.00        958,901.69    8.1250000000      7.7410000000          360                357               N/A
  674            179,000.00        178,663.88    8.3750000000      7.9910000000          360                357               N/A
  675            428,000.00        427,132.71    8.0000000000      7.6160000000          360                357               N/A
  676            680,000.00        683,410.27    7.2500000000      6.8660000000          360                358               N/A
  677            486,509.00        488,949.14    7.5000000000      7.1160000000          360                358               N/A
  678            224,000.00        225,123.74    8.0000000000      7.6160000000          360                358               N/A
  679            555,060.00        557,844.69    8.1250000000      7.7410000000          360                358               N/A
  680            608,000.00        611,050.14    8.0000000000      7.6160000000          360                358               N/A
  681            267,750.00        267,750.00    5.8750000000      5.6160000000          360                358               N/A
  682            515,200.00        514,310.34    6.7500000000      6.4910000000          360                358               N/A
  683            164,000.00        163,630.30    6.1250000000      5.8660000000          360                358               N/A
  684            200,000.00        193,270.58    4.8750000000      4.3660000000          360                334               N/A
  685            122,500.00        122,500.00    6.8750000000      6.4910000000          360                358               N/A
  686          1,131,250.00      1,131,250.00    7.5371546961      7.1531546961          360                358               N/A
  687            992,000.00        992,000.00    8.0519153226      7.6679153226          360                358               N/A
  688            352,000.00        352,000.00    7.8750000000      7.4910000000          360                358               N/A
  689          2,183,412.00      2,183,412.00    7.5977518215      7.2137518215          360                358               N/A
  690            229,500.00        229,500.00    7.1250000000      6.7410000000          360                358               N/A
  691            423,200.00        423,200.00    7.3943761815      7.0103761815          360                358               N/A
  692            448,000.00        447,368.06    7.7756893871      7.3916893871          360                358               N/A
  693            424,000.00        423,383.46    7.6291643101      7.2451643101          360                358               N/A
  694            304,000.00        303,590.70    8.0000000000      7.6160000000          360                358               N/A
  695            320,000.00        319,523.54    7.5000000000      7.1160000000          360                358               N/A
  696            288,000.00        287,631.44    8.2500000000      7.8660000000          360                358               N/A
  697            258,912.00        257,220.64    5.5000000000      5.2410000000          360                335               N/A
  698             83,000.00         80,688.01    5.5000000000      4.9910000000          360                336               N/A
  699            381,017.00        369,499.37    5.1543198707      4.6453198707          360                337               N/A
  700            239,391.00        233,052.18    5.3750000000      4.8660000000          360                338               N/A
  701            312,000.00        312,000.00    5.7500000000      5.2410000000          360                338               N/A
  702            400,000.00        397,884.82    5.5000000000      5.2410000000          360                339               N/A
  703            189,000.00        179,141.12    4.8750000000      4.3660000000          360                339               N/A
  704             82,400.00         80,503.96    5.7500000000      5.4910000000          360                339               N/A
  705            345,900.00        241,731.18    5.2500000000      4.7410000000          369                348               N/A
  706            113,600.00        110,586.53    5.0000000000      4.7410000000          360                339               N/A
  707            342,500.00        333,453.10    4.8176692577      4.3086692577          360                341               N/A
  708            209,000.00        203,656.49    5.1250000000      4.6160000000          360                341               N/A
  709            190,875.00        193,473.55    4.8750000000      4.3660000000          365                346               N/A
  710            276,000.00        276,000.00    5.0000000000      4.7410000000          360                341               N/A
  711            300,000.00        280,123.71    5.7500000000      5.4910000000          360                305               N/A
  712            357,500.00        349,837.79    5.2500000000      4.9910000000          360                342               N/A
  713            182,598.00        179,072.88    5.5000000000      4.9910000000          360                343               N/A
  714            219,510.00        219,509.95    5.7500000000      5.4910000000          360                343               N/A
  715            348,986.00        317,343.60    4.8750000000      4.3660000000          360                344               N/A
  716            359,300.00        352,011.78    4.8750000000      4.3660000000          360                344               N/A
  717            450,000.00        399,915.53    5.2500000000      4.7410000000          360                345               N/A
  718            309,850.00        309,850.00    4.8750000000      4.3660000000          360                345               N/A
  719            250,000.00        245,859.79    5.2500000000      4.7410000000          360                346               N/A
  720            230,000.00        226,688.13    6.0000000000      5.7410000000          360                346               N/A
  721            497,192.20        496,322.05    7.0619504488      6.5529504488          360                347               N/A
  722            827,500.00        823,658.04    5.7430268027      5.3991438700          360                349               N/A
  723            417,600.00        410,869.99    4.0000000000      3.4910000000          360                349               N/A
  724            635,400.00        635,400.00    6.8081129997      6.2991129997          360                350               N/A
  725            137,700.00        136,527.52    7.2500000000      6.9910000000          360                350               N/A
  726            268,800.00        268,800.00    7.1000744048      6.5910744048          360                351               N/A
  727            955,000.00        955,000.00    7.0000000000      6.4910000000          360                351               N/A
  728            219,600.00        216,015.99    5.3750000000      4.8660000000          360                351               N/A
  729            185,598.00        185,520.96    5.2500000000      4.7410000000          360                351               N/A
  730            651,300.00        646,499.58    7.1250000000      6.6160000000          360                351               N/A
  731            102,227.31        101,950.56    6.7500000000      6.2410000000          360                351               N/A
  732            130,000.00        130,000.00    6.6250000000      6.3660000000          360                351               N/A
  733            691,840.00        686,328.18    6.8675751956      6.5651354486          360                351               N/A
  734          1,536,323.00      1,536,323.00    7.0319731756      6.5229731756          360                352               N/A
  735            270,720.00        270,717.50    6.6250000000      6.3660000000          360                352               N/A
  736            177,817.75        176,970.46    6.8750000000      6.3660000000          360                352               N/A
  737            202,041.00        200,587.10    6.6250000000      6.1160000000          360                352               N/A
  738            970,920.00        970,920.00    6.5240854035      6.2650854035          360                352               N/A
  739            100,000.00        100,000.00    6.6250000000      6.3660000000          360                352               N/A
  740            452,200.00        447,457.14    6.2970366447      6.0380366447          334                326               N/A
  741            468,109.80        466,851.76    7.0000000000      6.4910000000          360                352               N/A
  742            415,572.00        415,572.00    7.1118723109      6.6028723109          360                353               N/A
  743            315,250.00        312,814.75    6.7500000000      6.2410000000          360                353               N/A
  744            312,561.00        310,373.78    6.0667608504      5.8077608504          360                353               N/A
  745            533,600.00        533,599.15    6.8616945300      6.6026945300          360                353               N/A
  746            351,500.00        351,500.00    6.2500000000      5.9910000000          360                353               N/A
  747            404,775.00        397,841.34    6.2263500130      5.9673500130          360                353               N/A
  748             58,125.00         57,885.72    8.7500000000      8.3660000000          360                353               N/A
  749            640,134.01        640,134.01    6.5525514962      6.0435514962          360                354               N/A
  750            360,000.00        360,000.00    6.8750000000      6.3660000000          360                354               N/A
  751            197,931.20        197,458.95    7.0729304116      6.5639304116          360                354               N/A
  752             45,000.00         44,758.48    6.6250000000      6.3660000000          360                354               N/A
  753            494,357.00        494,184.90    6.5000000000      6.2410000000          360                354               N/A
  754            746,800.00        746,800.00    6.6250000000      6.1160000000          360                355               N/A
  755             60,000.00         59,738.78    6.7500000000      6.4910000000          360                355               N/A
  756            321,339.00        319,723.46    6.0000000000      5.7410000000          360                355               N/A
  757            183,736.00        183,156.94    8.3750000000      7.9910000000          360                355               N/A
  758            286,000.00        286,000.00    6.3750000000      6.1160000000          360                356               N/A
  759            114,000.00        113,574.24    6.3750000000      6.1160000000          360                356               N/A
  760            146,400.00        146,022.73    8.2500000000      7.8660000000          360                356               N/A
  761            191,250.00        190,810.73    7.3750000000      7.1160000000          360                357               N/A
  762             92,400.00         92,141.88    6.3750000000      6.1160000000          360                357               N/A
  763            214,500.00        214,500.00    7.1250000000      6.7410000000          360                357               N/A
  764            248,000.00        248,000.00    8.2500000000      7.8660000000          360                357               N/A
  765            558,000.00        558,000.00    8.2500000000      7.8660000000          360                357               N/A
  766            304,000.00        304,000.00    8.2500000000      7.8660000000          360                357               N/A
  767            110,000.00        109,867.72   10.5000000000     10.1160000000          360                357               N/A
  768            388,000.00        387,831.51    6.1250000000      5.8660000000          360                358               N/A
  769            317,475.00        317,088.98    8.5000000000      8.1160000000          360                358               N/A

                                                          S-136A to S-144A


                                                       Months                                   Next
                                                      to Next        Months       Months       Payment          Initial
Mortgage                                              Interest       Between      Between    Adjustment         Periodic
  Loan           Loan                    Gross          Rate          Rate        Payment      Period             Rate
 Number          Type       Index      Margin (%)    Adjustment    Adjustment   Adjustment    (Months)           Cap (%)
-----------------------------------------------------------------------------------------------------------------------------
   1             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   2             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   3             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   4             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   5             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   6             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   7             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   8             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
   9             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  10             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  11             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  12             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  13             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  14             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  15             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  16             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  17             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  18             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  19             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  20             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  21             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  22             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  23             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  24             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  25             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  26             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  27             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  28             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  29             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  30             FIXED       N/A          N/A            N/A           N/A          N/A          N/A               N/A
  31              ARM        MTA      3.300000000000      1             1            12           2         99.000000000000
  32              ARM        MTA      3.325000000000      1             1            12           1          3.000000000000
  33              ARM        MTA      3.900000000000      1             1            12           11         3.000000000000
  34              ARM        MTA      2.725000000000      1             1            12           11         3.000000000000
  35              ARM        MTA      3.450000000000      1             1            12           10         3.000000000000
  36              ARM        MTA      3.100000000000      1             1            12           6         99.000000000000
  37              ARM        MTA      2.875000000000      1             1            12           6          3.000000000000
  38              ARM        MTA      2.550000000000      1             1            12           2          2.000000000000
  39              ARM        MTA      3.325000000000      1             1            12           4          3.000000000000
  40              ARM        MTA      3.450000000000      1             1            12           4          3.000000000000
  41              ARM        MTA      3.375000000000      1             1            12           3         99.000000000000
  42              ARM        MTA      3.450000000000      1             1            12           3          3.000000000000
  43              ARM        MTA      3.450000000000      1             1            12           3         99.000000000000
  44              ARM        MTA      5.000000000000      1             1            12           3         99.000000000000
  45              ARM        MTA      3.325000000000      1             1            12           5         99.000000000000
  46              ARM        MTA      3.200000000000      1             1            12           5          3.000000000000
  47              ARM        MTA      3.450000000000      1             1            12           2          3.000000000000
  48              ARM        MTA      3.450000000000      1             1            12           1          3.000000000000
  49              ARM        MTA      3.850000000000      1             1            12           1          3.000000000000
  50              ARM        MTA      3.800000000000      1             1            12           0          3.000000000000
  51              ARM        MTA      3.400000000000      1             1            12           11        99.000000000000
  52              ARM        MTA      3.800000000000      1             1            12           11         3.000000000000
  53              ARM        MTA      3.450000000000      1             1            12           9          3.000000000000
  54              ARM        MTA      3.325000000000      1             1            12           7          3.000000000000
  55              ARM        MTA      3.125000000000      1             1            12           6         99.000000000000
  56              ARM        MTA      3.375000000000      1             1            12           4         99.000000000000
  57              ARM        MTA      2.650000000000      1             1            12           1          3.000000000000
  58              ARM        MTA      2.950000000000      1             1            12           7          3.000000000000
  59              ARM        MTA      3.400000000000      1             1            12           6          3.000000000000
  60              ARM        MTA      3.450000000000      1             1            12           6          3.000000000000
  61              ARM        MTA      2.950000000000      1             1            12           4          3.000000000000
  62              ARM        MTA      3.975000000000      1             1            12           4          3.000000000000
  63              ARM        MTA      3.450000000000      1             1            12           3          3.000000000000
  64              ARM      1M_LIB     2.350000000000      1             1            12           2         99.000000000000
  65              ARM      COFI11     2.350000000000      1             1            12           10         3.000000000000
  66              ARM      COFI11     2.550000000000      1             1            12           4          3.000000000000
  67              ARM      COFI11     2.550000000000      1             1            12           0          3.000000000000
  68              ARM      COFI11     2.300000000000      1             1            12           1          3.000000000000
  69              ARM      COFI11     2.200000000000      1             1            12           1          3.000000000000
  70              ARM      COFI11     2.400000000000      1             1            12           5          3.000000000000
  71              ARM      COFI11     2.000000000000      1             1            12           2          3.000000000000
  72              ARM      COFI11     2.700000000000      1             1            12           8          3.000000000000
  73              ARM      COFI11     2.500000000000      1             1            12           3          3.000000000000
  74              ARM      COFI11     2.350000000000      1             1            12           0          3.000000000000
  75              ARM        MTA      3.500000000000      1             1            12           7         99.000000000000
  76              ARM        MTA      3.375000000000      1             1            12           7          3.000000000000
  77              ARM        MTA      3.500000000000      1             1            12           6         99.000000000000
  78              ARM        MTA      3.250000000000      1             1            12           4         99.000000000000
  79              ARM        MTA      3.400000000000      1             1            12           3         99.000000000000
  80              ARM        MTA      3.500000000000      1             1            12           8         99.000000000000
  81              ARM        MTA      3.450000000000      1             1            12           2         99.000000000000
  82              ARM        MTA      2.800000000000      1             1            12           1         99.000000000000
  83              ARM        MTA      3.500000000000      1             1            12           8         99.000000000000
  84              ARM        MTA      2.875000000000      1             1            12           7         99.000000000000
  85              ARM        MTA      3.200000000000      1             1            12           4          3.000000000000
  86              ARM        MTA      3.750000000000      1             1            12           9         99.000000000000
  87              ARM        MTA      3.200000000000      1             1            12           9         99.000000000000
  88              ARM        MTA      3.750000000000      1             1            12           8         99.000000000000
  89              ARM        MTA      3.450000000000      1             1            12           8          3.000000000000
  90              ARM        MTA      3.250000000000      1             1            12           7         99.000000000000
  91              ARM        MTA      3.750000000000      1             1            12           6         99.000000000000
  92              ARM        MTA      2.950000000000      1             1            12           4          3.000000000000
  93              ARM        MTA      3.750000000000      1             1            12           3         99.000000000000
  94              ARM        MTA      3.750000000000      1             1            12           3         99.000000000000
  95              ARM        MTA      3.575000000000      1             1            12           3         99.000000000000
  96              ARM        MTA      3.750000000000      1             1            12           9         99.000000000000
  97              ARM        MTA      3.750000000000      1             1            12           9         99.000000000000
  98              ARM        MTA      2.375000000000      1             1            12           2          3.000000000000
  99              ARM        MTA      2.375000000000      1             1            12           2          3.000000000000
  100             ARM        MTA      2.750000000000      1             1            12           2          3.000000000000
  101             ARM        MTA      2.933691115900      1             1            12           1          3.000000000000
  102             ARM        MTA      2.500000000000      1             1            12           0          3.000000000000
  103             ARM        MTA      2.539660444500      1             1            12           0          3.000000000000
  104             ARM        MTA      2.654413772700      1             1            12           0          3.000000000000
  105             ARM        MTA      3.000000000000      1             1            12           0          3.000000000000
  106             ARM        MTA      2.375000000000      1             1            12           0          3.000000000000
  107             ARM        MTA      3.125000000000      1             1            12           0          3.000000000000
  108             ARM        MTA      2.625000000000      1             1            12           11         3.000000000000
  109             ARM        MTA      2.375000000000      1             1            12           11         3.000000000000
  110             ARM        MTA      2.791500616000      1             1            12           11         3.000000000000
  111             ARM        MTA      2.826953487700      1             1            12           11         3.000000000000
  112             ARM        MTA      2.875000000000      1             1            12           11         3.000000000000
  113             ARM        MTA      3.000000000000      1             1            12           11         3.000000000000
  114             ARM        MTA      2.375000000000      1             1            12           10         3.000000000000
  115             ARM        MTA      2.500000000000      1             1            12           10         3.000000000000
  116             ARM        MTA      3.000000000000      1             1            12           10         3.000000000000
  117             ARM        MTA      3.250000000000      1             1            12           11         3.000000000000
  118             ARM        MTA      2.500000000000      1             1            12           7          3.000000000000
  119             ARM        MTA      2.750000000000      1             1            12           7          3.000000000000
  120             ARM        MTA      2.250000000000      1             1            12           6          3.000000000000
  121             ARM        MTA      2.750000000000      1             1            12           6          3.000000000000
  122             ARM        MTA      2.375000000000      1             1            12           5          3.000000000000
  123             ARM        MTA      3.375000000000      1             1            12           4          3.000000000000
  124             ARM        MTA      3.400000000000      1             1            12           4          3.000000000000
  125             ARM        MTA      2.500000000000      1             1            12           3          3.000000000000
  126             ARM        MTA      2.875000000000      1             1            12           3          3.000000000000
  127             ARM      COFI11     2.450000000000      1             1            12           6          3.000000000000
  128             ARM      COFI11     2.350000000000      1             1            12           11         3.000000000000
  129             ARM      COFI11     2.000000000000      1             1            12           7          3.000000000000
  130             ARM      COFI11     2.680000000000      1             1            12           10         3.000000000000
  131             ARM      COFI11     3.070000000000      1             1            12           6          3.000000000000
  132             ARM        MTA      3.850000000000      1             1            12           11         3.000000000000
  133             ARM        MTA      3.350000000000      1             1            12           10         3.000000000000
  134             ARM        MTA      2.750000000000      1             1            12           9          3.000000000000
  135             ARM        MTA      3.575000000000      1             1            12           7         99.000000000000
  136             ARM        MTA      3.200000000000      1             1            12           5          3.000000000000
  137             ARM        MTA      3.350000000000      1             1            12           4          3.000000000000
  138             ARM        MTA      2.450000000000      1             1            12           0          3.000000000000
  139             ARM        MTA      2.420000000000      1             1            12           5          3.000000000000
  140             ARM        MTA      2.900000000000      1             1            12           2          3.000000000000
  141             ARM        MTA      2.640000000000      1             1            12           1          3.000000000000
  142             ARM        MTA      3.000000000000      1             1            12           10         3.000000000000
  143             ARM        MTA      2.450000000000      1             1            12           4          3.000000000000
  144             ARM        MTA      2.700000000000      1             1            12           4          3.000000000000
  145             ARM        MTA      2.468621609300      1             1            12           11         3.000000000000
  146             ARM        MTA      2.150000000000      1             1            12           8          3.000000000000
  147             ARM        MTA      3.090000000000      1             1            12           8          3.000000000000
  148             ARM        MTA      3.000000000000      1             1            12           6          3.000000000000
  149             ARM        MTA      2.600000000000      1             1            12           2          3.000000000000
  150             ARM        MTA      2.300000000000      1             1            12           10         3.000000000000
  151             ARM        MTA      2.600000000000      1             1            12           10         3.000000000000
  152             ARM        MTA      2.750000000000      1             1            12           9          2.000000000000
  153             ARM        MTA      4.250000000000      1             1            12           8          3.000000000000
  154             ARM        MTA      3.100000000000      1             1            12           3          3.000000000000
  155             ARM        MTA      2.600000000000      1             1            12           0          3.000000000000
  156             ARM        MTA      3.100000000000      1             1            12           5         99.000000000000
  157             ARM        MTA      1.850000000000      1             1            12           10         3.000000000000
  158             ARM        MTA      2.500000000000      1             1            12           10        99.000000000000
  159             ARM        MTA      2.100000000000      1             1            12           11         3.000000000000
  160             ARM        MTA      2.500000000000      1             1            12           9          3.000000000000
  161             ARM        MTA      2.520000000000      1             1            12           9          3.000000000000
  162             ARM        MTA      2.600000000000      1             1            12           7          3.000000000000
  163             ARM      1YR_LIB    2.500000000000     10             12           12           10         2.000000000000
  164             ARM      1YR_LIB    2.500000000000     10             12           12           10         2.000000000000
  165             ARM      1YR_LIB    2.500000000000     10             12           12           10         2.000000000000
  166             ARM      1YR_TRES   2.750000000000     10             12           12           10         3.000000000000
  167             ARM      1YR_TRES   2.627427754800     10             12           12           10         2.265733993400
  168             ARM      1YR_TRES   2.991063864400     10             12           12           10         2.000000000000
  169             ARM      1YR_LIB    2.500000000000     11             12           12           11         2.000000000000
  170             ARM      1YR_LIB    2.492452506700     11             12           12           11         2.000000000000
  171             ARM      1YR_LIB    2.432098820200     11             12           12           11         2.172278089900
  172             ARM      1YR_TRES   3.000000000000     11             12           12           11         5.000000000000
  173             ARM      1YR_TRES   2.854032429000     11             12           12           11         2.000000000000
  174             ARM      1YR_TRES   2.750000000000     11             12           12           11         2.000000000000
  175             ARM        MTA      2.600000000000     12             1            12           12         3.000000000000
  176             ARM        MTA      2.600000000000     12             1            12           12         3.000000000000
  177             ARM      1YR_LIB    2.500000000000     12             12           12           12         5.000000000000
  178             ARM      1YR_LIB    2.500000000000     12             12           12           12         2.000000000000
  179             ARM      1YR_LIB    2.250000000000     12             12           12           12         3.000000000000
  180             ARM      1YR_LIB    2.500000000000     12             12           12           12         2.000000000000
  181             ARM      1YR_TRES   2.715646759900     12             12           12           12         2.191104867900
  182             ARM      1YR_TRES   3.819049240500     12             12           12           12         2.516641369700
  183             ARM      1YR_LIB    2.455310938400     13             12           12           13         2.000000000000
  184             ARM      6M_LIB     3.875000000000     13             6            6            13         3.000000000000
  185             ARM      1YR_LIB    2.500000000000     14             12           12           14         2.000000000000
  186             ARM      6M_LIB     3.125000000000     14             6            6            14         3.000000000000
  187             ARM      1YR_LIB    2.500000000000     15             12           12           15         2.000000000000
  188             ARM      1YR_LIB    2.571323306000     15             12           12           15         2.000000000000
  189             ARM      1YR_LIB    2.500000000000     15             12           12           15         2.000000000000
  190             ARM      1YR_LIB    2.500000000000     16             12           12           16         2.000000000000
  191             ARM      1YR_LIB    2.500000000000     16             12           12           16         2.000000000000
  192             ARM      1YR_LIB    2.500000000000     16             12           12           16         2.000000000000
  193             ARM      1YR_LIB    2.424451283700     16             12           12           16         2.000000000000
  194             ARM      1YR_LIB    2.500000000000     16             12           12           16         2.000000000000
  195             ARM      1YR_LIB    2.500000000000     16             12           12           16         2.000000000000
  196             ARM      1YR_TRES   2.750000000000     16             12           12           16         5.000000000000
  197             ARM      6M_LIB     2.375000000000     16             6            6            16         3.000000000000
  198             ARM        MTA      2.600000000000     17             1            12           17         3.000000000000
  199             ARM      1YR_LIB    2.250000000000     17             12           12           17         3.000000000000
  200             ARM      1YR_LIB    2.500000000000     17             12           12           17         2.000000000000
  201             ARM      1YR_LIB    2.500000000000     17             12           12           17         2.000000000000
  202             ARM      1YR_LIB    2.500000000000     17             12           12           17         2.000000000000
  203             ARM      1YR_LIB    2.250000000000     17             12           12           17         7.000000000000
  204             ARM      1YR_TRES   3.000000000000     17             12           12           17         5.000000000000
  205             ARM      6M_LIB     2.250000000000     17             6            6            17         3.000000000000
  206             ARM      6M_LIB     2.375000000000     17             6            6            17         3.000000000000
  207             ARM      6M_LIB     6.550000000000     17             6            6            17         3.000000000000
  208             ARM      1YR_LIB    2.500000000000     18             12           12           18         2.000000000000
  209             ARM      1YR_LIB    2.500000000000     18             12           12           18         2.000000000000
  210             ARM      1YR_LIB    2.500000000000     18             12           12           18         2.000000000000
  211             ARM      1YR_LIB    2.603275638000     18             12           12           18         2.000000000000
  212             ARM      6M_LIB     6.330000000000     18             6            6            18         3.000000000000
  213             ARM      1YR_LIB    2.234042553200     19             12           12           19         2.000000000000
  214             ARM      1YR_LIB    2.500000000000     19             12           12           19         2.000000000000
  215             ARM      1YR_TRES   2.750000000000     19             12           12           19         5.000000000000
  216             ARM      6M_LIB     2.000000000000     19             6            6            19         5.000000000000
  217             ARM      1YR_LIB    2.500000000000      1             12           12           1          2.000000000000
  218             ARM      1YR_LIB    2.500000000000      1             12           12           1          2.000000000000
  219             ARM      1YR_LIB    2.493378441600      1             12           12           1          2.026486233700
  220             ARM      1YR_LIB    2.500000000000      1             12           12           1          5.000000000000
  221             ARM      1YR_TRES   2.389707169300      1             12           12           1          1.186276225800
  222             ARM      1YR_TRES   2.678542273300      1             12           12           1          1.947351930900
  223             ARM      1YR_TRES   2.750000000000      1             12           12           1          2.000000000000
  224             ARM      6M_LIB     5.500000000000      1             6            6            1          3.000000000000
  225             ARM      6M_LIB     3.000000000000      1             6            6            1          3.000000000000
  226             ARM      6M_LIB     8.250000000000      1             6            6            1          3.000000000000
  227             ARM      1YR_LIB    2.250000000000     20             12           12           20         3.000000000000
  228             ARM      1YR_LIB    2.500000000000     20             12           12           20         2.000000000000
  229             ARM      1YR_LIB    2.500000000000     20             12           12           20         2.000000000000
  230             ARM      1YR_LIB    2.500000000000     20             12           12           20         2.000000000000
  231             ARM      6M_LIB     6.200000000000     20             6            6            20         3.000000000000
  232             ARM      1YR_LIB    2.000000000000     21             12           12           21         2.000000000000
  233             ARM      1YR_LIB    2.391521006200     21             12           12           21         2.000000000000
  234             ARM      1YR_LIB    2.500000000000     21             12           12           21         2.000000000000
  235             ARM      1YR_TRES   2.750000000000     21             12           12           21         5.000000000000
  236             ARM      1YR_LIB    2.500000000000     22             12           12           22         2.000000000000
  237             ARM      1YR_LIB    2.500000000000     22             12           12           22         2.000000000000
  238             ARM      1YR_LIB    2.500000000000     23             12           12           23         2.000000000000
  239             ARM      1YR_LIB    2.500000000000     23             12           12           23         2.000000000000
  240             ARM      1YR_TRES   2.500000000000     23             12           12           23         5.000000000000
  241             ARM      1YR_LIB    2.500000000000     24             12           12           24         2.000000000000
  242             ARM      1YR_LIB    2.500000000000     24             12           12           24         2.000000000000
  243             ARM      1YR_TRES   3.000000000000     24             12           12           24         2.000000000000
  244             ARM      1YR_TRES   3.000000000000     24             12           12           24         5.000000000000
  245             ARM      1YR_TRES   2.678809568700     24             12           12           24         2.802507218100
  246             ARM      6M_LIB     3.000000000000     24             6            6            24         3.000000000000
  247             ARM      1YR_LIB    4.000000000000      2             12           12           2          2.000000000000
  248             ARM      1YR_LIB    2.500000000000      2             12           12           2          3.000000000000
  249             ARM      1YR_LIB    2.500000000000      2             12           12           2          3.329122845300
  250             ARM      1YR_LIB    2.641381133800      2             12           12           2          2.217237732400
  251             ARM      1YR_LIB    2.000000000000      2             12           12           2          3.000000000000
  252             ARM      1YR_TRES   2.750000000000      2             12           12           2          2.000000000000
  253             ARM      6M_LIB     2.000000000000      2             6            6            2          2.000000000000
  254             ARM      6M_LIB     4.750000000000      2             6            6            2          3.000000000000
  255             ARM      6M_LIB     7.303720528100      2             6            6            2          3.000000000000
  256             ARM      6M_LIB     2.875000000000      2             6            6            2          1.000000000000
  257             ARM      6M_LIB     2.750000000000      2             6            6            2          1.000000000000
  258             ARM      1YR_LIB    2.250000000000      3             12           12           3          5.000000000000
  259             ARM      1YR_LIB    2.250000000000      3             12           12           3          5.000000000000
  260             ARM      1YR_LIB    2.250000000000      3             12           12           3          7.000000000000
  261             ARM      1YR_LIB    2.390000000000      3             12           12           3          3.000000000000
  262             ARM      1YR_LIB    2.750000000000      3             12           12           3          1.000000000000
  263             ARM      1YR_LIB    2.750000000000      3             12           12           3          1.000000000000
  264             ARM      1YR_TRES   2.575907470200      3             12           12           3          2.212046264900
  265             ARM      1YR_TRES   2.000000000000      3             12           12           3          2.000000000000
  266             ARM      1YR_TRES   2.778359638800      3             12           12           3          2.000000000000
  267             ARM      6M_LIB     2.000000000000      3             6            6            3          3.000000000000
  268             ARM      6M_LIB     5.448522061800      3             6            6            3          3.000000000000
  269             ARM      6M_LIB     4.500000000000      3             6            6            3          5.000000000000
  270             ARM      6M_LIB     6.107116096900      3             6            6            3          3.000000000000
  271             ARM      1YR_LIB    2.414138944100      4             12           12           4          2.229161981700
  272             ARM      1YR_LIB    2.453767384500      4             12           12           4          2.023412438900
  273             ARM      1YR_TRES   3.000000000000      4             12           12           4          2.000000000000
  274             ARM      1YR_TRES   2.605470331700      4             12           12           4          2.828650821700
  275             ARM      1YR_TRES   2.772744949700      4             12           12           4          2.397827068900
  276             ARM      1YR_TRES   3.000000000000      4             12           12           4          2.000000000000
  277             ARM      6M_LIB     2.000000000000      4             6            6            4          3.000000000000
  278             ARM      6M_LIB     4.711956437600      4             6            6            4          3.000000000000
  279             ARM      6M_LIB     5.574963078200      4             6            6            4          2.299852312600
  280             ARM        MTA      2.600000000000      5             1            12           11         2.000000000000
  281             ARM        MTA      2.600000000000      5             1            12           5          2.000000000000
  282             ARM        MTA      2.600000000000      5             1            12           5          3.000000000000
  283             ARM      1YR_LIB    2.250000000000      5             12           12           5          5.000000000000
  284             ARM      1YR_LIB    2.392086694400      5             12           12           5          2.989097515400
  285             ARM      1YR_LIB    2.250000000000      5             12           12           5          2.000000000000
  286             ARM      1YR_LIB    3.373270454500      5             12           12           5          1.180889075400
  287             ARM      1YR_TRES   2.900280986900      5             12           12           5          1.950140493500
  288             ARM      1YR_TRES   2.873310646400      5             12           12           5          2.440395165700
  289             ARM      1YR_TRES   2.631810271900      5             12           12           5          1.733294173300
  290             ARM      1YR_TRES   3.719241335300      5             12           12           5          2.000000000000
  291             ARM      1YR_TRES   2.500000000000      5             12           12           5          5.000000000000
  292             ARM      6M_LIB     5.499805430100      5             6            6            5          3.000000000000
  293             ARM      6M_LIB     5.250000000000      5             6            6            5          3.000000000000
  294             ARM      6M_LIB     3.500000000000      5             6            6            5          3.000000000000
  295             ARM      6M_LIB     6.028202240400      5             6            6            5          3.000000000000
  296             ARM        MTA      2.600000000000      6             1            12           6          3.000000000000
  297             ARM      1YR_LIB    2.500000000000      6             12           12           6          5.000000000000
  298             ARM      1YR_LIB    2.500000000000      6             12           12           6          2.000000000000
  299             ARM      1YR_LIB    2.500000000000      6             12           12           6          2.000000000000
  300             ARM      1YR_LIB    2.250000000000      6             12           12           6          2.000000000000
  301             ARM      1YR_LIB    2.500000000000      6             12           12           6          1.750000000000
  302             ARM      1YR_TRES   3.000000000000      6             12           12           6          2.000000000000
  303             ARM      1YR_TRES   2.250000000000      6             12           12           6          1.500000000000
  304             ARM      1YR_TRES   2.712482482300      6             12           12           6          2.252489888000
  305             ARM      1YR_TRES   3.465433896800      6             12           12           6          2.157364930600
  306             ARM      6M_LIB     2.000000000000      6             6            6            6          3.000000000000
  307             ARM      6M_LIB     3.625000000000      6             6            6            6          3.000000000000
  308             ARM        MTA      3.375000000000      7             1            12           7          3.000000000000
  309             ARM      1YR_LIB    2.500000000000      7             12           12           7          2.000000000000
  310             ARM      1YR_LIB    2.468837535000      7             12           12           7          2.019244281400
  311             ARM      1YR_LIB    2.500000000000      7             12           12           7          2.000000000000
  312             ARM      1YR_LIB    2.250000000000      7             12           12           7          5.000000000000
  313             ARM      1YR_TRES   3.375000000000      7             12           12           7          2.000000000000
  314             ARM      1YR_TRES   3.000000000000      7             12           12           7          3.000000000000
  315             ARM      1YR_TRES   2.500000000000      7             12           12           7          3.000000000000
  316             ARM      1YR_TRES   2.742569655000      7             12           12           7          2.000000000000
  317             ARM        MTA      5.625000000000      8             1            12           8          3.000000000000
  318             ARM      1YR_LIB    2.250000000000      8             12           12           8          5.000000000000
  319             ARM      1YR_LIB    2.000000000000      8             12           12           8          2.000000000000
  320             ARM      1YR_LIB    2.500000000000      8             12           12           8          2.000000000000
  321             ARM      1YR_LIB    2.750000000000      8             12           12           8          3.000000000000
  322             ARM      1YR_LIB    2.250000000000      8             12           12           8          3.000000000000
  323             ARM      1YR_TRES   2.987935319900      8             12           12           8          4.758706398600
  324             ARM      1YR_TRES   2.753337465700      8             12           12           8          3.000000000000
  325             ARM      1YR_TRES   2.858005487600      8             12           12           8          2.257644222800
  326             ARM      1YR_TRES   3.358070498100      8             12           12           8          1.866007708200
  327             ARM      1YR_TRES   2.500000000000      8             12           12           8          2.000000000000
  328             ARM        MTA      2.600000000000      9             1            12           9          3.000000000000
  329             ARM      1YR_LIB    2.500000000000      9             12           12           9          3.000000000000
  330             ARM      1YR_LIB    2.620367066500      9             12           12           9          2.540089757900
  331             ARM      1YR_LIB    2.250000000000      9             12           12           9          2.000000000000
  332             ARM      1YR_LIB    2.250000000000      9             12           12           9          3.000000000000
  333             ARM      1YR_LIB    2.250000000000      9             12           12           9          5.000000000000
  334             ARM      1YR_TRES   3.000000000000      9             12           12           9          4.361030532700
  335             ARM      1YR_TRES   2.735133053400      9             12           12           9          3.587376284800
  336             ARM      1YR_TRES   2.521064859800      9             12           12           9          4.747221682300
  337             ARM      1YR_TRES   3.144009844000      9             12           12           9          2.000000000000
  338             ARM      6M_LIB     4.125000000000      9             6            6            9          3.000000000000
  339             ARM      6M_LIB     0.500000000000      9             6            6            9          3.000000000000
  340             ARM      1YR_TRES   3.000000000000     101            12           12          101         5.000000000000
  341             ARM      1YR_TRES   3.000000000000     103            12           12          103         5.000000000000
  342             ARM      1YR_TRES   3.000000000000     104            12           12          104         5.000000000000
  343             ARM      1YR_TRES   3.000000000000     105            12           12          105         5.000000000000
  344             ARM      1YR_LIB    2.250000000000     110            12           12          110         5.000000000000
  345             ARM      1YR_TRES   3.000000000000     110            12           12          110         5.000000000000
  346             ARM      1YR_LIB    2.250000000000     111            12           12          111         5.000000000000
  347             ARM      1YR_TRES   3.000000000000     111            12           12          111         5.000000000000
  348             ARM      1YR_LIB    2.250000000000     112            12           12          112         5.000000000000
  349             ARM      1YR_TRES   3.000000000000     112            12           12          112         5.000000000000
  350             ARM      1YR_TRES   3.000000000000     112            12           12          112         5.000000000000
  351             ARM      1YR_TRES   3.000000000000     112            12           12          112         5.000000000000
  352             ARM      1YR_TRES   3.000000000000     113            12           12          113         5.000000000000
  353             ARM      1YR_LIB    2.306848602200     114            12           12          114         5.000000000000
  354             ARM      1YR_LIB    2.120926665900     114            12           12          114         5.000000000000
  355             ARM      1YR_TRES   3.000000000000     115            12           12          115         5.000000000000
  356             ARM      1YR_TRES   3.000000000000     115            12           12          115         5.000000000000
  357             ARM      1YR_LIB    2.250000000000     116            12           12          116         5.000000000000
  358             ARM      1YR_TRES   3.000000000000     117            12           12          117         5.000000000000
  359             ARM        MTA      2.600000000000     25             1            12           25         3.000000000000
  360             ARM      1YR_LIB    2.250000000000     25             12           12           25         3.000000000000
  361             ARM      1YR_LIB    2.500000000000     25             12           12           25         5.000000000000
  362             ARM      1YR_LIB    2.500000000000     25             12           12           25         5.000000000000
  363             ARM      1YR_TRES   3.000000000000     25             12           12           25         2.000000000000
  364             ARM      1YR_TRES   2.750000000000     25             12           12           25         2.000000000000
  365             ARM      1YR_TRES   2.750000000000     25             12           12           25         2.000000000000
  366             ARM      1YR_LIB    2.250000000000     26             12           12           26         2.000000000000
  367             ARM      1YR_LIB    2.250000000000     26             12           12           26         5.000000000000
  368             ARM      1YR_TRES   3.000000000000     26             12           12           26         5.000000000000
  369             ARM      1YR_TRES   2.289046411400     26             12           12           26         2.000000000000
  370             ARM      1YR_TRES   3.000000000000     26             12           12           26         2.000000000000
  371             ARM      1YR_LIB    2.625000000000     27             12           12           27         2.000000000000
  372             ARM      1YR_LIB    2.250000000000     27             12           12           27         5.000000000000
  373             ARM      1YR_LIB    2.500000000000     27             12           12           27         2.000000000000
  374             ARM      1YR_LIB    2.250000000000     27             12           12           27         2.000000000000
  375             ARM      1YR_LIB    2.250000000000     27             12           12           27         5.000000000000
  376             ARM      1YR_TRES   2.750000000000     27             12           12           27         5.000000000000
  377             ARM      1YR_TRES   3.000000000000     27             12           12           27         5.000000000000
  378             ARM      1YR_TRES   3.000000000000     27             12           12           27         5.000000000000
  379             ARM      1YR_TRES   2.250000000000     27             12           12           27         2.000000000000
  380             ARM      1YR_TRES   2.750000000000     27             12           12           27         2.000000000000
  381             ARM      1YR_LIB    2.500000000000     28             12           12           28         5.000000000000
  382             ARM      1YR_LIB    2.641570265100     28             12           12           28         4.435737102500
  383             ARM      1YR_LIB    2.500000000000     28             12           12           28         6.006695548200
  384             ARM      1YR_TRES   3.000000000000     28             12           12           28         2.000000000000
  385             ARM      1YR_TRES   3.000000000000     28             12           12           28         3.816255417300
  386             ARM      6M_LIB     3.500000000000     28             6            6            28         3.000000000000
  387             ARM      1YR_LIB    2.250000000000     29             12           12           29         5.000000000000
  388             ARM      1YR_LIB    2.322742182900     29             12           12           29         2.872906194500
  389             ARM      1YR_LIB    2.250000000000     29             12           12           29         2.000000000000
  390             ARM      1YR_TRES   3.000000000000     29             12           12           29         5.000000000000
  391             ARM      6M_LIB     5.000000000000     29             6            6            29         2.000000000000
  392             ARM      1YR_LIB    2.500000000000     30             12           12           30         5.000000000000
  393             ARM      1YR_LIB    2.250000000000     30             12           12           30         2.000000000000
  394             ARM      1YR_TRES   3.000000000000     30             12           12           30         2.000000000000
  395             ARM        MTA      2.600000000000     31             1            12           31         3.000000000000
  396             ARM        MTA      2.600000000000     31             1            12           31         3.000000000000
  397             ARM      1YR_LIB    2.250000000000     31             12           12           31         2.000000000000
  398             ARM      1YR_LIB    2.500000000000     31             12           12           31         5.000000000000
  399             ARM      1YR_LIB    2.500000000000     31             12           12           31         5.000000000000
  400             ARM      1YR_TRES   3.000000000000     31             12           12           31         5.000000000000
  401             ARM      1YR_LIB    2.250000000000     32             12           12           32         2.000000000000
  402             ARM      1YR_LIB    3.000000000000     32             12           12           32         5.000000000000
  403             ARM      1YR_LIB    2.250000000000     32             12           12           32         2.000000000000
  404             ARM        MTA      2.600000000000     33             1            12           33         3.000000000000
  405             ARM      1YR_LIB    2.500000000000     33             12           12           33         5.000000000000
  406             ARM      1YR_LIB    2.822174044500     33             12           12           33         5.000000000000
  407             ARM      1YR_LIB    3.000000000000     33             12           12           33         5.000000000000
  408             ARM      1YR_TRES   3.000000000000     33             12           12           33         5.000000000000
  409             ARM      1YR_TRES   2.500000000000     33             12           12           33         5.000000000000
  410             ARM        MTA      2.600000000000     34             1            12           34         3.000000000000
  411             ARM      1YR_LIB    3.000000000000     34             12           12           34         5.000000000000
  412             ARM      1YR_TRES   3.000000000000     34             12           12           34         5.000000000000
  413             ARM      1YR_TRES   2.750000000000     34             12           12           34         5.000000000000
  414             ARM      1YR_TRES   3.000000000000     34             12           12           34         5.000000000000
  415             ARM      1YR_LIB    2.500000000000     35             12           12           35         5.000000000000
  416             ARM      1YR_LIB    2.500000000000     35             12           12           35         5.000000000000
  417             ARM      1YR_TRES   3.000000000000     35             12           12           35         5.000000000000
  418             ARM      1YR_TRES   3.000000000000     35             12           12           35         5.000000000000
  419             ARM      1YR_LIB    2.500000000000     36             12           12           36         5.000000000000
  420             ARM      1YR_LIB    2.796779244300     36             12           12           36         4.650820879500
  421             ARM      1YR_TRES   3.000000000000     36             12           12           36         5.000000000000
  422             ARM      1YR_TRES   3.000000000000     36             12           12           36         5.000000000000
  423             ARM      1YR_LIB    2.500000000000     37             12           12           37         2.548028155100
  424             ARM      1YR_TRES   3.000000000000     37             12           12           37         5.000000000000
  425             ARM      1YR_TRES   3.000000000000     37             12           12           37         5.000000000000
  426             ARM      1YR_TRES   3.000000000000     37             12           12           37         5.000000000000
  427             ARM      1YR_TRES   3.000000000000     37             12           12           37         5.000000000000
  428             ARM      6M_LIB     3.250000000000     37             6            6            37         5.000000000000
  429             ARM      1YR_LIB    2.250000000000     38             12           12           38         5.000000000000
  430             ARM      1YR_LIB    2.500000000000     38             12           12           38         2.000000000000
  431             ARM      1YR_LIB    2.500000000000     38             12           12           38         2.000000000000
  432             ARM      1YR_LIB    2.500000000000     38             12           12           38         2.000000000000
  433             ARM      1YR_TRES   2.750000000000     38             12           12           38         5.000000000000
  434             ARM      6M_LIB     2.250000000000     38             6            6            38         3.000000000000
  435             ARM      6M_LIB     2.250000000000     38             6            6            38         6.000000000000
  436             ARM      1YR_LIB    2.500000000000     39             12           12           39         5.000000000000
  437             ARM      1YR_LIB    2.500000000000     39             12           12           39         2.130063055800
  438             ARM      1YR_LIB    2.500000000000     39             12           12           39         2.000000000000
  439             ARM      1YR_LIB    2.500000000000     39             12           12           39         2.000000000000
  440             ARM      1YR_LIB    2.250000000000     40             12           12           40         5.000000000000
  441             ARM      1YR_LIB    2.500000000000     40             12           12           40         2.000000000000
  442             ARM      1YR_LIB    2.500000000000     40             12           12           40         2.000000000000
  443             ARM      1YR_LIB    2.500000000000     40             12           12           40         2.000000000000
  444             ARM      1YR_LIB    2.500000000000     40             12           12           40         2.000000000000
  445             ARM      1YR_TRES   3.000000000000     40             12           12           40         5.000000000000
  446             ARM      1YR_TRES   3.000000000000     40             12           12           40         5.000000000000
  447             ARM      1YR_TRES   2.750000000000     40             12           12           40         5.000000000000
  448             ARM      6M_LIB     2.750000000000     40             6            6            40         6.000000000000
  449             ARM      1YR_LIB    2.250000000000     41             12           12           41         5.000000000000
  450             ARM      1YR_LIB    2.500000000000     41             12           12           41         2.000000000000
  451             ARM      1YR_LIB    2.500000000000     41             12           12           41         2.000000000000
  452             ARM      1YR_LIB    2.500000000000     41             12           12           41         2.000000000000
  453             ARM      1YR_TRES   2.750000000000     41             12           12           41         2.000000000000
  454             ARM      1YR_TRES   2.750000000000     41             12           12           41         5.000000000000
  455             ARM      1YR_TRES   2.750000000000     41             12           12           41         5.000000000000
  456             ARM      6M_LIB     5.000000000000     41             6            6            41         5.000000000000
  457             ARM      6M_LIB     2.250000000000     41             6            6            41         5.000000000000
  458             ARM      6M_LIB     2.250000000000     41             6            6            41         5.000000000000
  459             ARM      1YR_LIB    2.250000000000     42             12           12           42         5.000000000000
  460             ARM      1YR_LIB    2.500000000000     42             12           12           42         2.000000000000
  461             ARM      1YR_LIB    2.750000000000     42             12           12           42         5.000000000000
  462             ARM      1YR_TRES   3.000000000000     42             12           12           42         5.000000000000
  463             ARM        MTA      3.150000000000     43             1            12           43         3.000000000000
  464             ARM      1YR_LIB    2.250000000000     43             12           12           43         5.000000000000
  465             ARM      1YR_LIB    2.500000000000     43             12           12           43         2.000000000000
  466             ARM      1YR_LIB    2.500000000000     43             12           12           43         2.000000000000
  467             ARM      1YR_TRES   2.750000000000     43             12           12           43         5.000000000000
  468             ARM      1YR_LIB    2.250000000000     44             12           12           44         5.000000000000
  469             ARM      1YR_LIB    2.400286271300     44             12           12           44         3.355868050100
  470             ARM      1YR_TRES   3.000000000000     44             12           12           44         2.000000000000
  471             ARM      6M_LIB     2.750000000000     44             6            6            44         5.000000000000
  472             ARM      6M_LIB     2.875000000000     44             6            6            44         6.000000000000
  473             ARM      1YR_LIB    2.250000000000     45             12           12           45         5.000000000000
  474             ARM      1YR_LIB    2.250000000000     45             12           12           45         5.000000000000
  475             ARM      6M_LIB     2.250000000000     45             6            6            45         5.000000000000
  476             ARM      6M_LIB     2.250000000000     45             6            6            45         5.000000000000
  477             ARM      6M_LIB     2.250000000000     46             6            6            46         5.000000000000
  478             ARM      6M_LIB     2.250000000000     46             6            6            46         5.000000000000
  479             ARM      1YR_LIB    2.500000000000     47             12           12           47         2.000000000000
  480             ARM      1YR_LIB    2.409621280200     47             12           12           47         3.084544637700
  481             ARM      1YR_LIB    2.500000000000     47             12           12           47         2.000000000000
  482             ARM      6M_LIB     3.625000000000     47             6            6            47         6.000000000000
  483             ARM      6M_LIB     2.250000000000     47             6            6            47         5.000000000000
  484             ARM      6M_LIB     2.250000000000     47             6            6            47         5.000000000000
  485             ARM      6M_LIB     2.250000000000     47             6            6            47         5.000000000000
  486             ARM      1YR_LIB    2.250000000000     48             12           12           48         5.000000000000
  487             ARM      6M_LIB     2.250000000000     49             6            6            49         5.000000000000
  488             ARM      1YR_LIB    2.250000000000     49             12           12           49         5.000000000000
  489             ARM      1YR_LIB    2.250000000000     49             12           12           49         5.000000000000
  490             ARM      1YR_LIB    2.250000000000     49             12           12           49         5.000000000000
  491             ARM      1YR_LIB    2.500000000000     49             12           12           49         5.000000000000
  492             ARM      1YR_LIB    2.000000000000     49             12           12           49         5.000000000000
  493             ARM      1YR_LIB    2.250000000000     49             12           12           49         5.000000000000
  494             ARM      1YR_LIB    2.500000000000     49             12           12           49         5.000000000000
  495             ARM      1YR_LIB    2.289813850400     49             12           12           49         3.576062312600
  496             ARM      1YR_LIB    2.500000000000     49             12           12           49         5.000000000000
  497             ARM      1YR_TRES   3.000000000000     49             12           12           49         5.000000000000
  498             ARM      6M_LIB     2.750000000000     49             6            6            49         6.000000000000
  499             ARM      1YR_LIB    2.250000000000     50             12           12           50         5.000000000000
  500             ARM      1YR_LIB    2.250000000000     50             12           12           50         5.000000000000
  501             ARM      1YR_LIB    2.000000000000     50             12           12           50         5.000000000000
  502             ARM      1YR_LIB    2.622196213200     50             12           12           50         3.909154745400
  503             ARM      1YR_LIB    2.250000000000     50             12           12           50         2.000000000000
  504             ARM      1YR_TRES   3.000000000000     50             12           12           50         5.000000000000
  505             ARM      1YR_TRES   3.000000000000     50             12           12           50         5.000000000000
  506             ARM      6M_LIB     2.250000000000     50             6            6            50         5.382504304600
  507             ARM      6M_LIB     2.250000000000     50             6            6            50         5.000000000000
  508             ARM      6M_LIB     2.250000000000     50             6            6            50         5.000000000000
  509             ARM      6M_LIB     2.250000000000     50             6            6            50         5.000000000000
  510             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  511             ARM      1YR_LIB    2.250000000000     51             12           12           51         5.000000000000
  512             ARM      1YR_LIB    2.250000000000     51             12           12           51         5.000000000000
  513             ARM      1YR_LIB    2.000000000000     51             12           12           51         5.000000000000
  514             ARM      1YR_LIB    2.250000000000     51             12           12           51         5.000000000000
  515             ARM      1YR_LIB    2.250000000000     51             12           12           51         3.000000000000
  516             ARM      1YR_LIB    2.250000000000     51             12           12           51         4.881840024600
  517             ARM      1YR_LIB    2.250000000000     51             12           12           51         5.000000000000
  518             ARM      1YR_TRES   3.000000000000     51             12           12           51         5.000000000000
  519             ARM      1YR_TRES   3.000000000000     51             12           12           51         5.000000000000
  520             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  521             ARM      6M_LIB     2.250000000000     51             6            6            51         6.000000000000
  522             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  523             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  524             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  525             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  526             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  527             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  528             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  529             ARM      6M_LIB     2.250000000000     51             6            6            51         5.000000000000
  530             ARM      1YR_LIB    2.250000000000     52             12           12           52         5.000000000000
  531             ARM      1YR_LIB    2.250000000000     52             12           12           52         5.000000000000
  532             ARM      1YR_LIB    2.000000000000     52             12           12           52         5.000000000000
  533             ARM      1YR_LIB    2.000000000000     52             12           12           52         5.000000000000
  534             ARM      1YR_LIB    2.355992298500     52             12           12           52         3.694436332800
  535             ARM      1YR_LIB    2.000000000000     52             12           12           52         5.000000000000
  536             ARM      1YR_LIB    2.250000000000     52             12           12           52         5.000000000000
  537             ARM      1YR_LIB    2.250000000000     52             12           12           52         5.000000000000
  538             ARM      1YR_TRES   3.000000000000     52             12           12           52         5.000000000000
  539             ARM      1YR_TRES   3.000000000000     52             12           12           52         5.000000000000
  540             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  541             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  542             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  543             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  544             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  545             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  546             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  547             ARM      6M_LIB     2.000000000000     52             6            6            52         5.000000000000
  548             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  549             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  550             ARM      6M_LIB     2.250000000000     52             6            6            52         5.000000000000
  551             ARM      6M_LIB     2.250000000000     53             6            6            53         5.000000000000
  552             ARM      6M_LIB     2.250000000000     53             6            6            53         5.000000000000
  553             ARM      6M_LIB     2.250000000000     53             6            6            53         5.000000000000
  554             ARM      6M_LIB     2.250000000000     53             6            6            53         5.000000000000
  555             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  556             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  557             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  558             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  559             ARM      1YR_LIB    2.092608687600     53             12           12           53         5.000000000000
  560             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  561             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  562             ARM      1YR_LIB    2.500000000000     53             12           12           53         2.000000000000
  563             ARM      1YR_LIB    2.250000000000     53             12           12           53         5.000000000000
  564             ARM      1YR_LIB    2.250000000000     53             12           12           53         3.000000000000
  565             ARM      6M_LIB     2.250000000000     53             6            6            53         5.000000000000
  566             ARM      6M_LIB     2.250000000000     53             6            6            53         3.000000000000
  567             ARM      6M_LIB     2.250000000000     53             6            6            53         3.000000000000
  568             ARM      6M_LIB     2.250000000000     53             6            6            53         3.000000000000
  569             ARM      6M_LIB     2.000000000000     53             6            6            53         5.000000000000
  570             ARM      6M_LIB     2.250000000000     54             6            6            54         5.000000000000
  571             ARM      6M_LIB     2.250000000000     54             6            6            54         5.000000000000
  572             ARM      6M_LIB     2.750000000000     54             6            6            54         5.000000000000
  573             ARM      6M_LIB     2.250000000000     54             6            6            54         5.000000000000
  574             ARM      1YR_LIB    2.250000000000     54             12           12           54         3.499218342900
  575             ARM      1YR_LIB    2.294816870800     54             12           12           54         3.239023310700
  576             ARM      1YR_LIB    2.250000000000     54             12           12           54         5.000000000000
  577             ARM      1YR_LIB    2.250000000000     54             12           12           54         5.000000000000
  578             ARM      6M_LIB     2.250000000000     54             6            6            54         5.000000000000
  579             ARM      6M_LIB     2.250000000000     54             6            6            54         3.000000000000
  580             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  581             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  582             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  583             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  584             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  585             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  586             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  587             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  588             ARM      1YR_LIB    4.750000000000     55             12           12           55         5.000000000000
  589             ARM      1YR_LIB    2.000000000000     55             12           12           55         5.000000000000
  590             ARM      1YR_LIB    2.250000000000     55             12           12           55         5.000000000000
  591             ARM      1YR_LIB    2.500000000000     55             12           12           55         5.000000000000
  592             ARM      1YR_LIB    2.000000000000     55             12           12           55         5.000000000000
  593             ARM      1YR_LIB    2.250000000000     55             12           12           55         5.000000000000
  594             ARM      1YR_LIB    2.250000000000     55             12           12           55         5.000000000000
  595             ARM      1YR_LIB    2.250000000000     55             12           12           55         5.000000000000
  596             ARM      1YR_TRES   3.000000000000     55             12           12           55         5.000000000000
  597             ARM      6M_LIB     2.250000000000     55             6            6            55         6.000000000000
  598             ARM      6M_LIB     2.250000000000     55             6            6            55         3.000000000000
  599             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  600             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  601             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  602             ARM      6M_LIB     2.250000000000     55             6            6            55         3.000000000000
  603             ARM      6M_LIB     2.250000000000     55             6            6            55         5.000000000000
  604             ARM      6M_LIB     2.750000000000     56             6            6            56         5.000000000000
  605             ARM      6M_LIB     2.750000000000     56             6            6            56         5.000000000000
  606             ARM      6M_LIB     2.750000000000     56             6            6            56         5.000000000000
  607             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  608             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  609             ARM      6M_LIB     2.750000000000     56             6            6            56         5.000000000000
  610             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  611             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  612             ARM      6M_LIB     2.750000000000     56             6            6            56         5.000000000000
  613             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  614             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  615             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  616             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  617             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  618             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  619             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  620             ARM      1YR_LIB    2.250000000000     56             12           12           56         5.000000000000
  621             ARM      1YR_LIB    2.500000000000     56             12           12           56         5.000000000000
  622             ARM      1YR_LIB    2.250000000000     56             12           12           56         5.000000000000
  623             ARM      1YR_TRES   3.000000000000     56             12           12           56         5.000000000000
  624             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  625             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  626             ARM      6M_LIB     2.750000000000     56             6            6            56         6.000000000000
  627             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  628             ARM      6M_LIB     2.250000000000     56             6            6            56         6.000000000000
  629             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  630             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  631             ARM      6M_LIB     2.339115327800     56             6            6            56         5.798941417900
  632             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  633             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  634             ARM      6M_LIB     2.500000000000     56             6            6            56         3.000000000000
  635             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  636             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  637             ARM      6M_LIB     2.250000000000     56             6            6            56         5.000000000000
  638             ARM      6M_LIB     2.750000000000     57             6            6            57         5.000000000000
  639             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  640             ARM      6M_LIB     2.750000000000     57             6            6            57         5.000000000000
  641             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  642             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  643             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  644             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  645             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  646             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  647             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  648             ARM      1YR_LIB    2.000000000000     57             12           12           57         5.000000000000
  649             ARM      1YR_LIB    3.000000000000     57             12           12           57         5.000000000000
  650             ARM      1YR_LIB    2.500000000000     57             12           12           57         5.000000000000
  651             ARM      1YR_TRES   3.250000000000     57             12           12           57         5.000000000000
  652             ARM      1YR_TRES   2.500000000000     57             12           12           57         5.000000000000
  653             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  654             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  655             ARM      6M_LIB     2.396932876600     57             6            6            57         4.608178995800
  656             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  657             ARM      6M_LIB     2.250000000000     57             6            6            57         5.688060179300
  658             ARM      6M_LIB     2.250000000000     57             6            6            57         6.000000000000
  659             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  660             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  661             ARM      6M_LIB     2.282283615800     57             6            6            57         5.193745335800
  662             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  663             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  664             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  665             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  666             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  667             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  668             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  669             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  670             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  671             ARM      6M_LIB     2.250000000000     57             6            6            57         6.000000000000
  672             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  673             ARM      6M_LIB     2.380308076700     57             6            6            57         5.000000000000
  674             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  675             ARM      6M_LIB     2.250000000000     57             6            6            57         5.000000000000
  676             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  677             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  678             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  679             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  680             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  681             ARM      1YR_LIB    2.000000000000     58             12           12           58         5.000000000000
  682             ARM      1YR_TRES   3.000000000000     58             12           12           58         5.000000000000
  683             ARM      1YR_TRES   3.000000000000     58             12           12           58         5.000000000000
  684             ARM      1YR_TRES   2.500000000000     58             12           12           58         5.000000000000
  685             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  686             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  687             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  688             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  689             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  690             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  691             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  692             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  693             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  694             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  695             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  696             ARM      6M_LIB     2.250000000000     58             6            6            58         5.000000000000
  697             ARM      1YR_TRES   3.000000000000     59             12           12           59         5.000000000000
  698             ARM      1YR_LIB    3.000000000000     60             12           12           60         5.000000000000
  699             ARM      1YR_LIB    2.500000000000     61             12           12           61         5.000000000000
  700             ARM      1YR_LIB    2.500000000000     62             12           12           62         5.000000000000
  701             ARM      1YR_TRES   2.750000000000     62             12           12           62         5.000000000000
  702             ARM      1YR_LIB    2.000000000000     63             12           12           63         5.000000000000
  703             ARM      1YR_LIB    2.500000000000     63             12           12           63         5.000000000000
  704             ARM      1YR_LIB    2.250000000000     63             12           12           63         5.000000000000
  705             ARM      1YR_LIB    2.500000000000     63             12           12           63         5.000000000000
  706             ARM      1YR_TRES   3.000000000000     63             12           12           63         5.000000000000
  707             ARM      1YR_LIB    2.500000000000     65             12           12           65         5.000000000000
  708             ARM      1YR_LIB    2.500000000000     65             12           12           65         5.000000000000
  709             ARM      1YR_LIB    2.500000000000     65             12           12           65         5.000000000000
  710             ARM      1YR_TRES   3.000000000000     65             12           12           65         5.000000000000
  711             ARM      1YR_TRES   3.000000000000     65             12           12           65         5.000000000000
  712             ARM      1YR_TRES   3.000000000000     66             12           12           66         5.000000000000
  713             ARM      1YR_LIB    2.500000000000     67             12           12           67         5.000000000000
  714             ARM      1YR_TRES   3.000000000000     67             12           12           67         5.000000000000
  715             ARM      1YR_LIB    2.500000000000     68             12           12           68         5.000000000000
  716             ARM      1YR_LIB    2.500000000000     68             12           12           68         5.000000000000
  717             ARM      1YR_LIB    2.500000000000     69             12           12           69         5.000000000000
  718             ARM      1YR_LIB    2.500000000000     69             12           12           69         5.000000000000
  719             ARM      1YR_LIB    2.500000000000     70             12           12           70         5.000000000000
  720             ARM      1YR_TRES   3.000000000000     70             12           12           70         5.000000000000
  721             ARM      1YR_TRES   2.750000000000     71             12           12           71         5.000000000000
  722             ARM      1YR_LIB    2.169765865500     73             12           12           73         5.000000000000
  723             ARM      1YR_LIB    2.500000000000     73             12           12           73         5.000000000000
  724             ARM      1YR_LIB    2.250000000000     74             12           12           74         5.000000000000
  725             ARM      1YR_TRES   3.000000000000     74             12           12           74         5.000000000000
  726             ARM      1YR_LIB    2.385044642900     75             12           12           75         3.080357142900
  727             ARM      1YR_LIB    2.250000000000     75             12           12           75         5.000000000000
  728             ARM      1YR_LIB    2.500000000000     75             12           12           75         5.000000000000
  729             ARM      1YR_LIB    2.500000000000     75             12           12           75         5.000000000000
  730             ARM      1YR_LIB    2.250000000000     75             12           12           75         3.000000000000
  731             ARM      1YR_LIB    2.250000000000     75             12           12           75         2.000000000000
  732             ARM      1YR_TRES   3.000000000000     75             12           12           75         5.000000000000
  733             ARM      1YR_TRES   2.478723036000     75             12           12           75         5.000000000000
  734             ARM      1YR_LIB    2.290356097000     76             12           12           76         5.000000000000
  735             ARM      1YR_LIB    2.000000000000     76             12           12           76         5.000000000000
  736             ARM      1YR_LIB    2.250000000000     76             12           12           76         5.000000000000
  737             ARM      1YR_LIB    2.500000000000     76             12           12           76         5.000000000000
  738             ARM      1YR_TRES   3.000000000000     76             12           12           76         5.000000000000
  739             ARM      1YR_TRES   3.000000000000     76             12           12           76         5.000000000000
  740             ARM      1YR_TRES   3.000000000000     76             12           12           76         5.000000000000
  741             ARM      1YR_TRES   2.750000000000     76             12           12           76         5.000000000000
  742             ARM      1YR_LIB    2.392123386600     77             12           12           77         5.000000000000
  743             ARM      1YR_LIB    2.250000000000     77             12           12           77         5.000000000000
  744             ARM      1YR_LIB    2.250000000000     77             12           12           77         5.000000000000
  745             ARM      1YR_TRES   3.000000000000     77             12           12           77         5.000000000000
  746             ARM      1YR_TRES   3.000000000000     77             12           12           77         5.000000000000
  747             ARM      1YR_TRES   3.000000000000     77             12           12           77         5.000000000000
  748             ARM      6M_LIB     2.250000000000     77             6            6            77         5.000000000000
  749             ARM      1YR_LIB    2.289413622200     78             12           12           78         5.000000000000
  750             ARM      1YR_LIB    2.250000000000     78             12           12           78         5.000000000000
  751             ARM      1YR_LIB    2.431241753000     78             12           12           78         3.550065975700
  752             ARM      1YR_LIB    2.250000000000     78             12           12           78         5.000000000000
  753             ARM      1YR_TRES   3.000000000000     78             12           12           78         5.000000000000
  754             ARM      1YR_LIB    2.250000000000     79             12           12           79         5.000000000000
  755             ARM      1YR_LIB    2.250000000000     79             12           12           79         5.000000000000
  756             ARM      1YR_TRES   3.000000000000     79             12           12           79         5.000000000000
  757             ARM      6M_LIB     2.250000000000     79             6            6            79         5.000000000000
  758             ARM      1YR_LIB    2.250000000000     80             12           12           80         5.000000000000
  759             ARM      1YR_LIB    2.250000000000     80             12           12           80         5.000000000000
  760             ARM      6M_LIB     2.250000000000     80             6            6            80         5.000000000000
  761             ARM      1YR_LIB    2.250000000000     81             12           12           81         5.000000000000
  762             ARM      1YR_TRES   3.000000000000     81             12           12           81         5.000000000000
  763             ARM      6M_LIB     2.250000000000     81             6            6            81         5.000000000000
  764             ARM      6M_LIB     2.250000000000     81             6            6            81         5.000000000000
  765             ARM      6M_LIB     2.250000000000     81             6            6            81         5.000000000000
  766             ARM      6M_LIB     2.250000000000     81             6            6            81         5.000000000000
  767             ARM      6M_LIB     2.250000000000     81             6            6            81         5.000000000000
  768             ARM      1YR_TRES   3.000000000000     82             12           12           82         5.000000000000
  769             ARM      6M_LIB     2.250000000000     82             6            6            82         5.000000000000


                  Subsequent                                                  Maximum        Remaining
Mortgage           Periodic             Gross                Gross            Negative       Interest
  Loan               Rate              Maximum              Minimum         Amortization     Only Term
 Number             Cap (%)            Rate (%)             Rate (%)        Percentage (%)  (in months)
--------------------------------------------------------------------------------------------------------
   1                  N/A                 N/A                 N/A                N/A            N/A
   2                  N/A                 N/A                 N/A                N/A            N/A
   3                  N/A                 N/A                 N/A                N/A            N/A
   4                  N/A                 N/A                 N/A                N/A            N/A
   5                  N/A                 N/A                 N/A                N/A            N/A
   6                  N/A                 N/A                 N/A                N/A            N/A
   7                  N/A                 N/A                 N/A                N/A            N/A
   8                  N/A                 N/A                 N/A                N/A            N/A
   9                  N/A                 N/A                 N/A                N/A            N/A
  10                  N/A                 N/A                 N/A                N/A            N/A
  11                  N/A                 N/A                 N/A                N/A            N/A
  12                  N/A                 N/A                 N/A                N/A            N/A
  13                  N/A                 N/A                 N/A                N/A            N/A
  14                  N/A                 N/A                 N/A                N/A            N/A
  15                  N/A                 N/A                 N/A                N/A            N/A
  16                  N/A                 N/A                 N/A                N/A            N/A
  17                  N/A                 N/A                 N/A                N/A            101
  18                  N/A                 N/A                 N/A                N/A            101
  19                  N/A                 N/A                 N/A                N/A            39
  20                  N/A                 N/A                 N/A                N/A            117
  21                  N/A                 N/A                 N/A                N/A            111
  22                  N/A                 N/A                 N/A                N/A            39
  23                  N/A                 N/A                 N/A                N/A            78
  24                  N/A                 N/A                 N/A                N/A            108
  25                  N/A                 N/A                 N/A                N/A            103
  26                  N/A                 N/A                 N/A                N/A            102
  27                  N/A                 N/A                 N/A                N/A            99
  28                  N/A                 N/A                 N/A                N/A            112
  29                  N/A                 N/A                 N/A                N/A            89
  30                  N/A                 N/A                 N/A                N/A            90
  31             99.0000000000       9.9990000000         3.3000000000         110.00           N/A
  32              1.0000000000       9.9500000000         3.3250000000         110.00           N/A
  33              1.0000000000       9.9500000000         3.9000000000         110.00           N/A
  34              1.0000000000       12.5900000000        2.7250000000         110.00           N/A
  35              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  36             99.0000000000       9.9900000000         3.1000000000         110.00           N/A
  37              1.0000000000       9.9500000000         2.8750000000         110.00           N/A
  38              2.0000000000       9.9500000000         2.5500000000         110.00           N/A
  39              1.0000000000       9.9500000000         3.3250000000         110.00           N/A
  40              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  41             99.0000000000       9.9500000000         3.3750000000         110.00           N/A
  42              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  43             99.0000000000       9.9500000000         3.4500000000         110.00           N/A
  44             99.0000000000       9.9500000000         5.0000000000         110.00           N/A
  45             99.0000000000       9.9500000000         3.3250000000         110.00           N/A
  46              1.0000000000       9.9500000000         3.2000000000         110.00           N/A
  47              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  48              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  49              1.0000000000       9.5000000000         3.8500000000         110.00           N/A
  50              1.0000000000       9.9500000000         3.8000000000         110.00           N/A
  51             99.0000000000       9.9500000000         3.4000000000         110.00           N/A
  52              1.0000000000       9.9500000000         3.8000000000         110.00           N/A
  53              1.0000000000       12.5000000000        3.4500000000         110.00           N/A
  54              1.0000000000       9.9500000000         3.3250000000         110.00           N/A
  55             99.0000000000       12.0000000000        3.1250000000         110.00           N/A
  56             99.0000000000       12.0000000000        3.3750000000         110.00           N/A
  57              1.0000000000       9.9500000000         2.6500000000         110.00           N/A
  58              1.0000000000       9.9500000000         2.9500000000         110.00           N/A
  59              1.0000000000       9.9500000000         3.4000000000         110.00           N/A
  60              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  61              1.0000000000       9.8250000000         2.9500000000         110.00           N/A
  62              1.0000000000       9.9500000000         3.9750000000         110.00           N/A
  63              1.0000000000       9.9500000000         3.4500000000         110.00           N/A
  64             99.0000000000       12.9500000000        2.3500000000         115.00           N/A
  65              1.0000000000       10.9500000000        2.3500000000         115.00           N/A
  66              1.0000000000       9.9500000000         2.5500000000         115.00           N/A
  67              1.0000000000       13.4500000000        2.5500000000         115.00           N/A
  68              1.0000000000       13.4490000000        2.3000000000         115.00           N/A
  69              1.0000000000       13.3500000000        2.2000000000         115.00           N/A
  70              1.0000000000       14.0540000000        2.4000000000         115.00           N/A
  71              1.0000000000       13.9000000000        2.0000000000         115.00           N/A
  72              1.0000000000       13.4500000000        2.7000000000         115.00           N/A
  73              1.0000000000       14.0000000000        2.5000000000         115.00           N/A
  74              1.0000000000       10.9500000000        2.3500000000         115.00           N/A
  75             99.0000000000       9.9500000000         3.5000000000         115.00           N/A
  76              1.0000000000       9.9500000000         3.3750000000         115.00           N/A
  77             99.0000000000       9.9500000000         3.5000000000         115.00           N/A
  78             99.0000000000       9.9500000000         3.2500000000         115.00           N/A
  79             99.0000000000       9.9500000000         3.4000000000         115.00           N/A
  80             99.0000000000       9.9500000000         3.5000000000         115.00           N/A
  81             99.0000000000       9.9500000000         3.4500000000         115.00           N/A
  82             99.0000000000       9.9500000000         2.8000000000         115.00           N/A
  83             99.0000000000       9.9500000000         3.5000000000         115.00           N/A
  84             99.0000000000       9.9500000000         2.8750000000         115.00           N/A
  85              1.0000000000       9.9500000000         3.2000000000         115.00           N/A
  86             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  87             99.0000000000       9.9500000000         3.2000000000         115.00           N/A
  88             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  89              1.0000000000       9.9500000000         3.4500000000         115.00           N/A
  90             99.0000000000       9.9500000000         3.2500000000         115.00           N/A
  91             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  92              1.0000000000       9.9500000000         2.9500000000         115.00           N/A
  93             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  94             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  95             99.0000000000       9.9500000000         3.5750000000         115.00           N/A
  96             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  97             99.0000000000       9.9500000000         3.7500000000         115.00           N/A
  98              1.0000000000       9.9500000000         2.3750000000         115.00           N/A
  99              1.0000000000       10.0750000000        2.3750000000         115.00           N/A
  100             1.0000000000       9.9500000000         2.7500000000         115.00           N/A
  101             1.0000000000       10.0673822318        2.9336911159         115.00           N/A
  102             1.0000000000       10.0750000000        2.5000000000         115.00           N/A
  103             1.0000000000       10.2000000000        2.5396604445         115.00           N/A
  104             1.0000000000       10.4500000000        2.6544137727         115.00           N/A
  105             1.0000000000       10.5750000000        3.0000000000         115.00           N/A
  106             1.0000000000       9.9500000000         2.3750000000         115.00           N/A
  107             1.0000000000       10.9500000000        3.1250000000         115.00           N/A
  108             1.0000000000       10.0750000000        2.6250000000         115.00           N/A
  109             1.0000000000       10.2000000000        2.3750000000         115.00           N/A
  110             1.0000000000       10.4500000000        2.7915006160         115.00           N/A
  111             1.0000000000       10.5750000000        2.8269534877         115.00           N/A
  112             1.0000000000       10.0750000000        2.8750000000         115.00           N/A
  113             1.0000000000       10.2000000000        3.0000000000         115.00           N/A
  114             1.0000000000       9.9500000000         2.3750000000         115.00           N/A
  115             1.0000000000       10.0750000000        2.5000000000         115.00           N/A
  116             1.0000000000       10.4500000000        3.0000000000         115.00           N/A
  117             1.0000000000       10.4500000000        3.2500000000         115.00           N/A
  118             1.0000000000       10.2000000000        2.5000000000         115.00           N/A
  119             1.0000000000       10.4500000000        2.7500000000         115.00           N/A
  120             1.0000000000       9.9500000000         2.2500000000         115.00           N/A
  121             1.0000000000       10.2000000000        2.7500000000         115.00           N/A
  122             1.0000000000       9.9500000000         2.3750000000         115.00           N/A
  123             1.0000000000       9.9500000000         3.3750000000         115.00           N/A
  124             1.0000000000       9.9500000000         3.4000000000         115.00           N/A
  125             1.0000000000       10.0750000000        2.5000000000         115.00           N/A
  126             1.0000000000       10.4500000000        2.8750000000         115.00           N/A
  127             1.0000000000       11.9500000000        2.4500000000         125.00           N/A
  128             1.0000000000       13.4000000000        2.3500000000         125.00           N/A
  129             1.0000000000       12.8880000000        2.0000000000         125.00           N/A
  130             1.0000000000       13.0380000000        2.6800000000         125.00           N/A
  131             1.0000000000       9.9500000000         3.0700000000         125.00           N/A
  132             1.0000000000       10.7000000000        3.8500000000         125.00           N/A
  133             1.0000000000       9.5500000000         3.3500000000         125.00           N/A
  134             1.0000000000       8.9500000000         2.7500000000         125.00           N/A
  135            99.0000000000       11.2000000000        3.5750000000         125.00           N/A
  136             1.0000000000       10.2500000000        3.2000000000         125.00           N/A
  137             1.0000000000       10.5500000000        3.3500000000         125.00           N/A
  138             1.0000000000       10.3500000000        2.4500000000         125.00           N/A
  139             1.0000000000       10.2000000000        2.4200000000         125.00           N/A
  140             1.0000000000       10.4500000000        2.9000000000         125.00           N/A
  141             1.0000000000       10.0500000000        2.6400000000         125.00           N/A
  142             1.0000000000       10.2500000000        3.0000000000         125.00           N/A
  143             1.0000000000       9.9500000000         2.4500000000         125.00           N/A
  144             1.0000000000       10.5500000000        2.7000000000         125.00           N/A
  145             1.0000000000       9.5775678148         2.4686216093         125.00           N/A
  146             1.0000000000       8.9500000000         2.1500000000         125.00           N/A
  147             1.0000000000       9.3500000000         3.0900000000         125.00           N/A
  148             1.0000000000       10.3500000000        3.0000000000         125.00           N/A
  149             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  150             1.0000000000       9.9500000000         2.3000000000         125.00           N/A
  151             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  152             1.0000000000       9.9500000000         2.7500000000         125.00           N/A
  153             1.0000000000       13.6000000000        4.2500000000         125.00           N/A
  154             1.0000000000       12.4500000000        3.1000000000         125.00           N/A
  155             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  156            99.0000000000       12.5500000000        3.1000000000         125.00           N/A
  157             1.0000000000       9.9500000000         1.8500000000         125.00           N/A
  158            99.0000000000       11.5000000000        2.5000000000         125.00           N/A
  159             1.0000000000       9.9500000000         2.1000000000         125.00           N/A
  160             1.0000000000       8.9500000000         2.5000000000         125.00           N/A
  161             1.0000000000       8.9500000000         2.5200000000         125.00           N/A
  162             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  163             2.0000000000       10.1250000000        2.5000000000           N/A            N/A
  164             2.0000000000       10.1250000000        2.5000000000           N/A            N/A
  165             2.0000000000       11.3176362417        2.5000000000           N/A            N/A
  166             1.0000000000       11.7500000000        2.7500000000           N/A            N/A
  167             1.7342660066       11.1447022289        2.6274277548           N/A            N/A
  168             2.0000000000       12.6937545255        2.9910638644           N/A            N/A
  169             2.0000000000       10.6250000000        2.5000000000           N/A            11
  170             2.0000000000       10.3505171935        2.4924525067           N/A            N/A
  171             1.0000000000       15.5693047753        2.4320988202           N/A            N/A
  172             1.0000000000       15.3750000000        3.0000000000           N/A            N/A
  173             2.0000000000       12.6459675710        2.8540324290           N/A            N/A
  174             2.0000000000       13.4225794378        2.7500000000           N/A            N/A
  175             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  176             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  177             2.0000000000       8.7500000000         2.5000000000           N/A            12
  178             2.0000000000       9.9259383974         2.5000000000           N/A            N/A
  179             1.0000000000       19.0000000000        2.2500000000           N/A            N/A
  180             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  181             1.8088951321       12.7402161148        2.7156467599           N/A            N/A
  182             1.9813517501       11.4817415104        3.8190492405           N/A            N/A
  183             1.9106218768       10.9618414313        2.4553109384           N/A            N/A
  184             1.0000000000       12.8750000000        3.8750000000           N/A            N/A
  185             2.0000000000       10.2060172112        2.5000000000           N/A            N/A
  186             1.0000000000       12.8750000000        3.1250000000           N/A            50
  187             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  188             2.0000000000       10.0172781830        2.5713233060           N/A            N/A
  189             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  190             2.0000000000       11.0000000000        2.5000000000           N/A            100
  191             2.0000000000       9.8750000000         2.5000000000           N/A            16
  192             2.0000000000       10.3750000000        2.5000000000           N/A            16
  193             1.8489025674       10.9676046918        2.4244512837           N/A            N/A
  194             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  195             2.0000000000       9.7500000000         2.5000000000           N/A            N/A
  196             2.0000000000       9.8750000000         2.7500000000           N/A            16
  197             1.0000000000       14.0000000000        2.3750000000           N/A            N/A
  198             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  199             2.0000000000       10.8750000000        2.2500000000           N/A            101
  200             2.0000000000       11.0000000000        2.5000000000           N/A            17
  201             2.0000000000       10.4994310793        2.5000000000           N/A            17
  202             2.0000000000       10.7780905259        2.5000000000           N/A            N/A
  203             1.0000000000       11.8750000000        2.2500000000           N/A            N/A
  204             1.0000000000       14.7500000000        3.0000000000           N/A            17
  205             2.0000000000       11.3750000000        2.2500000000           N/A            41
  206             2.0000000000       14.7250000000        2.3750000000           N/A            N/A
  207             1.0000000000       14.9500000000        6.5500000000           N/A            N/A
  208             2.0000000000       10.9887537864        2.5000000000           N/A            18
  209             2.0000000000       10.5148365483        2.5000000000           N/A            N/A
  210             2.0000000000       10.6250000000        2.5000000000           N/A            N/A
  211             2.0000000000       11.0299134570        2.6032756380           N/A            N/A
  212             1.0000000000       14.8300000000        6.3300000000           N/A            N/A
  213             1.4680851064       15.0744680851        2.2340425532           N/A            19
  214             2.0000000000       10.7782280584        2.5000000000           N/A            N/A
  215             5.0000000000       10.0000000000        2.7500000000           N/A            N/A
  216             1.0000000000       10.3750000000        2.0000000000           N/A            19
  217             2.0000000000       9.2500000000         2.5000000000           N/A            25
  218             2.0000000000       12.0000000000        2.5000000000           N/A            N/A
  219             1.9735137663       11.1655389609        2.4933784416           N/A            N/A
  220             2.0000000000       8.1250000000         2.5000000000           N/A            N/A
  221             2.0000000000       10.8752658144        2.3897071693           N/A            N/A
  222             1.6386915514       12.3786074701        2.6785422733           N/A            N/A
  223             2.0000000000       11.6337519654        2.7500000000           N/A            N/A
  224             1.0000000000       14.5000000000        5.5000000000           N/A            N/A
  225             1.0000000000       12.7500000000        3.0000000000           N/A            N/A
  226             2.0000000000       17.7500000000        8.2500000000           N/A            N/A
  227             1.0000000000       11.6250000000        2.2500000000           N/A            20
  228             2.0000000000       10.5000000000        2.5000000000           N/A            20
  229             2.0000000000       10.1250000000        2.5000000000           N/A            N/A
  230             2.0000000000       10.7500000000        2.5000000000           N/A            N/A
  231             1.0000000000       14.2000000000        6.2000000000           N/A            20
  232             1.0000000000       18.0000000000        2.0000000000           N/A            21
  233             1.7830420124       11.3454271553        2.3915210062           N/A            N/A
  234             2.0000000000       10.2500000000        2.5000000000           N/A            N/A
  235             2.0000000000       9.8750000000         2.7500000000           N/A            N/A
  236             2.0000000000       10.6250000000        2.5000000000           N/A            N/A
  237             2.0000000000       10.6250000000        2.5000000000           N/A            N/A
  238             2.0000000000       10.5693498163        2.5000000000           N/A            23
  239             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  240             2.0000000000       11.0000000000        2.5000000000           N/A            N/A
  241             2.0000000000       9.8658213369         2.5000000000           N/A            38
  242             2.0000000000       11.0000000000        2.5000000000           N/A            N/A
  243             1.0000000000       19.8750000000        3.0000000000           N/A            24
  244             1.0000000000       14.8750000000        3.0000000000           N/A            N/A
  245             1.7152382750       12.2431631248        2.6788095687           N/A            N/A
  246             1.0000000000       23.9500000000        3.0000000000           N/A            N/A
  247             2.0000000000       11.8750000000        4.0000000000           N/A            38
  248             1.0000000000       15.0000000000        2.5000000000           N/A            N/A
  249             2.0000000000       10.3921106155        2.5000000000           N/A            N/A
  250             1.7827622676       13.1961320863        2.6413811338           N/A            N/A
  251             1.0000000000       14.5000000000        2.0000000000           N/A            N/A
  252             2.0000000000       11.0365314319        2.7500000000           N/A            N/A
  253             2.0000000000       9.2500000000         2.0000000000           N/A            80
  254             1.0000000000       13.5000000000        4.7500000000           N/A            N/A
  255             1.8925589438       14.1431975096        7.3037205281           N/A            N/A
  256             1.0000000000       10.8750000000        2.8750000000           N/A            N/A
  257             1.0000000000       10.6250000000        2.7500000000           N/A            N/A
  258             2.0000000000       10.7500000000        2.2500000000           N/A             3
  259             2.0000000000       10.8750000000        2.2500000000           N/A             3
  260             1.0000000000       11.0000000000        2.2500000000           N/A            N/A
  261             1.0000000000       20.0000000000        2.3900000000           N/A            N/A
  262             1.0000000000       10.6250000000        2.7500000000           N/A            N/A
  263             1.0000000000       10.6250000000        2.7500000000           N/A            N/A
  264             1.0000000000       16.7617571092        2.5759074702           N/A            N/A
  265             1.0000000000       14.5000000000        2.0000000000           N/A            N/A
  266             2.0000000000       13.6194792822        2.7783596388           N/A            N/A
  267             1.0000000000       8.2500000000         2.0000000000           N/A            87
  268             1.2786165593       13.9864106698        5.4485220618           N/A            N/A
  269             1.0000000000       16.0000000000        4.5000000000           N/A            N/A
  270             1.2542242817       14.1299934667        6.1071160969           N/A            N/A
  271             2.0000000000       11.6830134747        2.4141389441           N/A            N/A
  272             1.8978882727       12.4139036279        2.4537673845           N/A            N/A
  273             2.0000000000       12.4100000000        3.0000000000           N/A            N/A
  274             1.1713491783       13.1607286655        2.6054703317           N/A            N/A
  275             1.6021729311       12.1897434896        2.7727449497           N/A            N/A
  276             2.0000000000       13.1250000000        3.0000000000           N/A            N/A
  277             1.0000000000       9.2500000000         2.0000000000           N/A            100
  278             2.0000000000       12.8652174250        4.7119564376           N/A            N/A
  279             1.2211888649       14.3008697096        5.5749630782           N/A            N/A
  280             2.0000000000       11.9500000000        2.6000000000         125.00           N/A
  281             2.0000000000       11.9500000000        2.6000000000         125.00           N/A
  282             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  283             2.0000000000       11.6250000000        2.2500000000           N/A             5
  284             1.7841733888       11.7183977358        2.3920866944           N/A            N/A
  285             2.0000000000       11.3750000000        2.2500000000           N/A            N/A
  286             1.1808890754       16.7146813145        3.3732704545           N/A            N/A
  287             1.1495785196       18.5000000000        2.9002809869           N/A            N/A
  288             1.5596048343       14.1065839626        2.8733106464           N/A            N/A
  289             1.7332941733       10.9936839435        2.6318102719           N/A            N/A
  290             2.0000000000       12.6798103338        3.7192413353           N/A            N/A
  291             2.0000000000       13.5000000000        2.5000000000           N/A            N/A
  292             2.0000000000       14.2383141604        5.4998054301           N/A            N/A
  293             1.0000000000       13.2500000000        5.2500000000           N/A            N/A
  294             3.0000000000       14.9000000000        3.5000000000           N/A            N/A
  295             2.6261082762       14.0456281892        6.0282022404           N/A            N/A
  296             1.0000000000       11.9500000000        2.6000000000         110.00           N/A
  297             2.0000000000       9.2500000000         2.5000000000           N/A            90
  298             2.0000000000       9.6250000000         2.5000000000           N/A            N/A
  299             2.0000000000       10.5000000000        2.5000000000           N/A            N/A
  300             2.0000000000       12.0000000000        2.2500000000           N/A            N/A
  301             1.7500000000       10.5000000000        2.5000000000           N/A            N/A
  302             2.0000000000       12.5000000000        3.0000000000           N/A            N/A
  303             1.5000000000       12.0000000000        2.2500000000           N/A            N/A
  304             1.7475101120       12.3960374422        2.7124824823           N/A            N/A
  305             1.8426350694       12.8073228754        3.4654338968           N/A            N/A
  306             1.0000000000       9.6250000000         2.0000000000           N/A            96
  307             2.0000000000       11.9500000000        3.6250000000           N/A            N/A
  308             1.0000000000       9.9500000000         3.3750000000         115.00           N/A
  309             2.0000000000       11.1250000000        2.5000000000           N/A             7
  310             1.9807557186       11.2653290392        2.4688375350           N/A            N/A
  311             2.0000000000       9.7500000000         2.5000000000           N/A            N/A
  312             1.0000000000       10.2500000000        2.2500000000           N/A            N/A
  313             2.0000000000       13.0000000000        3.3750000000           N/A             7
  314             1.0000000000       12.5000000000        3.0000000000           N/A            N/A
  315             1.0000000000       12.7500000000        2.5000000000           N/A            N/A
  316             2.0000000000       12.6231767976        2.7425696550           N/A            N/A
  317             1.0000000000       14.9750000000        5.6250000000         110.00           N/A
  318             2.0000000000       11.0000000000        2.2500000000           N/A             8
  319             1.0000000000       13.5000000000        2.0000000000           N/A            N/A
  320             2.0000000000       10.0000000000        2.5000000000           N/A            N/A
  321             2.0000000000       12.0000000000        2.7500000000           N/A            N/A
  322             1.0000000000       11.7400000000        2.2500000000           N/A            N/A
  323             1.0804312005       15.0851160390        2.9879353199           N/A            N/A
  324             1.0000000000       12.5282039355        2.7533374657           N/A            N/A
  325             1.7423557772       12.7971614257        2.8580054876           N/A            N/A
  326             1.8660077082       11.0409859265        3.3580704981           N/A            N/A
  327             2.0000000000       13.1250000000        2.5000000000           N/A            N/A
  328             1.0000000000       11.9500000000        2.6000000000         110.00           N/A
  329             1.0000000000       15.0000000000        2.5000000000           N/A            N/A
  330             1.9694788803       10.8425938236        2.6203670665           N/A            N/A
  331             2.0000000000       15.0000000000        2.2500000000           N/A            N/A
  332             1.0000000000       17.5000000000        2.2500000000           N/A            N/A
  333             2.0000000000       10.0000000000        2.2500000000           N/A            N/A
  334             1.0000000000       15.3529230670        3.0000000000           N/A            N/A
  335             1.0000000000       13.3076423917        2.7351330534           N/A            N/A
  336             2.0000000000       13.0338486285        2.5210648598           N/A            N/A
  337             2.0000000000       12.4983624147        3.1440098440           N/A            N/A
  338             1.0000000000       14.0000000000        4.1250000000           N/A            N/A
  339             1.0000000000       9.5661684448         0.5000000000           N/A            N/A
  340             1.0000000000       15.9507097794        3.0000000000           N/A            101
  341             1.0000000000       17.1250000000        3.0000000000           N/A            N/A
  342             1.0000000000       16.7500000000        3.0000000000           N/A            104
  343             1.0000000000       17.2500000000        3.0000000000           N/A            105
  344             1.0000000000       12.5000000000        2.2500000000           N/A            110
  345             1.0000000000       19.2500000000        3.0000000000           N/A            110
  346             1.0000000000       12.0000000000        2.2500000000           N/A            111
  347             1.0000000000       17.1250000000        3.0000000000           N/A            N/A
  348             1.0000000000       11.8750000000        2.2500000000           N/A            112
  349             1.0000000000       17.5383037167        3.0000000000           N/A            112
  350             1.0000000000       19.2243085133        3.0000000000           N/A            112
  351             1.0000000000       19.0976430022        3.0000000000           N/A            N/A
  352             1.0000000000       19.0000000000        3.0000000000           N/A            N/A
  353             1.0000000000       11.8068486022        2.3068486022           N/A            114
  354             1.0000000000       15.1867366889        2.1209266659           N/A            N/A
  355             1.0000000000       18.7500000000        3.0000000000           N/A            115
  356             1.0000000000       17.1250000000        3.0000000000           N/A            115
  357             2.0000000000       12.5000000000        2.2500000000           N/A            116
  358             1.0000000000       17.3750000000        3.0000000000           N/A            117
  359             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  360             1.0000000000       13.1250000000        2.2500000000           N/A            25
  361             2.0000000000       9.7871071135         2.5000000000           N/A            N/A
  362             2.0000000000       9.6250000000         2.5000000000           N/A            N/A
  363             1.0000000000       20.2500000000        3.0000000000           N/A            25
  364             2.0000000000       10.3750000000        2.7500000000           N/A            N/A
  365             2.0000000000       12.6250000000        2.7500000000           N/A            N/A
  366             2.0000000000       13.7500000000        2.2500000000           N/A            26
  367             2.0000000000       10.2500000000        2.2500000000           N/A            N/A
  368             1.0000000000       16.7500000000        3.0000000000           N/A            26
  369             1.5687628709       14.6046134922        2.2890464114           N/A            N/A
  370             1.0000000000       18.5000000000        3.0000000000           N/A            N/A
  371             1.0000000000       13.5000000000        2.6250000000           N/A            27
  372             2.0000000000       10.3750000000        2.2500000000           N/A            27
  373             2.0000000000       12.2500000000        2.5000000000           N/A            N/A
  374             2.0000000000       11.7500000000        2.2500000000           N/A            N/A
  375             2.0000000000       12.5000000000        2.2500000000           N/A            N/A
  376             2.0000000000       9.7500000000         2.7500000000           N/A            27
  377             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  378             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  379             2.0000000000       11.0000000000        2.2500000000           N/A            N/A
  380             2.0000000000       12.3750000000        2.7500000000           N/A            N/A
  381             2.0000000000       10.3750000000        2.5000000000           N/A            28
  382             1.8771843464       11.0517782508        2.6415702651           N/A            N/A
  383             1.5262609185       10.3356086223        2.5000000000           N/A            N/A
  384             1.0000000000       20.0000000000        3.0000000000           N/A            28
  385             1.0000000000       16.4830672737        3.0000000000           N/A            N/A
  386             1.0000000000       13.1250000000        3.5000000000           N/A            52
  387             2.0000000000       11.8750000000        2.2500000000           N/A            89
  388             1.2909687315       12.0748359884        2.3227421829           N/A            N/A
  389             2.0000000000       12.0000000000        2.2500000000           N/A            N/A
  390             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  391             2.0000000000       13.8750000000        5.0000000000           N/A            53
  392             2.0000000000       9.8750000000         2.5000000000           N/A            90
  393             2.0000000000       12.1250000000        2.2500000000           N/A            30
  394             1.0000000000       18.5000000000        3.0000000000           N/A            N/A
  395             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  396             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  397             2.0000000000       12.0000000000        2.2500000000           N/A            31
  398             2.0000000000       9.6523686311         2.5000000000           N/A            31
  399             2.0000000000       10.1598196589        2.5000000000           N/A            N/A
  400             1.0000000000       15.3750000000        3.0000000000           N/A            31
  401             2.0000000000       10.8750000000        2.2500000000           N/A            32
  402             2.0000000000       11.3750000000        3.0000000000           N/A            N/A
  403             2.0000000000       12.3750000000        2.2500000000           N/A            N/A
  404             1.0000000000       11.9500000000        2.6000000000         125.00           N/A
  405             2.0000000000       10.7500000000        2.5000000000           N/A            N/A
  406             2.0000000000       10.5721740445        2.8221740445           N/A            N/A
  407             2.0000000000       11.5000000000        3.0000000000           N/A            N/A
  408             1.0000000000       15.0000000000        3.0000000000           N/A            33
  409             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  410             1.0000000000       11.9500000000        2.6000000000         110.00           N/A
  411             2.0000000000       11.7500000000        3.0000000000           N/A            N/A
  412             1.0000000000       15.1250000000        3.0000000000           N/A            34
  413             2.0000000000       10.5000000000        2.7500000000           N/A            34
  414             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  415             2.0000000000       11.1250000000        2.5000000000           N/A            35
  416             2.0000000000       11.0134071166        2.5000000000           N/A            N/A
  417             1.0000000000       16.3609198389        3.0000000000           N/A            35
  418             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  419             2.0000000000       10.7500000000        2.5000000000           N/A            36
  420             1.8066343525       10.9490818044        2.7967792443           N/A            N/A
  421             1.0000000000       15.4060835144        3.0000000000           N/A            36
  422             1.0000000000       15.0164464998        3.0000000000           N/A            N/A
  423             2.0000000000       10.8954910512        2.5000000000           N/A            N/A
  424             1.0000000000       15.2176912306        3.0000000000           N/A            37
  425             1.0000000000       15.0000000000        3.0000000000           N/A            37
  426             1.0000000000       15.6927793523        3.0000000000           N/A            N/A
  427             1.0000000000       15.0000000000        3.0000000000           N/A            N/A
  428             1.0000000000       12.7500000000        3.2500000000           N/A            97
  429             2.0000000000       11.7500000000        2.2500000000           N/A            98
  430             2.0000000000       10.3999283387        2.5000000000           N/A            N/A
  431             2.0000000000       11.1250000000        2.5000000000           N/A            N/A
  432             2.0000000000       10.6250000000        2.5000000000           N/A            N/A
  433             2.0000000000       10.7500000000        2.7500000000           N/A            38
  434             1.0000000000       11.5000000000        2.2500000000           N/A            98
  435             2.0000000000       11.8750000000        2.2500000000           N/A            N/A
  436             2.0000000000       10.0187250077        2.5000000000           N/A            39
  437             2.0000000000       10.1274613337        2.5000000000           N/A            N/A
  438             2.0000000000       10.4516936987        2.5000000000           N/A            N/A
  439             2.0000000000       10.5099671365        2.5000000000           N/A            N/A
  440             1.0000000000       11.7114033336        2.2500000000           N/A            100
  441             2.0000000000       11.2500000000        2.5000000000           N/A            40
  442             2.0000000000       10.0621476804        2.5000000000           N/A            N/A
  443             2.0000000000       10.2470299381        2.5000000000           N/A            N/A
  444             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  445             1.0000000000       15.3750000000        3.0000000000           N/A            40
  446             1.0000000000       13.2500000000        3.0000000000           N/A            N/A
  447             2.0000000000       9.2500000000         2.7500000000           N/A            N/A
  448             2.0000000000       12.0000000000        2.7500000000           N/A            100
  449             1.0000000000       11.7500000000        2.2500000000           N/A            101
  450             2.0000000000       10.2284576886        2.5000000000           N/A            N/A
  451             2.0000000000       10.5000000000        2.5000000000           N/A            N/A
  452             2.0000000000       10.7500000000        2.5000000000           N/A            N/A
  453             2.0000000000       10.5000000000        2.7500000000           N/A            41
  454             2.0000000000       10.8750000000        2.7500000000           N/A            41
  455             2.0000000000       9.6250000000         2.7500000000           N/A            N/A
  456             1.0000000000       12.8750000000        5.0000000000           N/A            101
  457             1.0000000000       12.6250000000        2.2500000000           N/A            101
  458             1.0000000000       11.6250000000        2.2500000000           N/A            41
  459             1.0000000000       12.0000000000        2.2500000000           N/A            102
  460             2.0000000000       10.9556874947        2.5000000000           N/A            N/A
  461             1.0000000000       10.6250000000        2.7500000000           N/A            N/A
  462             1.0000000000       16.7500000000        3.0000000000           N/A            N/A
  463             1.0000000000       12.5000000000        3.1500000000         110.00           N/A
  464             1.0000000000       11.6733254111        2.2500000000           N/A            103
  465             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  466             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  467             2.0000000000       11.3750000000        2.7500000000           N/A            N/A
  468             1.0000000000       11.7500000000        2.2500000000           N/A            104
  469             1.8005725426       12.3560308199        2.4002862713           N/A            N/A
  470             1.0000000000       17.8750000000        3.0000000000           N/A            N/A
  471             1.0000000000       12.0000000000        2.7500000000           N/A            104
  472             2.0000000000       12.8750000000        2.8750000000           N/A            N/A
  473             1.0000000000       12.0000000000        2.2500000000           N/A            105
  474             1.0000000000       12.4354769536        2.2500000000           N/A            105
  475             1.0000000000       12.8750000000        2.2500000000           N/A            105
  476             1.0000000000       12.1250000000        2.2500000000           N/A            N/A
  477             1.0000000000       12.8750000000        2.2500000000           N/A            46
  478             1.0000000000       12.7500000000        2.2500000000           N/A            N/A
  479             2.0000000000       10.5000000000        2.5000000000           N/A            N/A
  480             1.6384851208       10.7576510387        2.4096212802           N/A            N/A
  481             2.0000000000       9.7500000000         2.5000000000           N/A            N/A
  482             2.0000000000       13.1250000000        3.6250000000           N/A            107
  483             1.0000000000       12.8750000000        2.2500000000           N/A            107
  484             1.0000000000       12.1250000000        2.2500000000           N/A            107
  485             1.0000000000       10.6250000000        2.2500000000           N/A            N/A
  486             2.0000000000       13.2500000000        2.2500000000           N/A            108
  487             1.0000000000       13.0000000000        2.2500000000         115.00           109
  488             1.0000000000       12.3684995371        2.2500000000           N/A            109
  489             1.0000000000       12.3036675693        2.2500000000           N/A            109
  490             2.0000000000       12.8750000000        2.2500000000           N/A            109
  491             2.0000000000       10.8750000000        2.5000000000           N/A            49
  492             1.0000000000       17.2500000000        2.0000000000           N/A            49
  493             2.0000000000       13.1250000000        2.2500000000           N/A            N/A
  494             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  495             1.4754252917       11.9145697404        2.2898138504           N/A            N/A
  496             2.0000000000       9.5000000000         2.5000000000           N/A            N/A
  497             1.0000000000       17.3750000000        3.0000000000           N/A            49
  498             2.0000000000       12.7500000000        2.7500000000           N/A            109
  499             1.0000000000       13.0000000000        2.2500000000           N/A            110
  500             1.0000000000       12.9480089815        2.2500000000           N/A            110
  501             1.0000000000       17.3750000000        2.0000000000           N/A            50
  502             2.0000000000       9.6989405409         2.6221962132           N/A            N/A
  503             1.0000000000       12.6250000000        2.2500000000           N/A            N/A
  504             1.0000000000       17.1250000000        3.0000000000           N/A            50
  505             1.0000000000       17.2500000000        3.0000000000           N/A            50
  506             1.3825043046       12.9521869619        2.2500000000           N/A            110
  507             1.0000000000       12.5000000000        2.2500000000           N/A            110
  508             1.0000000000       12.6250000000        2.2500000000           N/A            50
  509             1.0000000000       13.0000000000        2.2500000000           N/A            N/A
  510             1.0000000000       12.8750000000        2.2500000000         115.00           111
  511             1.0000000000       11.5000000000        2.2500000000           N/A            111
  512             1.0000000000       12.8160460774        2.2500000000           N/A            111
  513             1.0000000000       17.8729239555        2.0000000000           N/A            51
  514             2.0000000000       11.5000000000        2.2500000000           N/A            51
  515             2.0000000000       11.3750000000        2.2500000000           N/A            N/A
  516             1.0000000000       12.4556900092        2.2500000000           N/A            N/A
  517             2.0000000000       11.3521487048        2.2500000000           N/A            N/A
  518             1.0000000000       16.8122269380        3.0000000000           N/A            51
  519             1.0000000000       16.6250000000        3.0000000000           N/A            N/A
  520             1.0000000000       13.5647335397        2.2500000000           N/A            111
  521             2.0000000000       13.3750000000        2.2500000000           N/A            111
  522             1.0000000000       12.7740929705        2.2500000000           N/A            111
  523             1.0000000000       13.5000000000        2.2500000000           N/A            111
  524             1.0000000000       13.1741780045        2.2500000000           N/A            111
  525             1.0000000000       13.9761942200        2.2500000000           N/A            51
  526             1.0000000000       13.5000000000        2.2500000000           N/A            51
  527             1.0000000000       13.2500000000        2.2500000000           N/A            N/A
  528             1.0000000000       13.5000000000        2.2500000000           N/A            N/A
  529             1.0000000000       12.5000000000        2.2500000000           N/A            N/A
  530             1.0000000000       13.2500000000        2.2500000000           N/A            112
  531             2.0000000000       11.8750000000        2.2500000000           N/A            52
  532             1.0000000000       19.0000000000        2.0000000000           N/A            52
  533             1.0000000000       19.0000000000        2.0000000000           N/A            52
  534             1.5735862430       14.0987164529        2.3559922985           N/A            N/A
  535             1.0000000000       18.7500000000        2.0000000000           N/A            N/A
  536             2.0000000000       10.5000000000        2.2500000000           N/A            N/A
  537             2.0000000000       11.5000000000        2.2500000000           N/A            N/A
  538             1.0000000000       17.8891475780        3.0000000000           N/A            52
  539             1.0000000000       17.3750000000        3.0000000000           N/A            N/A
  540             1.0000000000       13.7500000000        2.2500000000           N/A            112
  541             1.0000000000       12.7500000000        2.2500000000           N/A            112
  542             1.0000000000       13.1273758544        2.2500000000           N/A            112
  543             1.0000000000       13.6977783312        2.2500000000           N/A            112
  544             1.0000000000       12.2500000000        2.2500000000           N/A            112
  545             1.0000000000       13.6588623362        2.2500000000           N/A            112
  546             1.0000000000       13.7500000000        2.2500000000           N/A            52
  547             1.0000000000       18.8750000000        2.0000000000           N/A            52
  548             1.0000000000       13.5000000000        2.2500000000           N/A            N/A
  549             1.0000000000       14.0000000000        2.2500000000           N/A            N/A
  550             1.0000000000       13.5306752538        2.2500000000           N/A            N/A
  551             1.0000000000       12.7500000000        2.2500000000         115.00           113
  552             1.0000000000       12.8750000000        2.2500000000         115.00           113
  553             1.0000000000       13.0000000000        2.2500000000         115.00           113
  554             1.0000000000       13.5000000000        2.2500000000         115.00           113
  555             1.0000000000       12.9028263685        2.2500000000           N/A            113
  556             2.0000000000       13.2612622234        2.2500000000           N/A            113
  557             2.0000000000       12.1250000000        2.2500000000           N/A            53
  558             2.0000000000       13.8750000000        2.2500000000           N/A            53
  559             1.3704347506       15.6615219955        2.0926086876           N/A            53
  560             2.0000000000       11.5995476830        2.2500000000           N/A            53
  561             1.4284057425       12.0355071782        2.2500000000           N/A            N/A
  562             2.0000000000       11.8527537821        2.5000000000           N/A            N/A
  563             2.0000000000       11.5000000000        2.2500000000           N/A            N/A
  564             2.0000000000       13.8750000000        2.2500000000           N/A            N/A
  565             1.0000000000       12.8750000000        2.2500000000           N/A            113
  566             1.0000000000       13.2500000000        2.2500000000           N/A            113
  567             2.0000000000       14.0000000000        2.2500000000           N/A            53
  568             1.0000000000       12.7500000000        2.2500000000           N/A            N/A
  569             1.0000000000       20.6250000000        2.0000000000           N/A            N/A
  570             1.0000000000       13.5000000000        2.2500000000         115.00           114
  571             1.0000000000       13.1250000000        2.2500000000         115.00           114
  572             1.0000000000       13.7500000000        2.7500000000         115.00           114
  573             1.0000000000       12.5000000000        2.2500000000         115.00           114
  574             1.5002605524       12.6250651381        2.2500000000           N/A            114
  575             4.5219533785       13.0801831292        2.2948168708           N/A            114
  576             2.0000000000       11.5000000000        2.2500000000           N/A            N/A
  577             2.0000000000       11.7209123900        2.2500000000           N/A            N/A
  578             1.0000000000       12.7500000000        2.2500000000           N/A            114
  579             1.0000000000       8.8750000000         2.2500000000           N/A            54
  580             1.0000000000       13.2500000000        2.2500000000         115.00           115
  581             1.0000000000       12.3750000000        2.2500000000         115.00           115
  582             1.0000000000       12.8750000000        2.2500000000         115.00           115
  583             1.0000000000       13.2500000000        2.2500000000         115.00           115
  584             1.0000000000       13.2500000000        2.2500000000         115.00           115
  585             1.0000000000       13.3750000000        2.2500000000         115.00           115
  586             1.0000000000       12.8750000000        2.2500000000         115.00           115
  587             1.0000000000       11.1250000000        2.2500000000         115.00           115
  588             2.0000000000       11.8750000000        4.7500000000           N/A            115
  589             1.0000000000       18.6250000000        2.0000000000           N/A            55
  590             2.0000000000       12.4564611353        2.2500000000           N/A            55
  591             2.0000000000       10.3750000000        2.5000000000           N/A            55
  592             1.0000000000       19.1250000000        2.0000000000           N/A            N/A
  593             2.0000000000       10.8750000000        2.2500000000           N/A            N/A
  594             2.0000000000       12.0000000000        2.2500000000           N/A            N/A
  595             2.0000000000       10.7500000000        2.2500000000           N/A            N/A
  596             1.0000000000       17.2500000000        3.0000000000           N/A            55
  597             2.0000000000       13.0000000000        2.2500000000           N/A            115
  598             1.0000000000       12.7500000000        2.2500000000           N/A            115
  599             1.0000000000       12.8750000000        2.2500000000           N/A            115
  600             1.0000000000       13.8750000000        2.2500000000           N/A            115
  601             1.0000000000       12.6250000000        2.2500000000           N/A            55
  602             2.0000000000       13.3750000000        2.2500000000           N/A            55
  603             1.0000000000       13.2500000000        2.2500000000           N/A            N/A
  604             1.0000000000       12.2500000000        2.7500000000         115.00           116
  605             1.0000000000       12.7500000000        2.7500000000         115.00           116
  606             1.0000000000       13.5000000000        2.7500000000         115.00           116
  607             1.0000000000       12.0000000000        2.2500000000         115.00           116
  608             1.0000000000       13.1250000000        2.2500000000         115.00           116
  609             1.0000000000       10.9000000000        2.7500000000         115.00           116
  610             1.0000000000       11.8750000000        2.2500000000         115.00           116
  611             1.0000000000       12.6250000000        2.2500000000         115.00           116
  612             1.0000000000       12.7500000000        2.7500000000         115.00           116
  613             1.0000000000       13.2500000000        2.2500000000         115.00           116
  614             1.0000000000       13.2500000000        2.2500000000         115.00           116
  615             1.0000000000       12.3750000000        2.2500000000         115.00           116
  616             1.0000000000       12.5000000000        2.2500000000         115.00           116
  617             1.0000000000       12.6250000000        2.2500000000         115.00           116
  618             1.0000000000       13.0000000000        2.2500000000         115.00           116
  619             1.0000000000       11.1250000000        2.2500000000         115.00           116
  620             2.0000000000       12.3750000000        2.2500000000           N/A            56
  621             2.0000000000       10.6250000000        2.5000000000           N/A            N/A
  622             2.0000000000       11.8750000000        2.2500000000           N/A            N/A
  623             1.0000000000       14.7500000000        3.0000000000           N/A            56
  624             1.0000000000       13.7500000000        2.2500000000           N/A            116
  625             1.0000000000       12.3750000000        2.2500000000           N/A            116
  626             2.0000000000       13.5000000000        2.7500000000           N/A            116
  627             1.0000000000       13.0000000000        2.2500000000           N/A            116
  628             2.0000000000       13.0000000000        2.2500000000           N/A            116
  629             1.0000000000       13.1250000000        2.2500000000           N/A            116
  630             1.0000000000       13.5000000000        2.2500000000           N/A            116
  631             1.7989414179       13.3855048068        2.3391153278           N/A            116
  632             1.0000000000       12.8750000000        2.2500000000           N/A            116
  633             1.0000000000       13.0000000000        2.2500000000           N/A            56
  634             1.0000000000       12.5000000000        2.5000000000           N/A            56
  635             1.0000000000       13.0000000000        2.2500000000           N/A            56
  636             1.0000000000       14.5000000000        2.2500000000           N/A            N/A
  637             1.0000000000       13.2500000000        2.2500000000           N/A            N/A
  638             1.0000000000       11.7500000000        2.7500000000         115.00           117
  639             1.0000000000       13.0000000000        2.2500000000         115.00           117
  640             1.0000000000       13.5500000000        2.7500000000         115.00           117
  641             1.0000000000       13.2500000000        2.2500000000         115.00           117
  642             1.0000000000       12.6250000000        2.2500000000         115.00           117
  643             1.0000000000       13.1250000000        2.2500000000         115.00           117
  644             1.0000000000       13.5000000000        2.2500000000         115.00           117
  645             1.0000000000       13.1250000000        2.2500000000         115.00           117
  646             1.0000000000       13.0000000000        2.2500000000         115.00           117
  647             1.0000000000       11.7500000000        2.2500000000         115.00           117
  648             1.0000000000       18.5000000000        2.0000000000           N/A            57
  649             2.0000000000       11.1250000000        3.0000000000           N/A            N/A
  650             2.0000000000       11.2500000000        2.5000000000           N/A            N/A
  651             2.0000000000       10.8750000000        3.2500000000           N/A            N/A
  652             2.0000000000       11.0000000000        2.5000000000           N/A            N/A
  653             1.0000000000       12.3750000000        2.2500000000           N/A            117
  654             1.0910501811       12.9827802823        2.2500000000           N/A            117
  655             1.0000000000       13.4390974601        2.3969328766           N/A            117
  656             1.0000000000       12.5000000000        2.2500000000           N/A            117
  657             1.6880601793       13.8910451344        2.2500000000           N/A            117
  658             2.0000000000       13.3750000000        2.2500000000           N/A            117
  659             1.0000000000       12.6250000000        2.2500000000           N/A            117
  660             1.0000000000       12.6699217424        2.2500000000           N/A            117
  661             1.1937453358       13.0393507709        2.2822836158           N/A            117
  662             1.0000000000       12.2500000000        2.2500000000           N/A            117
  663             1.0000000000       12.6250000000        2.2500000000           N/A            57
  664             1.0000000000       12.5689964158        2.2500000000           N/A            57
  665             1.0000000000       12.2227421272        2.2500000000           N/A            57
  666             1.0000000000       12.8750000000        2.2500000000           N/A            57
  667             1.0000000000       12.2500000000        2.2500000000           N/A            57
  668             1.0000000000       13.0000000000        2.2500000000           N/A            N/A
  669             1.0000000000       13.0965920191        2.2500000000           N/A            N/A
  670             1.0000000000       12.8750000000        2.2500000000           N/A            N/A
  671             2.0000000000       14.2500000000        2.2500000000           N/A            N/A
  672             1.0000000000       12.1628268701        2.2500000000           N/A            N/A
  673             1.0000000000       13.1250000000        2.3803080767           N/A            N/A
  674             1.0000000000       13.3750000000        2.2500000000           N/A            N/A
  675             1.0000000000       13.0000000000        2.2500000000           N/A            N/A
  676             1.0000000000       12.2500000000        2.2500000000         115.00           118
  677             1.0000000000       12.5000000000        2.2500000000         115.00           118
  678             1.0000000000       13.0000000000        2.2500000000         115.00           118
  679             1.0000000000       13.1250000000        2.2500000000         115.00           118
  680             1.0000000000       13.0000000000        2.2500000000         115.00           118
  681             1.0000000000       16.8750000000        2.0000000000           N/A            58
  682             1.0000000000       18.7500000000        3.0000000000           N/A            N/A
  683             1.0000000000       17.1250000000        3.0000000000           N/A            N/A
  684             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  685             1.0000000000       11.8750000000        2.2500000000           N/A            118
  686             1.0000000000       12.5371546961        2.2500000000           N/A            118
  687             1.0000000000       13.0519153226        2.2500000000           N/A            118
  688             1.0000000000       12.8750000000        2.2500000000           N/A            118
  689             1.0000000000       12.5977518215        2.2500000000           N/A            118
  690             1.0000000000       12.1250000000        2.2500000000           N/A            58
  691             1.0000000000       12.3943761815        2.2500000000           N/A            58
  692             1.0000000000       12.7756893871        2.2500000000           N/A            N/A
  693             1.0000000000       12.6291643101        2.2500000000           N/A            N/A
  694             1.0000000000       13.0000000000        2.2500000000           N/A            N/A
  695             1.0000000000       12.5000000000        2.2500000000           N/A            N/A
  696             1.0000000000       13.2500000000        2.2500000000           N/A            N/A
  697             1.0000000000       15.5000000000        3.0000000000           N/A            59
  698             2.0000000000       11.5000000000        3.0000000000           N/A            N/A
  699             2.0000000000       10.1543198707        2.5000000000           N/A            N/A
  700             2.0000000000       10.3750000000        2.5000000000           N/A            N/A
  701             2.0000000000       10.7500000000        2.7500000000           N/A            62
  702             1.0000000000       15.5000000000        2.0000000000           N/A            63
  703             2.0000000000       9.8750000000         2.5000000000           N/A            N/A
  704             2.0000000000       10.7500000000        2.2500000000           N/A            N/A
  705             2.0000000000       10.2500000000        2.5000000000           N/A            N/A
  706             1.0000000000       15.0000000000        3.0000000000           N/A            N/A
  707             2.0000000000       10.8176692577        2.5000000000           N/A            N/A
  708             2.0000000000       11.1250000000        2.5000000000           N/A            N/A
  709             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  710             1.0000000000       15.0000000000        3.0000000000           N/A            65
  711             1.0000000000       16.7500000000        3.0000000000           N/A            N/A
  712             1.0000000000       15.2500000000        3.0000000000           N/A            N/A
  713             2.0000000000       10.5000000000        2.5000000000           N/A            N/A
  714             1.0000000000       16.7500000000        3.0000000000           N/A            67
  715             2.0000000000       10.8750000000        2.5000000000           N/A            104
  716             2.0000000000       10.8750000000        2.5000000000           N/A            N/A
  717             2.0000000000       11.2500000000        2.5000000000           N/A            105
  718             2.0000000000       10.8750000000        2.5000000000           N/A            69
  719             2.0000000000       11.2500000000        2.5000000000           N/A            N/A
  720             1.0000000000       17.0000000000        3.0000000000           N/A            N/A
  721             2.0000000000       12.0619504488        2.7500000000           N/A            N/A
  722             1.3395317309       15.0453681482        2.1697658655           N/A            73
  723             2.0000000000       10.0000000000        2.5000000000           N/A            N/A
  724             1.0000000000       11.8081129997        2.2500000000           N/A            110
  725             1.0000000000       19.2500000000        3.0000000000           N/A            N/A
  726             1.0000000000       12.7399553571        2.3850446429           N/A            111
  727             1.0000000000       12.0000000000        2.2500000000           N/A            111
  728             2.0000000000       11.3750000000        2.5000000000           N/A            75
  729             2.0000000000       11.2500000000        2.5000000000           N/A            75
  730             1.0000000000       12.1250000000        2.2500000000           N/A            N/A
  731             1.0000000000       12.7500000000        2.2500000000           N/A            N/A
  732             1.0000000000       18.6250000000        3.0000000000           N/A            75
  733             1.1737589880       17.6512622795        2.4787230360           N/A            N/A
  734             1.1614243880       12.1933975635        2.2903560970           N/A            112
  735             1.0000000000       18.6250000000        2.0000000000           N/A            76
  736             1.5555793323       12.4305793323        2.2500000000           N/A            N/A
  737             2.0000000000       12.6250000000        2.5000000000           N/A            N/A
  738             1.0000000000       18.1204270177        3.0000000000           N/A            76
  739             1.0000000000       18.6250000000        3.0000000000           N/A            76
  740             1.0000000000       17.5244568172        3.0000000000           N/A            N/A
  741             2.0000000000       12.0000000000        2.7500000000           N/A            N/A
  742             1.3789956975       12.1118723109        2.3921233866           N/A            113
  743             2.0000000000       12.7500000000        2.2500000000           N/A            N/A
  744             2.0000000000       11.0667608504        2.2500000000           N/A            N/A
  745             1.0000000000       18.8616945300        3.0000000000           N/A            77
  746             1.0000000000       17.2500000000        3.0000000000           N/A            77
  747             1.0000000000       17.5777000261        3.0000000000           N/A            N/A
  748             1.0000000000       13.7500000000        2.2500000000           N/A            N/A
  749             1.0000000000       11.5525514962        2.2894136222           N/A            114
  750             2.0000000000       11.8750000000        2.2500000000           N/A            114
  751             1.0000000000       12.5562417530        2.4312417530           N/A            N/A
  752             2.0000000000       11.6250000000        2.2500000000           N/A            N/A
  753             1.0000000000       18.5000000000        3.0000000000           N/A            78
  754             2.0000000000       11.6250000000        2.2500000000           N/A            115
  755             2.0000000000       11.7500000000        2.2500000000           N/A            N/A
  756             1.0000000000       17.0000000000        3.0000000000           N/A            N/A
  757             1.0000000000       13.3750000000        2.2500000000           N/A            N/A
  758             2.0000000000       11.3750000000        2.2500000000           N/A            80
  759             2.0000000000       11.3750000000        2.2500000000           N/A            N/A
  760             1.0000000000       13.2500000000        2.2500000000           N/A            N/A
  761             2.0000000000       12.3750000000        2.2500000000           N/A            N/A
  762             1.0000000000       17.3750000000        3.0000000000           N/A            N/A
  763             1.0000000000       12.1250000000        2.2500000000           N/A            117
  764             1.0000000000       13.2500000000        2.2500000000           N/A            117
  765             1.0000000000       13.2500000000        2.2500000000           N/A            117
  766             1.0000000000       13.2500000000        2.2500000000           N/A            81
  767             1.0000000000       15.5000000000        2.2500000000           N/A            N/A
  768             1.0000000000       17.1250000000        3.0000000000           N/A            82
  769             1.0000000000       13.5000000000        2.2500000000           N/A            N/A

                                                          S-136B to S-144B

         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in April of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                        Class A
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................      100          88           75          63           51           39          27
April 2009....................      99           76           56          38           22           9            0
April 2010....................      98           66           40          20            5           0            0
April 2011....................      97           57           32          19            5           0            0
April 2012....................      96           48           25          13            5           0            0
April 2013....................      94           40           20           9            4           0            0
April 2014....................      93           35           16           6            2           0            0
April 2015....................      91           31           12           4            1           0            0
April 2016....................      88           28           10           3            *           0            0
April 2017....................      86           24           7            2            *           0            0
April 2018....................      83           21           6            1            0           0            0
April 2019....................      79           19           5            1            0           0            0
April 2020....................      76           16           3            *            0           0            0
April 2021....................      72           14           3            *            0           0            0
April 2022....................      68           12           2            0            0           0            0
April 2023....................      64           10           2            0            0           0            0
April 2024....................      59            9           1            0            0           0            0
April 2025....................      54            7           1            0            0           0            0
April 2026....................      48            6           *            0            0           0            0
April 2027....................      42            5           *            0            0           0            0
April 2028....................      37            4           0            0            0           0            0
April 2029....................      33            3           0            0            0           0            0
April 2030....................      29            3           0            0            0           0            0
April 2031....................      24            2           0            0            0           0            0
April 2032....................      19            1           0            0            0           0            0
April 2033....................      13            1           0            0            0           0            0
April 2034....................       9            *           0            0            0           0            0
April 2035....................       5            0           0            0            0           0            0
April 2036....................       2            0           0            0            0           0            0
April 2037....................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     18.04        6.73         3.61        2.24         1.39         0.88        0.67
Weighted Average Life
(in years)(1)(2)..............     17.95        6.41         3.33        2.05         1.26         0.88        0.67
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                     S-146

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                      Class M-1
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%          10%          20%          30%        40%           50%         60%
------------------                  --          ---          ---          ---        ---           ---         ---

Initial Percentage                  100         100          100          100         100          100         100
April 2008....................      100         100          100          100         100          100         100
April 2009....................      100         100          100          100         100          100          71
April 2010....................      100         100          100          100         100           2           0
April 2011....................      100         100          80           47          100           2           0
April 2012....................      100         100          63           32           34           2           0
April 2013....................      100         100          50           22           9            2           0
April 2014....................      100          90          39           15           5            2           0
April 2015....................      100          79          31           11           1            0           0
April 2016....................      100          70          24            7           0            0           0
April 2017....................      100          62          19            5           0            0           0
April 2018....................      100          54          15            2           0            0           0
April 2019....................      100          47          11            0           0            0           0
April 2020....................      100          41           9            0           0            0           0
April 2021....................      100          35           7            0           0            0           0
April 2022....................      100          30           5            0           0            0           0
April 2023....................      100          26           4            0           0            0           0
April 2024....................      100          22           *            0           0            0           0
April 2025....................      100          19           0            0           0            0           0
April 2026....................      100          15           0            0           0            0           0
April 2027....................      100          13           0            0           0            0           0
April 2028....................      95           10           0            0           0            0           0
April 2029....................      84           8            0            0           0            0           0
April 2030....................      72           6            0            0           0            0           0
April 2031....................      60           5            0            0           0            0           0
April 2032....................      47           2            0            0           0            0           0
April 2033....................      34           0            0            0           0            0           0
April 2034....................      22           0            0            0           0            0           0
April 2035....................      12           0            0            0           0            0           0
April 2036....................       4           0            0            0           0            0           0
April 2037....................       0           0            0            0           0            0           0
Weighted Average Life
(in years)(1)................      24.79       12.81        7.04         4.96         4.92        2.83         2.06
Weighted Average Life
(in years)(1)(2).............      24.57       12.04        6.40         4.52         4.38        2.73         2.06
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                     S-147

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                      Class M-2
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 0%          10%          20%          30%         40%          50%         60%
------------------                 --          ---          ---          ---         ---          ---         ---

Initial Percentage                  100         100          100          100         100          100         100
April 2008....................      100         100          100          100         100          100         100
April 2009....................      100         100          100          100         100          100         100
April 2010....................      100         100          100          100         100          100          0
April 2011....................      100         100          80           47           48          100          0
April 2012....................      100         100          63           32           15          100          0
April 2013....................      100         100          50           22           9           40           0
April 2014....................      100          90          39           15           5            5           0
April 2015....................      100          79          31           11           0            0           0
April 2016....................      100          70          24            7           0            0           0
April 2017....................      100          62          19            5           0            0           0
April 2018....................      100          54          15            0           0            0           0
April 2019....................      100          47          11            0           0            0           0
April 2020....................      100          41           9            0           0            0           0
April 2021....................      100          35           7            0           0            0           0
April 2022....................      100          30           5            0           0            0           0
April 2023....................      100          26           0            0           0            0           0
April 2024....................      100          22           0            0           0            0           0
April 2025....................      100          19           0            0           0            0           0
April 2026....................      100          15           0            0           0            0           0
April 2027....................      100          13           0            0           0            0           0
April 2028....................      95           10           0            0           0            0           0
April 2029....................      84           8            0            0           0            0           0
April 2030....................      72           6            0            0           0            0           0
April 2031....................      60           4            0            0           0            0           0
April 2032....................      47           0            0            0           0            0           0
April 2033....................      34           0            0            0           0            0           0
April 2034....................      22           0            0            0           0            0           0
April 2035....................      12           0            0            0           0            0           0
April 2036....................       1           0            0            0           0            0           0
April 2037....................       0           0            0            0           0            0           0
Weighted Average Life
 (in years)(1)................     24.78       12.78        7.00         4.84         4.33        5.90         2.36
Weighted Average Life
 (in years)(1)(2).............     24.57       12.04        6.40         4.42         4.04        3.27         2.36
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-148

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-3
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 0%           10%         20%          30%          40%         50%          60%
------------------                 --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................      100          100         100          100          100         100          100
April 2009....................      100          100         100          100          100         100          100
April 2010....................      100          100         100          100          100         100           0
April 2011....................      100          100          80          47           25          100           0
April 2012....................      100          100          63          32           15           17           0
April 2013....................      100          100          50          22            9           0            0
April 2014....................      100          90           39          15            2           0            0
April 2015....................      100          79           31          11            0           0            0
April 2016....................      100          70           24           7            0           0            0
April 2017....................      100          62           19           *            0           0            0
April 2018....................      100          54           15           0            0           0            0
April 2019....................      100          47           11           0            0           0            0
April 2020....................      100          41           9            0            0           0            0
April 2021....................      100          35           7            0            0           0            0
April 2022....................      100          30           2            0            0           0            0
April 2023....................      100          26           0            0            0           0            0
April 2024....................      100          22           0            0            0           0            0
April 2025....................      100          19           0            0            0           0            0
April 2026....................      100          15           0            0            0           0            0
April 2027....................      100          13           0            0            0           0            0
April 2028....................      95           10           0            0            0           0            0
April 2029....................      84            8           0            0            0           0            0
April 2030....................      72            6           0            0            0           0            0
April 2031....................      60            0           0            0            0           0            0
April 2032....................      47            0           0            0            0           0            0
April 2033....................      34            0           0            0            0           0            0
April 2034....................      22            0           0            0            0           0            0
April 2035....................      12            0           0            0            0           0            0
April 2036....................       0            0           0            0            0           0            0
April 2037....................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     24.77        12.76        6.97        4.78         4.16         4.78        2.55
Weighted Average Life
(in years)(1)(2)..............     24.57        12.04        6.40        4.39         3.88         3.27        2.52
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                     S-149

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-4
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 0%          10%          20%         30%          40%          50%         60%
------------------                 --          ---          ---         ---          ---          ---         ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................      100          100         100          100          100         100          100
April 2009....................      100          100         100          100          100         100          100
April 2010....................      100          100         100          100          100         100           0
April 2011....................      100          100          80          47           25          100           0
April 2012....................      100          100          63          32           15           3            0
April 2013....................      100          100          50          22            9           0            0
April 2014....................      100          90           39          15            0           0            0
April 2015....................      100          79           31          11            0           0            0
April 2016....................      100          70           24           7            0           0            0
April 2017....................      100          62           19           0            0           0            0
April 2018....................      100          54           15           0            0           0            0
April 2019....................      100          47           11           0            0           0            0
April 2020....................      100          41           9            0            0           0            0
April 2021....................      100          35           7            0            0           0            0
April 2022....................      100          30           0            0            0           0            0
April 2023....................      100          26           0            0            0           0            0
April 2024....................      100          22           0            0            0           0            0
April 2025....................      100          19           0            0            0           0            0
April 2026....................      100          15           0            0            0           0            0
April 2027....................      100          13           0            0            0           0            0
April 2028....................      95           10           0            0            0           0            0
April 2029....................      84            8           0            0            0           0            0
April 2030....................      72            5           0            0            0           0            0
April 2031....................      60            0           0            0            0           0            0
April 2032....................      47            0           0            0            0           0            0
April 2033....................      34            0           0            0            0           0            0
April 2034....................      22            0           0            0            0           0            0
April 2035....................      12            0           0            0            0           0            0
April 2036....................       0            0           0            0            0           0            0
April 2037....................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     24.77        12.73        6.94        4.75         4.05         4.34        2.70
Weighted Average Life
(in years)(1)(2)..............     24.57        12.04        6.40        4.37         3.79         3.27        2.52
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-150

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-5
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 0%          10%          20%         30%          40%          50%         60%
------------------                 --          ---          ---         ---          ---          ---         ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................      100          100         100          100          100         100          100
April 2009....................      100          100         100          100          100         100          100
April 2010....................      100          100         100          100          100         100           0
April 2011....................      100          100          80          47           25           63           0
April 2012....................      100          100          63          32           15           0            0
April 2013....................      100          100          50          22            9           0            0
April 2014....................      100          90           39          15            0           0            0
April 2015....................      100          79           31          11            0           0            0
April 2016....................      100          70           24           6            0           0            0
April 2017....................      100          62           19           0            0           0            0
April 2018....................      100          54           15           0            0           0            0
April 2019....................      100          47           11           0            0           0            0
April 2020....................      100          41           9            0            0           0            0
April 2021....................      100          35           2            0            0           0            0
April 2022....................      100          30           0            0            0           0            0
April 2023....................      100          26           0            0            0           0            0
April 2024....................      100          22           0            0            0           0            0
April 2025....................      100          19           0            0            0           0            0
April 2026....................      100          15           0            0            0           0            0
April 2027....................      100          13           0            0            0           0            0
April 2028....................      95           10           0            0            0           0            0
April 2029....................      84            8           0            0            0           0            0
April 2030....................      72            0           0            0            0           0            0
April 2031....................      60            0           0            0            0           0            0
April 2032....................      47            0           0            0            0           0            0
April 2033....................      34            0           0            0            0           0            0
April 2034....................      22            0           0            0            0           0            0
April 2035....................      12            0           0            0            0           0            0
April 2036....................       0            0           0            0            0           0            0
April 2037....................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     24.76        12.69        6.91        4.69         3.97         4.07        2.84
Weighted Average Life
(in years)(1)(2)..............     24.57        12.04        6.40        4.34         3.72         3.27        2.52
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-151

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-6
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 0%          10%          20%         30%          40%          50%         60%
------------------                 --          ---          ---         ---          ---          ---         ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................      100          100         100          100          100         100          100
April 2009....................      100          100         100          100          100         100          100
April 2010....................      100          100         100          100          100         100          65
April 2011....................      100          100          80          47           25           12          65
April 2012....................      100          100          63          32           15           0           44
April 2013....................      100          100          50          22            9           0            0
April 2014....................      100          90           39          15            0           0            0
April 2015....................      100          79           31          11            0           0            0
April 2016....................      100          70           24           0            0           0            0
April 2017....................      100          62           19           0            0           0            0
April 2018....................      100          54           15           0            0           0            0
April 2019....................      100          47           11           0            0           0            0
April 2020....................      100          41           8            0            0           0            0
April 2021....................      100          35           0            0            0           0            0
April 2022....................      100          30           0            0            0           0            0
April 2023....................      100          26           0            0            0           0            0
April 2024....................      100          22           0            0            0           0            0
April 2025....................      100          19           0            0            0           0            0
April 2026....................      100          15           0            0            0           0            0
April 2027....................      100          13           0            0            0           0            0
April 2028....................      95           10           0            0            0           0            0
April 2029....................      84            5           0            0            0           0            0
April 2030....................      72            0           0            0            0           0            0
April 2031....................      60            0           0            0            0           0            0
April 2032....................      47            0           0            0            0           0            0
April 2033....................      34            0           0            0            0           0            0
April 2034....................      22            0           0            0            0           0            0
April 2035....................      12            0           0            0            0           0            0
April 2036....................       0            0           0            0            0           0            0
April 2037....................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     24.75        12.65        6.86        4.66         3.89         3.86        4.38
Weighted Average Life
(in years)(1)(2)..............     24.57        12.04        6.40        4.34         3.66         3.27        2.52
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-152

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-7
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 0%          10%          20%         30%          40%          50%         60%
------------------                 --          ---          ---         ---          ---          ---         ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................      100          100         100          100          100         100          100
April 2009....................      100          100         100          100          100         100          100
April 2010....................      100          100         100          100          100         100          100
April 2011....................      100          100          80          47           25           12          100
April 2012....................      100          100          63          32           15           0            0
April 2013....................      100          100          50          22            0           0            0
April 2014....................      100          90           39          15            0           0            0
April 2015....................      100          79           31          11            0           0            0
April 2016....................      100          70           24           0            0           0            0
April 2017....................      100          62           19           0            0           0            0
April 2018....................      100          54           15           0            0           0            0
April 2019....................      100          47           11           0            0           0            0
April 2020....................      100          41           0            0            0           0            0
April 2021....................      100          35           0            0            0           0            0
April 2022....................      100          30           0            0            0           0            0
April 2023....................      100          26           0            0            0           0            0
April 2024....................      100          22           0            0            0           0            0
April 2025....................      100          19           0            0            0           0            0
April 2026....................      100          15           0            0            0           0            0
April 2027....................      100          13           0            0            0           0            0
April 2028....................      95           10           0            0            0           0            0
April 2029....................      84            0           0            0            0           0            0
April 2030....................      72            0           0            0            0           0            0
April 2031....................      60            0           0            0            0           0            0
April 2032....................      47            0           0            0            0           0            0
April 2033....................      34            0           0            0            0           0            0
April 2034....................      22            0           0            0            0           0            0
April 2035....................      12            0           0            0            0           0            0
April 2036....................       0            0           0            0            0           0            0
April 2037....................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     24.73        12.58        6.81        4.60         3.81         3.69        4.46
Weighted Average Life
(in years)(1)(2)..............     24.57        12.04        6.40        4.32         3.61         3.27        2.52
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-153

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-8
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 0%          10%          20%         30%          40%          50%         60%
------------------                 --          ---          ---         ---          ---          ---         ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................      100          100         100          100          100         100          100
April 2009....................      100          100         100          100          100         100          100
April 2010....................      100          100         100          100          100         100          100
April 2011....................      100          100          80          47           25           9           49
April 2012....................      100          100          63          32           15           0            0
April 2013....................      100          100          50          22            0           0            0
April 2014....................      100          90           39          15            0           0            0
April 2015....................      100          79           31           1            0           0            0
April 2016....................      100          70           24           0            0           0            0
April 2017....................      100          62           19           0            0           0            0
April 2018....................      100          54           15           0            0           0            0
April 2019....................      100          47           5            0            0           0            0
April 2020....................      100          41           0            0            0           0            0
April 2021....................      100          35           0            0            0           0            0
April 2022....................      100          30           0            0            0           0            0
April 2023....................      100          26           0            0            0           0            0
April 2024....................      100          22           0            0            0           0            0
April 2025....................      100          19           0            0            0           0            0
April 2026....................      100          15           0            0            0           0            0
April 2027....................      100          11           0            0            0           0            0
April 2028....................      95            0           0            0            0           0            0
April 2029....................      84            0           0            0            0           0            0
April 2030....................      72            0           0            0            0           0            0
April 2031....................      60            0           0            0            0           0            0
April 2032....................      47            0           0            0            0           0            0
April 2033....................      34            0           0            0            0           0            0
April 2034....................      22            0           0            0            0           0            0
April 2035....................       9            0           0            0            0           0            0
April 2036....................       0            0           0            0            0           0            0
April 2037....................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     24.71        12.49        6.73        4.54         3.73         3.55        3.98
Weighted Average Life
(in years)(1)(2)..............     24.57        12.04        6.40        4.31         3.57         3.27        2.52
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-154

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-9
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 0%          10%          20%         30%          40%          50%         60%
------------------                 --          ---          ---         ---          ---          ---         ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................       0            0           2            6           10           14          18
April 2009....................       0            0           0            0            0           0            0
April 2010....................       0            0           0            0            0           0            0
April 2011....................       0            0           0            0            0           0            0
April 2012....................       0            0           0            0            0           0            0
April 2013....................       0            0           0            0            0           0            0
April 2014....................       0            0           0            0            0           0            0
April 2015....................       0            0           0            0            0           0            0
April 2016....................       0            0           0            0            0           0            0
April 2017....................       0            0           0            0            0           0            0
April 2018....................       0            0           0            0            0           0            0
April 2019....................       0            0           0            0            0           0            0
April 2020....................       0            0           0            0            0           0            0
April 2021....................       0            0           0            0            0           0            0
April 2022....................       0            0           0            0            0           0            0
April 2023....................       0            0           0            0            0           0            0
April 2024....................       0            0           0            0            0           0            0
April 2025....................       0            0           0            0            0           0            0
April 2026....................       0            0           0            0            0           0            0
April 2027....................       0            0           0            0            0           0            0
April 2028....................       0            0           0            0            0           0            0
April 2029....................       0            0           0            0            0           0            0
April 2030....................       0            0           0            0            0           0            0
April 2031....................       0            0           0            0            0           0            0
April 2032....................       0            0           0            0            0           0            0
April 2033....................       0            0           0            0            0           0            0
April 2034....................       0            0           0            0            0           0            0
April 2035....................       0            0           0            0            0           0            0
April 2036....................       0            0           0            0            0           0            0
April 2037....................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     0.34         0.35         0.36        0.37         0.39         0.41        0.45
Weighted Average Life
(in years)(1)(2)..............     0.34         0.35         0.36        0.37         0.39         0.41        0.45
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

Additional Information

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund (other than the basis risk reserve fund, and, for the avoidance of doubt, the swap account, the supplemental interest trust, the swap administration agreement and the interest rate swap agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Shortfalls and certain payments under the interest rate swap agreement. The Class R Certificates will represent the residual interests in one or more REMICs.

Taxation of Regular Interests

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

Status of the Offered Certificates

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to certain payments of Basis Risk Shortfalls and in rights to payments from and interests in the interest rate swap agreement (each of such rights, the "Derivative Rights"), as the case may be. The Derivative Rights are not included in any REMIC.

         The treatment of amounts received by a certificateholder with respect to any Derivative Rights, as the case may be, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

Taxation of Class R Certificates

         The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

Prohibited Transactions Tax and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's, the trustee's or EMC's obligations under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator, the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

         None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05) (the
"Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the base prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated in one of the applicable rating categories by a designated rating agency, as more fully described in "ERISA Considerations" in the base prospectus. As noted in the base prospectus, another requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for any seasoned loan in the mortgage pool than it is for any mortgage loan that is not seasoned.

         For so long as the holder of a Class A Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding such certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Class A Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold a Class A Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Class A Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

         Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

         Each beneficial owner of a Class A Certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such a Class A Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the a Class A Certificates must be rated, at the time of purchase, in one of the applicable rating categories by a designated rating agency or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinate certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinate or residual certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated April 13, 2006, and related terms agreement dated May 17, 2007, between the depositor and Bear, Stearns & Co. Inc., as underwriter (the "underwriter"), the depositor has agreed to sell all of the offered certificates to the underwriter, and the underwriter has agreed to purchase such offered certificates from the depositor.

         The offered certificates will be offered by the underwriter when, as and if issued and sold by the depositor to the underwriter, subject to the underwriter's right to reject any subscription, in whole or in part. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $489,000,000 plus accrued interest, before deducting issuance expenses payable by the depositor, estimated to be approximately $598,000.

         The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the depositor and EMC Mortgage Corporation. From time to time the underwriter or its affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, the depositor and the sponsor, and other affiliates of the depositor and the sponsor.

                                     EXPERTS

         The consolidated financial statements of Financial Guaranty Insurance Company and its subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 appearing in the Form 8-K of the depositor, which are incorporated by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, the Insurer, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the issuing entity, the underwriter, the depositor, and the swap provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the trustee, the securities administrator, any 10% concentration originator, the Insurer or the custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator, the Insurer or the custodian. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, the securities administrator, a servicer and the custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or, except as disclosed herein, the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's and Moody's.

                                            Rating
                          -----------------------------------
            Class         Standard and Poor's         Moody's
            -----         -------------------         -------
              A                   AAA                   Aaa
             M-1                   AA+                   Aa1
             M-2                   AA                    Aa2
             M-3                   AA-                   Aa3
             M-4                   A+                    A1
             M-5                    A                    A2
             M-6                   A-                    A3
             M-7                  BBB+                  Baa1
             M-8                   BBB                  Baa2
             M-9                  BBB-                  Baa3


         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The ratings do not reflect the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts or swap payments to any class.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports, as will have been prepared and filed by the securities administrator with the Commission, will be posted on the securities administrator's internet web site as soon as practicable after it has been electronically filed by it with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         2. Periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by the registered holders of the related securities free of charge upon request to the securities administrator. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this prospectus supplement.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                             INDEX OF DEFINED TERMS

1-year CMT..................................................................S-39
1-year LIBOR................................................................S-38
6-month LIBOR...............................................................S-39
AAA........................................................................S-129
Aggregate Early Principal Payment Amount....................................S-89
Applied Realized Loss Amount................................................S-89
Basis Risk Reserve Fund....................................................S-106
Basis Risk Shortfall........................................................S-90
Basis Risk Shortfall Carry Forward Amount...................................S-90
Certificate Principal Balance...............................................S-90
Certificate Registrar........................................................S-5
Certificates...............................................................S-129
Class A Certificates.........................................................S-7
Class A Principal Distribution Amount.......................................S-90
Class B-IO Certificates......................................................S-7
Class M Certificates.........................................................S-7
Class M-1 Principal Distribution Amount.....................................S-91
Class M-2 Principal Distribution Amount.....................................S-91
Class M-3 Principal Distribution Amount.....................................S-92
Class M-4 Principal Distribution Amount.....................................S-92
Class M-5 Principal Distribution Amount.....................................S-93
Class M-6 Principal Distribution Amount.....................................S-94
Class M-7 Principal Distribution Amount.........................S-94, S-95, S-96
Class R Certificates.........................................................S-7
Clearstream.................................................................S-81
Closing Date.................................................................S-5
Code.......................................................................S-156
Compensating Interest.......................................................S-77
Contributions Tax..........................................................S-158
CSSF........................................................................S-83
Current Interest............................................................S-97
Cut-Off Date.................................................................S-5
Deficiency Amount..........................................................S-124
Depositor....................................................................S-4
Distribution Account........................................................S-75
DTC.........................................................................S-81
Due Period..................................................................S-97
Early Principal Payment Amount..............................................S-97
ERISA......................................................................S-158
Euroclear...................................................................S-81
Excess Cashflow.............................................................S-97
Excess Overcollateralization Amount.........................................S-98
Excess Spread...............................................................S-98
Extra Principal Distribution Amount.........................................S-98
Final Order................................................................S-125
final scheduled distribution date..........................................S-132
Financial Intermediary......................................................S-81
Fiscal Quarter.............................................................S-119

GAAP.......................................................................S-127
Hybrid mortgage loans........................................................S-5
Insurance Proceeds..........................................................S-98
Insured Amount.............................................................S-125
Insured Certificateholder..................................................S-125
Insurer.............................................................S-127, S-128
Interest adjustment date....................................................S-38
Interest Carry Forward Amount...............................................S-98
Interest Funds..............................................................S-98
interest rate cap.....................................................S-8, S-105
interest rate swap agreement................................................S-11
Issuing Entity...............................................................S-5
LIBOR business day.........................................................S-107
Liquidation Period..........................................................S-99
Liquidation Proceeds........................................................S-99
Master Servicer..............................................................S-4
MOM loan....................................................................S-43
net mortgage rate..........................................................S-105
Notice.....................................................................S-125
offered certificates........................................................S-81
One-Month LIBOR............................................................S-105
optional termination date.............................................S-8, S-118
Originators..................................................................S-4
Overcollateralization Amount...............................................S-100
Overcollateralization Floor................................................S-100
Paying Agent.................................................................S-5
Plan Asset Regulations.....................................................S-158
Plan(s)....................................................................S-158
Policy.....................................................................S-124
Pooling and Servicing Agreement..............................................S-5
Preference Amount..........................................................S-125
Prepayment Interest Shortfall...............................................S-77
Prepayment Period..........................................................S-100
Principal Distribution Amount..............................................S-100
Principal Funds............................................................S-100
Prohibited Transactions Tax................................................S-157
Realized Loss..............................................................S-101
Reference Banks............................................................S-107
Relief Act.................................................................S-101
Remaining Excess Spread....................................................S-101
residual certificates.......................................................S-81
residual interest...........................................................S-13
Rules.......................................................................S-82
SAP........................................................................S-128
Secure Option ARM Loans...............................................S-21, S-41
Securities Administrator.....................................................S-5
senior certificates.........................................................S-81
Servicers....................................................................S-4
servicing agreements........................................................S-65
SMMEA......................................................................S-163
Specified Overcollateralization Amount.....................................S-102

Sponsor......................................................................S-4
Standard & Poor's...........................................................S-13
Stated Principal Balance...................................................S-102
Stepdown Date..............................................................S-102
subordinate certificates....................................................S-81
Subsequent Recovery........................................................S-104
Swap Provider................................................................S-5
Tax Counsel................................................................S-156
The Certificates.............................................................S-4
The Insurer................................................................S-129
The Policy..........................................................S-125, S-129
Trigger Event..............................................................S-103
Trustee......................................................................S-5
underwriter................................................................S-160
Unpaid Applied Realized Loss Amount........................................S-103

                                   SCHEDULE A

                         Mortgage Loan Statistical Data

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of April 1, 2007.


             Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                            Number of              Balance             % of
                                                            Mortgage            Outstanding as       Mortgage
Mortgage Rates (%)                                            Loans            of Cut-off Date         Pool
------------------                                      ------------------     -----------------    ----------
     0.000       -    3.500                                             3            $1,656,954           0.33%
     3.501       -    4.000                                            34             8,571,855           1.70
     4.001       -    4.500                                            75            15,582,080           3.08
     4.501       -    5.000                                           160            37,676,127           7.45
     5.001       -    5.500                                           139            31,034,071           6.14
     5.501       -    6.000                                           190            36,666,731           7.25
     6.001       -    6.500                                           249            53,689,251          10.62
     6.501       -    7.000                                           364            84,304,915          16.67
     7.001       -    7.500                                           263            60,782,536          12.02
     7.501       -    8.000                                           334            77,180,951          15.26
     8.001       -    8.500                                           264            62,175,382          12.30
     8.501       -    9.000                                           120            22,356,015           4.42
     9.001       -    9.500                                            41             6,556,628           1.30
     9.501       -    10.000                                           34             4,367,884           0.86
    10.001       -    10.500                                           12               936,045           0.19
    10.501       -    11.000                                           13             1,204,440           0.24
    11.001       -    11.500                                            8               592,437           0.12
    11.501       -    12.000                                            1               127,630           0.03
    12.501       -    13.000                                            1                23,048           0.00
    13.001       -    13.500                                            1               159,760           0.03
    13.501       -    14.000                                            1                44,005           0.01
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 6.889% per annum.


            Original Combined-Loan-to-Value Ratios of Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance             % of
                                                            Number of           Outstanding as       Mortgage
Original Combined Loan-to-Value Ratios (%)               Mortgage Loans        of Cut-off Date         Pool
------------------------------------------              ------------------     -----------------    ----------
     0.01         -   10.00                                             3             $ 103,432           0.02%
     10.01        -   20.00                                            12               822,837           0.16
     20.01        -   30.00                                            19             2,819,782           0.56
     30.01        -   40.00                                            32             4,909,708           0.97
     40.01        -   50.00                                            81            15,201,254           3.01
     50.01        -   60.00                                           118            27,287,615           5.40
     60.01        -   70.00                                           208            48,532,825           9.60
     70.01        -   80.00                                           863           186,028,577          36.79
     80.01        -   90.00                                           363            78,837,044          15.59
     90.01        -   100.00                                          563           136,335,666          26.96
    100.01        -   110.00                                           38             4,043,259           0.80
    110.01        -   120.00                                            4               512,599           0.10
    120.01       or   greater                                           3               254,147           0.05
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 81.13%.

      Scheduled Principal Balances of the Mortgage Loans in Total Portfolio
                               as of cut-off date


                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance             % of
                                                            Number of           Outstanding as       Mortgage
Scheduled Principal Balance ($)                          Mortgage Loans        of Cut-off Date         Pool
-------------------------------                         ------------------     -----------------    ----------
0.01             -    50,000.00                                       253            $8,150,702           1.61%
50,000.01        -    100,000.00                                      442            32,944,003           6.51
100,000.01       -    150,000.00                                      406            50,974,394          10.08
150,000.01       -    200,000.00                                      280            48,751,014           9.64
200,000.01       -    250,000.00                                      198            44,470,286           8.79
250,000.01       -    300,000.00                                      156            43,220,472           8.55
300,000.01       -    350,000.00                                      141            45,639,304           9.03
350,000.01       -    400,000.00                                      123            46,497,064           9.19
400,000.01       -    450,000.00                                       71            29,645,627           5.86
450,000.01       -    500,000.00                                       65            31,113,343           6.15
500,000.01       -    550,000.00                                       35            18,316,947           3.62
550,000.01       -    600,000.00                                       36            20,764,971           4.11
600,000.01       -    650,000.00                                       19            11,881,210           2.35
650,000.01       -    700,000.00                                       16            10,808,107           2.14
700,000.01       -    750,000.00                                       14            10,086,132           1.99
750,000.01       or greater                                            52            52,425,170          10.37
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately$219,197.55.


             Credit Scores of the Mortgage Loans in Total Portfolio*

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance             % of
                                                            Number of           Outstanding as       Mortgage
Range of Credit Scores                                   Mortgage Loans        of Cut-off Date         Pool
----------------------                                  ------------------     -----------------    ----------
                  N/A                                                   9            $2,197,460           0.43%
       1         -    500                                              98            15,097,803           2.99
      501        -    520                                             100            19,194,307           3.80
      521        -    540                                             114            20,778,352           4.11
      541        -    560                                              95            20,992,286           4.15
      561        -    580                                              91            20,616,757           4.08
      581        -    600                                              74            15,884,494           3.14
      601        -    620                                             127            29,050,531           5.74
      621        -    640                                             137            29,120,144           5.76
      641        -    660                                             145            33,848,455           6.69
      661        -    680                                             230            52,356,264          10.35
      681        -    700                                             195            41,672,774           8.24
      701        -    720                                             209            52,505,374          10.38
      721        -    740                                             165            41,173,064           8.14
      741        -    760                                             153            32,358,586           6.40
      761        -    780                                             150            32,351,366           6.40
      781        -    800                                             138            33,108,387           6.55
      801        -    or greater                                       77            13,382,344           2.65
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 668.

*Based upon the most recently available data.

     Geographic Distribution of the Mortgaged Properties in Total Portfolio

                                                                                      Aggregate
                                                                                      Scheduled
                                                                                      Principal
                                                                                       Balance            % of
                                                                Number of           Outstanding as       Mortgage
Geographic Distribution                                      Mortgage Loans        of Cut-off Date         Pool
----------------------                                      ------------------     -----------------    ----------
Alabama                                                                    36            $5,927,795           1.17%
Arizona                                                                    89            21,230,061           4.20
Arkansas                                                                   27             2,660,249           0.53
California                                                                302           116,044,759          22.95
Colorado                                                                   51            13,041,554           2.58
Connecticut                                                                19             6,432,370           1.27
Delaware                                                                    5             1,316,805           0.26
District of Columbia                                                        9             1,876,776           0.37
Florida                                                                   244            62,754,464          12.41
Georgia                                                                   114            20,568,534           4.07
Hawaii                                                                      5             1,320,289           0.26
Idaho                                                                       5               884,833           0.17
Illinois                                                                   33             5,108,652           1.01
Indiana                                                                    21             1,911,934           0.38
Iowa                                                                        7               756,948           0.15
Kansas                                                                     14               993,010           0.20
Kentucky                                                                    7             1,437,595           0.28
Louisiana                                                                 294            41,973,427           8.30
Maine                                                                       4               662,107           0.13
Maryland                                                                   41            10,556,458           2.09
Massachusetts                                                              23             6,739,886           1.33
Michigan                                                                   37             5,533,558           1.09
Minnesota                                                                  37             8,151,083           1.61
Mississippi                                                                28             4,419,926           0.87
Missouri                                                                   12             2,097,386           0.41
Montana                                                                     2               418,321           0.08
Nebraska                                                                    7               534,832           0.11
Nevada                                                                     53            14,573,564           2.88
New Hampshire                                                               5             1,067,718           0.21
New Jersey                                                                 44            13,167,170           2.60
New Mexico                                                                 11             1,743,533           0.34
New York                                                                   71            20,558,549           4.07
North Carolina                                                             82            11,493,627           2.27
Ohio                                                                       36             3,418,575           0.68
Oklahoma                                                                   19             2,056,192           0.41
Oregon                                                                     26             4,075,378           0.81
Pennsylvania                                                               36             5,663,654           1.12
Rhode Island                                                                2               418,836           0.08
South Carolina                                                             38             6,353,667           1.26
Tennessee                                                                  30             6,188,228           1.22
Texas                                                                     231            33,346,517           6.59
Utah                                                                       18             4,786,887           0.95
Vermont                                                                     2               283,428           0.06
Virginia                                                                   69            19,851,257           3.93
Washington                                                                 31             7,175,694           1.42
West Virginia                                                               3               748,085           0.15
Wisconsin                                                                  26             3,234,679           0.64
Wyoming                                                                     1               129,898           0.03
                                                            ------------------------------------------------------
                   Total                                                2,307          $505,688,747         100.00%
                                                            ======================================================

          Property Types of the Mortgaged Properties in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Property Type                                            Mortgage Loans        of Cut-off Date         Pool
-------------                                           ------------------     -----------------    ----------
2-4 Family                                                            107          $ 26,591,545           5.26%
Condominium                                                           235            54,484,433          10.77
Manufactured Home                                                       5             1,003,711           0.20
PUD                                                                   175            56,339,001          11.14
Single Family                                                       1,766           363,209,267          71.82
Townhouse                                                              19             4,060,790           0.80
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================



          Occupancy Status of Mortgaged Properties in Total Portfolio*

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Occupancy Status                                         Mortgage Loans        of Cut-off Date         Pool
----------------                                        ------------------     -----------------    ----------
Investor                                                              304          $ 67,605,077          13.37%
Owner Occupied                                                      1,737           392,505,325          77.62
Second Home                                                           266            45,578,345           9.01
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

*Based upon representations of the related mortgagors at the time of origination.


   Remaining Terms to Stated Maturity of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Stated Remaining Term                                    Mortgage Loans        of Cut-off Date         Pool
---------------------                                   ------------------     -----------------    ----------
              1  -    48                                               26             $ 411,095           0.08%
             49  -    60                                               27             1,514,252           0.30
             61  -    120                                             127             9,262,704           1.83
            121  -    180                                             103            13,457,805           2.66
            181  -    240                                              89             7,847,245           1.55
            241  -    300                                             120            17,123,240           3.39
            301  -    360                                           1,784           447,718,401          88.54
            361  or   greater                                          31             8,354,005           1.65
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 332 months.


              Loan Purpose of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Loan Purpose                                             Mortgage Loans        of Cut-off Date         Pool
------------                                            ------------------     -----------------    ----------
Cash-Out Refinance                                                    527          $117,011,209          23.14%
Purchase                                                            1,434           307,754,791          60.86
Rate/Term Refinance                                                   346            80,922,747          16.00
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

         Maximum Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Maximum Mortgage Interest Rate (%)                       Mortgage Loans        of Cut-off Date         Pool
----------------------------------                      ------------------     -----------------    ----------
Total Arm                                                           1,154          $311,790,448          61.66%
          0.001   -   11.000                                          394            99,209,174          19.62
         11.001   -   11.500                                           65            13,562,494           2.68
         11.501   -   12.000                                           97            24,163,259           4.78
         12.001   -   12.500                                           78            25,364,839           5.02
         12.501   -   13.000                                          125            38,435,585           7.60
         13.001   -   13.500                                          117            33,825,337           6.69
         13.501   -   14.000                                           45            10,506,337           2.08
         14.001   -   14.500                                           20             3,643,192           0.72
         14.501   -   15.000                                           47            16,287,113           3.22
         15.001   -   15.500                                           42            11,197,148           2.21
         15.501   -   16.000                                            5               310,852           0.06
         16.001   -   16.500                                            3               259,100           0.05
         16.501   -   17.000                                           28             9,133,223           1.81
         17.001   -   17.500                                           26             8,399,318           1.66
         17.501   -   18.000                                            8               859,587           0.17
         18.001  or   greater                                          54            16,633,890           3.29
Total Fixed                                                         1,153           193,898,298          38.34
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 12.687% per annum.


         Minimum Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Minimum Mortgage Interest Rate (%)                       Mortgage Loans        of Cut-off Date         Pool
----------------------------------                      ------------------     -----------------    ----------
Total Arm                                                           1,154          $311,790,448          61.66%
      Less Than   -   3.000                                         1,032           278,772,163          55.13
          3.001   -   3.500                                            62            19,379,325           3.83
          3.501   -   4.000                                            20             6,603,174           1.31
          4.001   -   4.500                                             5               832,384           0.16
          4.501   -   5.000                                             9             2,729,328           0.54
          5.001   -   5.500                                             5               684,534           0.14
          5.501   -   6.000                                            10               869,600           0.17
          6.001   -   6.500                                             3               655,791           0.13
          6.501   -   7.000                                             3               369,144           0.07
          7.001   -   7.500                                             1               369,342           0.07
          7.501   -   8.000                                             3               481,659           0.10
          8.001   -   8.500                                             1                44,005           0.01
Total Fixed                                                         1,153           193,898,298          38.34
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 2.651% per annum.


             Gross Margins of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Gross Margin (%)                                         Mortgage Loans        of Cut-off Date         Pool
----------------                                        ------------------     -----------------    ----------
Total Arm                                                           1,154          $311,790,448          61.66%
          0.000   -   0.000                                             1               119,256           0.02
          0.001   -   2.500                                           685           186,433,476          36.87
          2.501   -   3.000                                           346            92,219,431          18.24
          3.001   -   3.500                                            62            19,379,325           3.83
          3.501   -   4.000                                            20             6,603,174           1.31
          4.001   -   4.500                                             5               832,384           0.16
          4.501   -   5.000                                             9             2,729,328           0.54
          5.001   -   5.500                                             5               684,534           0.14
          5.501   -   6.000                                            10               869,600           0.17
          6.001   -   6.500                                             3               655,791           0.13
          6.501   -   7.000                                             3               369,144           0.07
          7.001   -   7.500                                             1               369,342           0.07
          7.501   -   8.000                                             3               481,659           0.10
          8.001       or greater                                        1                44,005           0.01
Total Fixed                                                         1,153           193,898,298          38.34
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 2.651% per annum.

Months to Next Interest Rate Adjustment of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Months to Next Interest Rate Adjustment                  Mortgage Loans        of Cut-off Date         Pool
---------------------------------------                 ------------------     -----------------    ----------
Total Arm                                                           1,154          $311,790,448          61.66%
              1   -   12                                              405            80,909,580          16.00
             13   -   24                                               88            20,599,631           4.07
             25   -   36                                               95            24,412,367           4.83
             37   -   48                                              123            36,745,068           7.27
             49   -   60                                              323           111,897,297          22.13
             61   -   72                                               26             6,307,518           1.25
             73   -   84                                               66            17,759,778           3.51
             97  or   greater                                          28            13,159,209           2.60
Total Fixed                                                         1,153           193,898,298          38.34
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 39 months.


          Interest Only Status of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
Interest Only                                            Mortgage Loans        of Cut-off Date         Pool
-------------                                           ------------------     -----------------    ----------
10 Year Interest Only                                                 332          $123,205,892          24.36%
1 Year Interest Only                                                    5             1,197,481           0.24
2 Year Interest Only                                                    1               290,605           0.06
3 Year Interest Only                                                   20             5,125,082           1.01
5 Year Interest Only                                                  164            53,257,232          10.53
7 Year Interest Only                                                   24             7,624,906           1.51
Non-IO                                                              1,761           314,987,549          62.29
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================


          Delinquency History of the Mortgage Loans in Total Portfolio

                                                                                  Aggregate
                                                                                  Scheduled
                                                                                  Principal
                                                                                   Balance            % of
                                                            Number of           Outstanding as       Mortgage
DQ History                                               Mortgage Loans        of Cut-off Date         Pool
----------                                              ------------------     -----------------    ----------
0 x 30                                                              1,253          $278,132,950          55.00%
1 x 30                                                                294            69,615,789          13.77
2 x 30                                                                103            26,337,638           5.21
3+ x 30                                                                99            21,393,159           4.23
1 x 60                                                                155            34,527,618           6.83
2 x 60                                                                 76            16,282,003           3.22
3+ x 60                                                               327            59,399,589          11.75
                                                        ------------------------------------------------------
                 Total                                              2,307          $505,688,747         100.00%
                                                        ======================================================

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR


THE SECURITIES
                          Each issue of securities will have its own series
----------------------    designation and will evidence either the ownership of
Consider carefully the|   assets in the related trust fund or debt obligations
risk factors beginning|   secured by assets of the related trust fund.
on page 6 of this     |
prospectus.           |   Each series of securities will consist of one or more
                      |   classes of mortgage-backed or asset-backed
The securities        |   certificates or notes.
represent obligations |
of the issuing entity |   Each class of securities will represent the
only and do not       |   entitlement to a specified portion of interest
represent an interest |   payments and a specified portion of principal
in or obligation of   |   payments on the trust assets.
the depositor, the    |
sponsor, the master   |   A series may include classes of securities that are
servicer or any of    |   senior in right of payment to other classes. Classes
their affiliates.     |   of securities may be entitled to receive
                      |   distributions of principal, interest or both prior to
This prospectus may be|   other classes or before or after specified events.
used to offer and sell|
the securities only if|   No market will exist for the securities of any series
accompanied by a      |   before they are issued. In addition, even after the
prospectus supplement.|   securities of a series have been issued and sold,
----------------------    there can be no assurance that a resale market for
                          them will develop.

                          Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

     THE TRUST FUND AND ITS ASSETS

     As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

     o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

     o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

     o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

     o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

     o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

     o   private label mortgage-backed or asset-backed securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                 MARCH 14, 2007

                                TABLE OF CONTENTS

Caption                                           Page            Caption                                          Page
-------                                           ----            -------                                          ----

RISK FACTORS........................................6               Amendment of Agreement...........................74
DESCRIPTION OF THE SECURITIES......................15               Voting Rights....................................75
  General..........................................15               List of Holders..................................75
  The Primary Assets and Their Valuation...........19               Book-Entry Securities............................75
  Exchangeable Securities..........................20               REMIC Administrator..............................75
  Exchanges........................................20               Termination......................................76
  Procedures.......................................22             MATERIAL LEGAL ASPECTS OF THE
  Payments of Interest.............................22             LOANS..............................................76
  Payments of Principal............................23               Mortgages........................................76
  Final Scheduled Distribution Date................23               Foreclosure on Mortgages.........................77
  Special Redemption...............................23               Environmental Risks..............................79
  Optional Redemption, Purchase or Termination.....24               Rights of Redemption.............................81
  Weighted Average Lives of the Securities.........24               Junior Mortgages; Rights of Senior Mortgages.....81
THE TRUST FUNDS....................................26               Anti-Deficiency Legislation and Other
  General..........................................26               Limitations on Lenders...........................82
  The Loans........................................27               Due-on-Sale Clauses in Mortgage Loans............83
  Methods of Delinquency Calculation...............35               Enforceability of Prepayment and Late Payment
  FICO Scores......................................37               Fees.............................................84
  Private Label Securities.........................37               Equitable Limitations on Remedies................84
  Agency Securities................................39               Applicability of Usury Laws......................85
  Collection and Distribution Accounts.............46               The Home Improvement Contracts and the
CREDIT ENHANCEMENT.................................48               Manufactured Housing Contracts...................85
  Subordinated Securities..........................48               Installment Sales Contracts......................88
  Insurance Policies, Surety Bonds and Guaranties..48               Civil Relief Act.................................89
  Overcollateralization............................49             THE SPONSOR........................................90
  Other Insurance Policies.........................49             THE DEPOSITOR......................................91
  Reserve Funds....................................50             USE OF PROCEEDS....................................91
  Cross-Collateralization..........................51             MATERIAL FEDERAL INCOME TAX CONSIDERATIONS.........92
  Minimum Principal Payment Agreement..............51               General..........................................92
  Deposit Agreement................................52               Taxation of Debt Securities......................93
  Financial Instruments............................52               Taxation of the REMIC and its Holders............99
STATIC POOL INFORMATION............................54               REMIC Expenses; Single Class REMICs.............100
SERVICING OF LOANS.................................54               Taxation of the REMIC...........................101
  General..........................................54               Taxation of Holders of Residual Interest
  Collection Procedures; Escrow Accounts...........54               Securities......................................102
  Deposits to and Withdrawals from the Collection                   Administrative Matters..........................107
  Account..........................................55               Inducement Fees.................................107
  Advances and Limitations on Advances.............57               Tax Status as a Grantor Trust...................108
  Maintenance of Insurance Policies and Other                       Sale or Exchange................................111
  Servicing Procedures.............................57               Miscellaneous Tax Aspects.......................112
  Realization upon Defaulted Loans.................59               Taxation of Classes of Exchangeable
  Enforcement of Due-on-Sale Clauses...............59               Securities......................................113
  Servicing Compensation and Payment of                             Tax Treatment of Foreign Investors..............116
  Expenses.........................................60               Tax Characterization of the Trust Fund as a
  Certain Matters Regarding the Servicer...........61               Partnership.....................................117
THE AGREEMENTS.....................................62               Tax Consequences to Holders of the Notes........117
  Assignment of Primary Assets.....................62               Tax Consequences to Holders of the
  Reports to Holders...............................66               Certificates....................................120
  Events of Default; Rights upon Event of Default..67             REPORTABLE TRANSACTIONS...........................125
  The Trustees.....................................70             STATE AND LOCAL TAX
  Duties of Trustees...............................71             CONSIDERATIONS....................................125
  Resignation of Trustees..........................74

(continued)

 ERISA CONSIDERATIONS..............................125             METHOD OF DISTRIBUTION............................139
   Class and Statutory Exemptions..................127             LEGAL MATTERS.....................................141
   Class exemptions for purchases and sales of                     FINANCIAL INFORMATION.............................141
   securities......................................127             AVAILABLE INFORMATION.............................141
   Underwriter Exemption...........................130             INCORPORATION OF CERTAIN
   Insurance company general accounts..............136             INFORMATION BY REFERENCE..........................142
   Revolving pool features.........................136             RATINGS...........................................142
   ERISA Considerations Relating to Notes..........137             LEGAL INVESTMENT CONSIDERATIONS...................143
   Exchangeable Securities.........................138             PLAN OF DISTRIBUTION..............................145
   Tax Exempt Investors............................139             GLOSSARY OF TERMS.................................145
   Consultation with Counsel.......................139

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that expands on the more general information contained in this prospectus, you are encouraged to rely on the information in the prospectus supplement.

You are encouraged to rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

o the principal amount, interest rate and authorized denominations of each class of securities;

o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

o information concerning the sponsor or any other seller of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

o the terms of any credit enhancement with respect to particular classes of the securities;

o   information concerning other trust fund assets, including any reserve fund;

o   the final scheduled distribution date for each class of securities;

o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

o information about any REMIC tax elections for some or all of the trust fund assets; and

o   particulars of the plan of distribution for the securities.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                  RISK FACTPORS

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.


YOU MAY HAVE DIFFICULTY
SELLING YOUR SECURITIES
OR OBTAINING YOUR DESIRED
PRICE... No market will exist for the securities before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

ONLY THE ASSETS OF THE
RELATED TRUST FUND ARE
AVAILABLE TO PAY YOUR
SECURITIES...........        The securities of each series will be payable
                             solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

                             In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

                                o   all payments then due on the related
                                    securities have been made, and

                                o   any other payments specified in
                                    the related prospectus supplement
                                    have been made.

                             Once released, such assets will no longer be available to make payments to securityholders.

                             You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

                                o funds obtained from enforcing any similar obligation of the originator of the loan, or

                                o monies from any reserve fund established to pay for loan repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE
AGAINST PARTICULAR
RISKS... Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

PRINCIPAL PAYMENTS ON THE
LOANS MAY ADVERSELY
AFFECT THE AVERAGE LIFE
OF, AND RATE OF RETURN
ON, YOUR SECURITIES...       You may be unable to reinvest the principal
                             payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                o the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

                                o   how payments of principal are allocated
                                    among the classes of securities of that
                                    series as specified in the related
                                    prospectus supplement;

                                o   if any party has an option to terminate
                                    the related trust early, the effect of
                                    the exercise of the option;

                                o the rate and timing of defaults and losses on the assets in the related trust fund;

                                o   repurchases of assets in the related
                                    trust fund as a result of material breaches of representations and warranties made by the depositor, the sponsor or any other seller; and

                                o in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

                             All the above factors may affect the yield to maturity of the securities.

THE INTEREST ACCURAL
PERIOD MAY REDUCE THE
EFFECTIVE YIELD ON YOUR
SECURITIES...                Interest payable on the securities on any given
                             distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

LOANS WITH BALLOON
PAYMENTS MAY INCREASE
YOUR RISK OF LOSS...         Certain underlying loans may not be fully
                             amortizing over their terms to maturity and may require a substantial principal payment (a
                             "balloon" payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

ADJUSTABLE RATE OR
INTEREST ONLY LOANS MAY
BE UNDERWRITTEN TO LESS
STRINGEMT STANDARDS THAN
FIXED RATE LOANS...          A trust fund may include adjustable rate or
                             interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

JUNIOR LIEN LOANS
GENERALLY ARE RISKIER
THAN SENIOR LIEN LOANS...    If the mortgage or home equity loans in a trust
                             fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage.
                             As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A DECLINE IN PROPERTY
VALUES COULD REDUCE THE
AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON
DEFAULTED MORTGAGE LOANS...  The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

                                o an overall decline in the residential real estate markets where the properties are located;


                                o   failure of borrowers to maintain their
                                    properties adequately; and

                                o natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

                             If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

SOME MORTGAGED PROPERTIES
MAY NOT BE OWNER OCCUPIED... The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower's primary residence.

HOME IMPROVEMENT
CONTRACTS AND OTHER
LOANS MAY NOT HAVE
SUFFICIENT SECURITY...       A trust fund may include home improvement contracts
                             that are not secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

                             If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS
WILL NOT BE STAMPED...       The depositor will ensure that a UCC-1 financing
                             statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, typically the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund.
                             Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

IF AMOUNTS IN ANY PRE-
FUNDING ACCOUNT ARE NOT
USED TO PURCHASE TRUST
ASSETS, YOU WILL RECEIVE
A PREPAYMENT ON THE
RELATED SECURITIES...        The related prospectus supplement may provide that
                             the depositor or sponsor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

BANKRUPTCY LAWS MAY
RESULT IN ADVERSE CLAIMS
AGAINST TRUST FUND ASSETS... The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court's permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

                             Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY
ADVERSELY AFFECT TRUST
FUND ASSETS ...              Federal, state and local laws and regulations
                             impose a wide range of requirements on activities that may affect the environment, health and safety.
                             In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

                             In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS
MAY ADVERSELY AFFECT
TRUST FUND ASSETS ...        The loans and contracts in each trust fund also may
                             be subject to federal laws relating to loan origination and underwriting. These laws

                                o   require certain disclosures to the
                                    borrowers regarding the terms of the loans;

                                o   prohibit discrimination on the basis of
                                    age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

                                o   regulate the use and reporting of
                                    information related to the borrower's credit experience; and

                                o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

                             Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                             Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                             If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

SUBORDINATE SECURITIES
ARE SUBJECT TO ADDITIONAL
RISK... If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

ANY CREDIT SUPPORT
PROVIDED BY FINANCIAL
INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT
AGAINST PARTICULAR RISKS...  As described under "Credit Enhancement--Financial
                             Instruments" in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuing entity of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuing entity of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES
ARE SUBJECT TO ADDITIONAL
RISK... If you invest in any class of securities that represent the "residual interest" in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

BOOK-ENTRY REGISTRATION
MAY LIMIT YOUR ABILITY
TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF
PAYMENTS...                  Limit on Liquidity of Securities. Securities issued
                             in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                             Limit on Ability to Transfer or Pledge.
                             Transactions in book-entry securities can be effected only through The Depository Trust Company
                             (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                             Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

RATINGS OF THE SECURITIES
DO NOT ADDRESS ALL
INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION...    Any class of securities issued under this
                             prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

                             There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

                                o any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

                                o an adverse change in the financial or other condition of a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

         The sponsor and any other seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes of the following types of classes:


Accretion Directed                      A class of securities designated to
                                        receive principal payments primarily
                                        from the interest that accrues on
                                        specified Accrual Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                               A class that receives principal payments
                                        on any distribution date only if
                                        scheduled payments have been made on
                                        specified planned amortization classes,
                                        targeted amortization classes or
                                        scheduled principal classes.

Component                               A class consisting of "components." The
                                        components of a class of component
                                        securities may have different principal
                                        and/or interest payment characteristics
                                        but together constitute a single class.
                                        Each component of a class of component
                                        securities may be identified as falling
                                        into one or more of the categories in
                                        this list.

Fixed Rate                              A class with an interest rate that is
                                        fixed throughout the life of the class.

Floating Rate                           A class that receives interest payments
                                        based on an interest rate that
                                        fluctuates each payment period based on
                                        a designated index plus a specified
                                        margin.

Interest Only or IO                     A class of securities with no principal
                                        balance and which is not entitled to
                                        principal payments. Interest usually
                                        accrues based on a specified notional
                                        amount.

Inverse Floating Rate                   A class of securities where the
                                        pass-through rate adjusts based on the
                                        excess between a specified rate and
                                        LIBOR or another index.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual                         A class that accretes a portion of the
                                        amount of accrued interest thereon,
                                        which amount will be
                                        added to the principal balance of such
                                        class on each applicable distribution
                                        date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only                          A class of securities which is not
                                        entitled to interest payments.

Planned Amortization Class or PAC       A class of securities with a principal
                                        balance that is reduced based on a
                                        schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                     A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization
                                        Class or Targeted Amortization Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support                          A class that absorbs the realized losses
                                        other than excess losses that would
                                        otherwise be allocated to a Super Senior
                                        Class after the related classes of
                                        subordinated securities are no longer
                                        outstanding.

Sequential Pay                          Classes that receive principal payments
                                        in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that under all
                                        circumstances receive payments of
                                        principal continuously from the first
                                        distribution date on which they receive
                                        principal until they are retired. A
                                        single class that receives principal
                                        payments before or after all other
                                        classes in the same series of securities may be identified as a sequential pay class.

Super Senior                            A class that will not bear its
                                        proportionate share of realized losses
                                        (other than excess losses) as its share
                                        is directed to another class, referred
                                        to as the "support class" until the
                                        class principal balance of the support
                                        class is reduced to zero.

Target Amortization Class or TAC        A class of securities with a principal
                                        balance that is reduced based on a
                                        scheduled of principal balances,
                                        assuming a certain targeted rate of
                                        prepayments on the related collateral.

Variable Rate                           A class with an interest rate that
                                        resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying loans).

         A series may also include one or more classes of subordinated securities. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal and interest on the securities will be made by the trustee or the securities administrator, as applicable. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee).:

o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

o    amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUCATION

         The primary assets of each trust fund may include one or more pools of the following:

o    Residential Loans,

o    Home Equity Loans,

o    Home Improvement Contracts,

o    Manufactured Housing Contracts,

o    Agency Securities, and

o    Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. The initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

         As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

EXCHANGEABLE SECURITIES

         General

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders specified in the related prospectus supplement, will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

EXCHANGES

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

o the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.


o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or on the basis of a 360-day year and the actual number of days elapsed during the related accrual period, as specified in the related prospectus supplement) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). All indices that apply to pool assets with adjustable rates will be indices "that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor, the trustee or the securities administrator, as applicable, prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee or the securities administrator, as applicable, receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include assets purchased by the depositor from the sponsor and any other seller composed of:

o    the primary assets of the trust fund;

o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

         The primary assets for a series will be sold by the sponsor and any other seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the sponsor or any other seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

         If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

         Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

o    to issue the related securities,

o    to make payments and distributions on the securities, and

o    to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

         General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement and expanded upon in the related prospectus supplement:

o    Interest may be payable at

               -   a fixed rate,

               - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

               - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

               -   a rate that otherwise varies from time to time, or

               - a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the sponsor or any other seller of the property or another source.

o    Principal may be

               - payable on a level debt service basis to fully amortize the loan over its term,

               - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

               -   nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

o    Monthly payments of principal and interest may

               -   be fixed for the life of the loan,

               -   increase over a specified period of time or

               -   change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as further described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

         Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

o    A borrower may fail to make the required periodic payment.

o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         The home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

         The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

         The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

         The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

o    the aggregate unpaid principal balance of the loans;

o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

o    the range and average principal balance of the loans;

o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

o    the geographic distribution of any mortgaged properties securing the loans;

o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

o    the lien priority of the loans;

o    the delinquency status and year of origination of the loans;

o    whether the loans are closed-end loans and/or revolving credit line loans;
     and

o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

         The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

         A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities or if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

METHODS OF DELINQUENCY CALCULATION

         Each prospectus supplement will describe the delinquency method used for calculations with respect to the related mortgage loans, which will either be the MBA Method or the OTS Method. Under either method, except with respect to Home Equity Loans, the determination as to whether a mortgage loan falls into a delinquency category is made as of the close of business on the last day of each month prior to the date of determining the delinquency: for example, if a cut-off date is August 1, or a distribution date is August 25, delinquencies are calculated as of July 31. In addition, under either method, mortgage loans, except for Home Equity Loans, with due dates other than the first day of the month are treated as if their due date was the first day of the following month.

         Under the MBA Method, a mortgage loan is considered "30 days delinquent" if the borrower fails to make a scheduled payment prior to the close of business on the day prior to the mortgage loan's first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered "60 days delinquent" with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the mortgage loan's second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on June 1 remained unpaid as of the close of business on July 31).

         Under the OTS Method, a mortgage loan is considered "30 days delinquent" if the borrower fails to make a scheduled payment prior to the close of business on the mortgage loan's first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would not be described as 30 days delinquent as of the cut-off date in the prospectus supplement. Such mortgage loan with a payment due on June 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered "60 days delinquent" with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the mortgage loan's second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on May 1 remained unpaid as of the close of business on July 31).

         Generally, because of the way delinquencies are calculated as described above, delinquencies calculated under the MBA Method are a month greater than as calculated under the OTS Method, and mortgage loans which are 30 days delinquent under the MBA Method are not delinquent under the OTS Method. Investors should carefully note the method used with respect to the related securitization as described in the prospectus supplement.

         Investors should note that calculations of delinquency are made as of the end of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, under both methods, bankruptcy, foreclosure and REO property status is determined as of the last day of the prior month. Such mortgage loans are removed from the delinquency buckets, although they will count in connection with delinquency triggers or for total delinquency information.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

PRIVATE LABEL SECURITIES

         General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

         The Private Label Securities will previously have been

o offered and distributed to the public pursuant to an effective registration statement, or

o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuing entity or its affiliate, whichever is later.

         Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

         The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

         The issuer of Private Label Securities will be

o a financial institution or other entity engaged generally in the business of lending,

o a public agency or instrumentality of a state, local or federal government, or

o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

         If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

         Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

         Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable below:

o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

o    the maximum original term to stated maturity of the Private Label
     Securities,

o    the weighted average term to stated maturity of the Private Label
     Securities,

o the pass-through or certificate rate or range of rates of the Private Label Securities,

o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

o the servicing fee or range of servicing fees with respect to the underlying loans,

o the minimum and maximum stated maturities of the underlying loans at origination,

o    the lien priority of the underlying loans, and

o the delinquency status (disclosed in 30/31 day buckets) and year of origination of the underlying loans.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement.

AGENCY SECURITIES

         Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

o    fixed-rate level installment conventional mortgage loans,

o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

o    adjustable rate conventional mortgage loans, or

o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If

Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the sponsor and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate collection account will be established by the trustee or the servicer, as applicable, in the name of the trustee, for each series of securities for receipt of

o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

o all amounts received with respect to the primary assets of the related trust fund, and

o    income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee or the securities administrator, as applicable, will establish a separate distribution account for each series of securities. The trustee or the securities administrator, as applicable, will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. The trustee or the party designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the proceeds of the offering of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations--Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

         If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

o    the sum of

               o the amount of interest accrued on the securities of the series, and

               o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

o    the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

         If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

o maintaining timely payments or providing additional protection against losses on the trust fund assets;

o    paying administrative expenses; or

o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVERCOLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

o    the cost of repair or replacement of the property, and

o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

         If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials

(except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans and will not be restored.

RESERVE FUNDS

         If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee or the securities administrator, as applicable, as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee or the securities administrator, as applicable, to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited into a reserve fund will be invested by the trustee or the securities administrator, as applicable, in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

         If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

         If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

o to provide payments if any index rises above or falls below specified levels (all indices that apply to pool assets with adjustable rates will be indices "that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds); or

o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee, supplemental interest trustee or securities administrator, as applicable, on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure will only provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

                             STATIC POOL INFORMATION

         For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                               SERVICING OF LOANS

GENERAL

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

         The funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         The servicer, the depositor, the trustee, the sponsor or any additional seller, as applicable, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

o all payments in respect of principal, including prepayments, on the primary assets;

o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

o    all Insurance Proceeds;

o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

o all repurchase prices of any primary assets repurchased by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement.

         The servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

o to make payments to the trustee or the securities administrator, as applicable, of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

o to clear and terminate the collection account pursuant to the related agreement

In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance. The servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Coverage will be in an amount at least equal to the greater of

o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

o    the outstanding principal balance of the related loan.

The servicer will also typically maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When any property is about to be conveyed by the borrower, the servicer will typically, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPEMSES

         The servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer may also be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         The servicer may also pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         The servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property. This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

         The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.


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


CERTAIN MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. The events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

o    services similar loans in the ordinary course of its business;

o    is reasonably satisfactory to the trustee;

o has a net worth of not less than the amount specified in the prospectus supplement;

o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided in the related prospectus supplement or pooling and servicing agreement, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the


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depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

         General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date. The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Mortgage Loans. The depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.


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         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment of Home Improvement Contracts. The depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the sponsor identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. The Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

         Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will cause a UCC-1 financing statement to be executed by depositor, the sponsor or any additional seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.


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


         Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

o    the original principal amount,

o    its unpaid principal balance as of the cut-off date,

o    the current interest rate,

o    the current scheduled payment of principal and interest,

o    the maturity date, if any, of the related note, and

o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. The trustee will not typically be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

o    the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities,

o    there has been no other sale of the Agency or Private Label Securities, and

o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. If any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor, the sponsor or any additional seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor, the sponsor or any additional seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any


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


property acquired in respect of the asset. The repurchase shall be effected at a price equal to the sum of:

o    the lesser of

               o   the principal balance of the primary asset, and

               o the trust fund's federal income tax basis in the primary asset;

plus

o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor, the sponsor or any additional seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.


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


         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The sponsor or another entity will make representations and warranties with respect to primary assets for each series. If the sponsor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related pooling and servicing agreement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the sponsor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the related pooling and servicing agreement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The sponsor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or sponsor of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than percentage specified in the related prospectus supplement of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

REPORTS TO HOLDERS

o The applicable trustee or the securities administrator, as applicable, will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a monthly statement setting forth, the items specified in the related prospectus supplement and in the related pooling and servicing agreement or indenture.

         In addition, within a reasonable period of time after the end of each calendar year the trustee or securities administrator, as applicable, will furnish to each holder of record at any time during the calendar year:

o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.


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


         Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Holders."

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information."

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee's or the securities administrator's website referenced under "Available Information" in this prospectus as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Loans-Evidence as to Compliance" in the related prospectus supplement.

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans-Evidence as to Compliance" in the related prospectus supplement.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee or the securities administrator, as applicable. The trustee or the securities administrator, as applicable, will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement. "Events of default under the pooling and servicing agreement for each series of certificates include, but are not limited to:

o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for


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


     the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the a percentage specified in the related prospectus supplement of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than a percentage specified in the related prospectus supplement of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         Indenture. "Events of default" under the indenture for each series of notes include, but are not limited to:

o a default for thirty (30) days (or other time period specified in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;


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o    failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty
     (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

o    any other event of default specified with respect to notes of that series.

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or other period specified in the related prospectus supplement), unless:

o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of a percentage specified in the related prospectus supplement of the total amount of the then-outstanding notes of the series.


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


         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or other period specified in the related prospectus supplement) in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.


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


DUTIES OF TRUSTEES

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Agreements to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Agreements. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

         On and after the time the master servicer receives a notice of termination pursuant to the Agreements, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Agreements and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Agreements; provided, however, pursuant to the Agreements, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Agreements in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Agreements. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least the amount specified in the related prospectus supplement,
(ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Agreements, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Agreements), with like effect as if originally named as a party to the Agreements, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreements. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Agreements. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Agreements.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee's duties will be


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inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Agreements and to the rating agencies.

         The trustee will transmit by mail to all certificateholders, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

         The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Agreements will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Agreements as set forth in the Agreements except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

         In addition to having express duties under the Agreements, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Agreements is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreements, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreements provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.


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RESIGNATION OF TRUSTEES

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

o if the trustee ceases to be eligible to continue as such under the related agreement, or

o    if the trustee becomes insolvent, or

o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         The Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

o    to cure any ambiguity,

o to correct any defective provisions or to correct or supplement any provision in the agreement,

o to add to the duties of the depositor, the applicable trustee or the servicer,

o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the sponsor, any other seller, the servicer or any trustee is obligated to maintain or improve the rating), or

o    to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. An amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.


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         Each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than the percentage specified in the related prospectus supplement of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, a percentage specified in the related prospectus supplement of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.


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TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

MORTGAGES

         The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is


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customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and


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expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.


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


ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor


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exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for
     (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened


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release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages.


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


Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet


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occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period"


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under the Garn-St. Germain Act, which ended in all cases not later than October
15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from


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temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

         General

         The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the


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depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will typically not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.


Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.


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         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the


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certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed


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of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military


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service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

         If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                   THE SPONSOR

         The sponsor will be EMC Mortgage Corporation ("EMC") for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions Group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since
1999.


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                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor's securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. In conjunction with EMC's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus, in the related prospectus supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

o    to purchase the primary assets of the related trust fund,

o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

o to establish any reserve funds described in the related prospectus supplement, and


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


o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the sponsor or any other seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig, LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to securityholders will vary depending on whether:

o    the securities of a series are classified as indebtedness;

o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICs under the Code;

o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.


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         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of
     Section 7701(a)(19)(C)(v) of the Code; and

o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

o To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they may not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

         Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes, including securities that are REMIC regular interests.

         Debt securities that permit interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. Holders are encouraged to be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

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         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

         The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt


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security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

         In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

o    the interest is unconditionally payable at least annually,

o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual


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period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o     sum of

                  (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

                  (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

o    events that have occurred before the end of the accrual period and

o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.


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         The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.


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


         Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of tax counsel, if one or more REMIC elections, as applicable, are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs, as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Section 7701(a)(19)(C) of the Code); and

o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and not deductible for purposes of calculating an individual holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

The expenses of the REMIC will typically be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

o subject to a limited exception, the sale or other disposition of a cash flow investment;

o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

         The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders are encouraged to consult their tax advisers with respect to such additional limitations.

         Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.


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


         Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below.

         In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

o REMIC taxable income for the quarterly period allocable to a residual interest security,

over


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o    the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or


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collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

         (a)   the "formula test":

                  the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

                  (1) the present value of any consideration given to the transferee to acquire the residual interest;

                  (2) the present value of the expected future distributions on the residual interest; and

                  (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

         (b)   the "asset test":

                  (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other


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


                           asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

                  (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation, a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

                  (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

         For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term applicable federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

         Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income:

         (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or


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         (ii)  ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         Prospective purchasers of the noneconomic REMIC residual interests are encouraged to consult with their tax advisors regarding the effect of these final regulations.

TAX STATUS AS A GRANTOR TRUST

         General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities." In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.


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


         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

         Discount or Premium on Pass-Through Securities. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a


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


stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

         The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders are encouraged to bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan


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


is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

o    "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

SALE OR EXCHANGE

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

o fails to furnish the applicable trustee with its taxpayer identification number;

o furnishes the applicable trustee with an incorrect taxpayer identification number;

o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer


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


     identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee or securities administrator, as applicable, will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

General

         Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the exchangeable securities of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The exchangeable securities will represent beneficial ownership of interests in the classes of securities in the related trust fund.

Tax Status

         The exchangeable securities will represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and OID and interest accruing on exchangeable securities will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). Exchangeable securities will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

         An exchangeable security represents beneficial ownership of an interest in one or more classes of securities on deposit in the related trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the exchangeable security among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an exchangeable security, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata


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portion of a class of securities that are REMIC regular interests, the holder of the exchangeable security should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor is encouraged to consult its tax advisor regarding this matter.

         A holder of an exchangeable security should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as further described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against OID from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term


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capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single class of exchangeable securities for several classes of related exchangeable securities, and then sells one of the related exchangeable securities, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the single class of exchangeable securities between the part of such class underlying the related exchangeable security that was sold and the part of such class underlying the related exchangeable securities that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate OID with respect to the retained part as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable securities that may be exchanged for a single class of related exchangeable securities that is identical to a class of securities that is on deposit in the related trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

         An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other classes of related exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

         A foreign holder of an exchangeable security is subject to taxation in the same manner as foreign holders of debt securities. Such manner of taxation is discussed below under the heading " --Tax Treatment of Foreign Investors."

Backup Withholding

         A holder of an exchangeable security is subject to backup withholding rules similar to those applicable to debt securities. Such manner of taxation is discussed under the heading "--Miscellaneous Tax Aspects--Backup Withholding" in this prospectus.

Reporting and Administrative Matters

         Reports will be made to the IRS and to holders of record of exchangeable securities that are not excepted from the reporting requirements.


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TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, interest will normally qualify as portfolio interest and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuing entity, or

o the recipient is a controlled foreign corporation to which the issuing entity is a related person.

         For interest to qualify for the portfolio interest exemption from United States withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold United States tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for United States withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuing entity to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% withholding tax rule. If the payments are subject to United States withholding tax, they


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generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the


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requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount" in this prospectus. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


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         Foreign Holders. Interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

o is not actually or constructively a "10 percent shareholder" of the trust fund or the sponsor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the sponsor is a "related person" within the meaning of the Code; and

o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person and not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount


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


otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations is possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust


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fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the underlying loans will not be issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations


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


issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and, thus, the tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

o    the name, address and taxpayer identification number of the nominee; and

o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the


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appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected with a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         Each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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                             REPORTABLE TRANSACTIONS

         Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the United States federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained certain relationships to a Plan, called "Parties in Interest", unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.


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         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to a Plan's assets, or Plan Assets, for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a security with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The

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depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered Parties in Interest with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

CLASS AND STATUTORY EXEMPTIONS

         The DOL has issued Prohibited Transaction Class Exemptions ("PTCEs") which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such plan or entity (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

         o PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by independent qualified professional asset managers.

         o PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

         o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

         o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

         o PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by certain in-house investment managers.


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


         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

         Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

         o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o     the trustee may not be an affiliate of the depositor;


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         o     and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.


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UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group", other than the Underwriter. The Restricted Group consists of any Underwriter, the master servicer, any servicer, any insurer, the depositor, any counterparty to an "eligible swap" (as described below) and any obligor with respect to assets included in the trust fund consisting of more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities other than the underwriter.

         Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust


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fund must represent not more than the fair market value of the obligations; and
the sum of all payments made to and retained by the master servicer, the servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

         Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;"
(b) is with an "eligible counterparty;" (c) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (d) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.


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


         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the Exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan where the decision to buy a class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to


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supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc.
(ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

         1. The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is
               (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:


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                       i.       The Plan is not an Excluded Plan,

                       ii. Each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class,

                       iii.     After the Plan's acquisition of the
                                securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

                       iv. In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

         2. The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

         3. The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the pre-funding period instead of requiring that all the mortgage loans be either identified or transferred

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on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

         o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o the transfer of the additional mortgage loans to the trust fund during the pre-funding period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

         o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre- Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

         o     either:

               (1) the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

               (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o the pre-funding period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;


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


         o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

               (1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

               (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA
                     Permitted Investments");

         o the prospectus or prospectus supplement must describe the duration of the pre-funding period;

         o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

INSURANCE COMPANY GENERAL ACCOUNTS.

         o In the event that securities which are certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         o Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of
               Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

REVOLVING POOL FEATURES.

         The Exemption only covers certificates backed by a "fixed" pool of loans which requires that all the loans must be transferred to the trust fund or identified at closing (or transferred within the pre-funding period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools

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


of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING A SECURITY IN RELIANCE ON THE EXEMPTION, OR AN INVESTOR-BASED EXEMPTION, OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, AN INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, AND INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                             METHOD OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered will be passed upon by Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Reports to Holders" in this prospectus and "Servicing of Loans -- Evidence as to Compliance" in the related prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee's or the securities administrator's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website will be provided in the related Prospectus Supplement.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This prospectus incorporates by reference all documents, including but not limited to the financial statements and reports filed or incorporated by reference by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to the requirements of Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities; provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to a trust fund. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuing entities, including each trust fund, that file electronically with the SEC.

                                     RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the


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proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                              PLAN OF DISTRIBUTION

         The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

                                GLOSSARY OF TERMS

         Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         Agreement. An owner trust agreement, servicing agreement or indenture.

         Asset Value. With respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

o    the then outstanding principal balance of the primary assets.

         Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.


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         Assumption Fee. The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         Benefit Plan Investors. Plans subject to Part 4 of Title I of ERISA or
Section 4975 of the Code and any entity whose underlying assets include Plan Assets by reason of any such Plan's investment in the entity.

         Closing Date. With respect to any series of bonds, the date on which the bonds are issued.

         Code. The Internal Revenue Code of 1986.

         DOL. The U.S. Department of Labor.

         DOL Regulations. Regulations by the DOL promulgated at 29 C.F.R. ss.2510.3-101.

         DTC Registered Bond. Any bond initially issued through the book-entry facilities of the DTC.

         Exemption. An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002)
or any amendment thereto.

         Exemption Rating Agency. Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc or any other "Rating Agency" within the meaning of the Exemption.

         Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

         Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

         Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

         Issuing Entity. The Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the bonds.

         Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through


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foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

         MBA Method - The method of calculating delinquencies in accordance with the methodology used by the Mortgage Bankers Association, as described in "The Trust Funds - Methods of Delinquency Calculation" in this prospectus.

         OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

         OTS Method - The method of calculating delinquencies in accordance with the methodology used by lenders regulated by the Office of Thrift Supervision, as described in "The Trust Funds - Methods of Delinquency Calculation" in this prospectus.

         Parity Act. The Alternative Mortgage Transaction Parity Act of 1982.

         Parties in Interest. With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Section 4975 of the Code.

         Plan Assets. "Plan assets" of a Plan within the meaning of the DOL Regulations.

         Plans. ERISA Plans and Tax Favored Plans.

         Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

         Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

         Tax Favored Plans. Plans that meet the definition of "plan" in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in
Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

         U.S. Person. Any of the following:

o    a citizen or resident of the United States;


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o    a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

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================================================================================


                                  $492,540,000
                                  (Approximate)




               Bear Stearns Asset Backed Securities Trust 2007-SD3
                                 Issuing Entity




                   Asset-Backed Certificates, Series 2007-SD3



                            EMC Mortgage Corporation
                                     Sponsor


                             Wells Fargo Bank, N.A.
                  Master Servicer and Securities Administrator


                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor




                            Bear, Stearns & Co. Inc.


              You should rely only on the information contained or
             incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 2007-SD3 Asset-Backed Certificates in any state where the offer is not permitted.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2007-SD3 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2007-SD3 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.



                                  May 17, 2007



================================================================================